As filed with the Securities and Exchange Commission on August 24, 2004




                                                      Registration No. 333-73992
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.



                   POST-EFFECTIVE AMENDMENT NO. 4 to FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       MAGNITUDE INFORMATION SYSTEMS, INC.
                 (Name of small business issuer in its charter)
                              --------------------

                   Delaware                                        7372                                       75-2228828
        (State or other jurisdiction of                (Primary Standard Industrial                        (I.R.S. Employer
        incorporation or organization)                  Classification Code Number)                       Identification No.)
                                                         ---------------------

                  401 State Route 24, Chester, New Jersey 07930
                                 (908) 879-2722
        (Address and telephone number of principal executive offices and place of business)

Steven D. Rudnik                                                    Joseph J. Tomasek, Esq.
401 State Route 24, Chester, New Jersey 07930        75-77 North Bridge Street, Somerville, New Jersey 08876
(908) 879-2722                                                         (908) 429-0030

            (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

         If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________.

         If this form is a  post-effective  amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________.

         If this form is a  post-effective  amendment filed pursuant to Rule 462
(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   Prospectus
                       Magnitude Information Systems, Inc.

                        18,693,536 Shares of Common Stock

                        1,000,000 Shares of Common Stock
                       Underlying Series C Preferred Stock
                                 --------------
                         638,900 Shares of Common Stock
                       Underlying Series D Preferred Stock
                                ----------------
                        2,002,016 Shares of Common Stock
                    Underlying Common Stock Purchase Warrants
                                -----------------
                        5,849,866 Shares of Common Stock
                         Underlying Stock Option Grants
                               ------------------
                         998,900 Shares of Common Stock
                           Underlying Convertible Note




         This prospectus covers a total of 29,183,218 common shares registered on behalf of selling shareholders for resale. Some of these common shares have been issued already or may be issued under our warrants, stock options and convertible preferred stock owned by selling shareholders. We are also registering 998,900 common shares that our President and Chief Executive Officer may obtain by converting his convertible note. All of the 29,183,218 common shares covered in this prospectus may be sold from time to time by the named selling shareholders. We are not selling any of these common shares and will not receive any of the proceeds from their sale. We will receive the proceeds from any cash exercises of any of the warrants and stock options by the selling shareholders. Our common shares are quoted on the Electronic Bulletin Board, Over-The-Counter Market under the symbol "MAGY". On August 17, 2004, the average of the high and low prices paid for our common stock was $ 0.10. See "Selling Shareholders" and "Use of Proceeds".



         You may contact us at our principal executive offices located at 401 State Route 24, Chester, New Jersey 07930 or by phone at (908)879-2722.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


             This Investment Involves Certain High Risks. See "Risk
                          Factors" Beginning on Page 6.



                  The date of this prospectus is August__, 2004

                               Prospectus Summary

This Summary Is Qualified In Its Entirety By The More Detailed Information Appearing Elsewhere In This Prospectus

                                   The Company

         We are a corporation that was organized under the laws of the State of Delaware (the "Company" or "Magnitude") on April 19, 1988 under the name
Fortunistics Inc. On March 4, 1993, we changed our name to Whitestone Industries, Inc. On July 14, 1997, the Company changed its name to Proformix Systems, Inc., and on November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc. .

         The Company's primary product is an integrated suite of proprietary software modules marketed under the name "ErgoManagerTM" which are designed to help individual computer users and businesses increase productivity and reduce the risk of potentially preventable repetitive stress injury (RSI). These software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the software enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

                                   Background

         On June 24, 1997, the Company entered into an acquisition agreement whereby it acquired substantially all of the outstanding stock of Proformix, Inc., a Delaware corporation and manufacturer of ergonomic keyboarding systems. Proformix, Inc. in November 1998 changed its name to Magnitude, Inc. and is hereafter referred to as Magnitude, Inc. The business combination took the form of a reverse acquisition. The Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of Magnitude Information Systems, Inc.. The operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc.

         On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development during the year of the Company's proprietary ErgoManagerTM software product.

                                  The Offering


Securities offered                  29,183,218  shares of common  stock,  $.0001
                                    par  value,  including  1,000,000  shares of
                                    common stock  issuable  upon  conversion  of
                                    Series C Preferred Stock;  638,900 shares of
                                    common stock issuable upon the conversion of
                                    Series D Preferred  Stock;  2,002,016 shares
                                    of common stock  issuable  upon the exercise
                                    of  Warrants;  5.849,866  shares  of  common
                                    stock  issuable  upon the  exercise of stock
                                    options;  998,900  shares  of  common  stock
                                    issuable   upon   the    conversion   of   a
                                    convertible note. See "Selling Shareholders" at page 12.

Selling Shareholders                The selling  shareholders  are identified in
                                    this prospectus at page 12 together with the
                                    maximum  amount of our  common  shares  that
                                    each  may  sell  either   outright  or  upon
                                    conversion or exercise of rights under their
                                    respective preferred stock, warrants,  stock
                                    options   and   the   convertible   note  or
                                    subsequent    to    consummation    of   the
                                    subscription    agreement.    See   "Selling
                                    Shareholders" at page 12.


Plan of Distribution                Up to 29,183,218  shares of common stock may
                                    be   offered   and   sold  by  the   selling
                                    shareholders   through  agents  or  brokers,
                                    acting as principal, agent in transactions, which may involve block transactions, on the Electronic Bulletin Board, over-the-counter market or on other exchanges on which the shares are then listed, pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices; through brokers or agents in private sales at negotiated prices; or by any other legally available means.

Offering Price                      At   prevailing   market   prices   on   the
                                    Electronic   Bulletin   Board  or  on  other
                                    exchanges on which the shares are then listed or at negotiated prices.

Use of  Proceeds                    We will not  obtain  any funds from the sale
                                    of the  common  stock  sold  by the  selling
                                    shareholders.   We   will   receive   up  to
                                    $4,025,717   in   proceeds   from  the  cash
                                    exercise of the warrants  and stock  options
                                    currently  outstanding  and included in this
                                    prospectus.  However,  due to current market
                                    conditions  as well  as the  fact  that  the
                                    exercise  prices  of most of these  warrants
                                    and  options   have  been  higher  than  the
                                    current  market  price of our  stock,  it is
                                    unlikely that we will realize the receipt of
                                    any  proceeds  from  the  exercise  of these
                                    warrants  and  options.  If the market price
                                    for our common stock increases to permit the
                                    exercise of these  warrants and options,  we
                                    intend  to  use  any  such   cash   proceeds
                                    received  for  general  corporate  purposes,
                                    which  may  include  repaying  indebtedness,
                                    making  additions  to our  working  capital,
                                    funding future  acquisitions  or for further
                                    developing    our    products   and   hiring
                                    additional personnel.

Securities Outstanding              We  are   authorized   to  issue  up  to  an
                                    aggregate 200,000,000 shares of common stock
                                    and 3,000,000  shares of preferred  stock of
                                    which 110,381,323  common shares and 286,857
                                    preferred shares were issued and outstanding
                                    at August 17,  2004.  Two  developments  may
                                    increase  our  outstanding  number of common
                                    shares:  first, if the selling  shareholders
                                    exercise  all of  their  rights  to  convert
                                    and/or   exercise  all  of  their  preferred
                                    shares,  warrants,  stock  options,  and the
                                    convertible  note, an additional  10,489,682
                                    common  shares,  representing  part  of  the
                                    shares    being    registered,    will    be
                                    outstanding,  and;  secondly,  we have filed
                                    two  additional   registration   statements,
                                    registering an additional  88,835,518 common
                                    shares for new and existing  investors  and,
                                    as with  the  selling  shareholders  in this
                                    prospectus,  if all of them exercise  and/or
                                    convert their  convertible  preferred stock,
                                    stock options,  warrants and the convertible
                                    note  into  common  shares,   we  will  have
                                    156,126,304  outstanding  common shares.  We
                                    have  in  reserve  an  additional  2,713,143
                                    authorized preferred shares that we may issue in one or more series with such rights, preferences and privileges as may be determined by our Board of Directors.

Risk Factors                        An investment in our common shares is highly
                                    speculative  and any purchasers  will suffer
                                    substantial   dilution   per  common   share
                                    compared to the purchase price. We have suffered losses for the second quarter 2004 of $563,993, for the six months ended June
                                    30, 2004 of $1,266,506 and losses for the fiscal year ended December 31, 2003 of $2,337,881 and losses for the during 2002.
                                    We will need additional funding. No person should invest in our common shares who cannot afford to risk the loss of his or her entire investment. See "Risk Factors" at page 7.

                                  RISK FACTORS

         You should carefully consider the risks described below when evaluating your ownership of the Magnitude common stock. The risks and uncertainties described below are not the only ones Magnitude faces. Additional risks and uncertainties we are presently not aware of or that we currently consider immaterial may also impair Magnitude's business operations.

         If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In such case the trading price of our common stock could decline significantly.

We Continue to Suffer Financial Losses in our Business.




         We have a history of losses and if we do not achieve profitability we may not be able to continue our business in the future. We have incurred substantial operating losses since our inception, which has resulted in an accumulated deficit of approximately $23,705,641 as of December 31, 2003 of which approximately $7 million are attributable to its discontinued hardware product line. For the fiscal years ended December 31, 2003 and 2002, we incurred losses of $2,337,881 and $2,763,104, respectively, and losses of $1,266,506 for the six months ended June 30, 2004. We have financed our operations primarily through the sales of equity and debt securities. Our expense levels are high and our revenues are difficult to predict. We anticipate incurring additional losses until we increase our client base and revenues. We may never achieve or sustain significant revenues or profitability. If we are unable to achieve increased revenues, we will continue to have losses and may not be able to continue our operations.




Our Auditors Have Rendered An Opinion Raising Doubts as to Whether We Can Continue Operations.


         Our auditors have expressed their opinion that our financial condition as shown in our financial statements for our fiscal year that ended on December 31,2003 raises substantial doubts whether or not we will be able to continue in business as an operating company. See "Financial Statements".


We Need Additional Financing.

         We could be required to cut back or stop operations if we are unable to raise or obtain needed funding. Our ability to continue operations will depend on our positive cash flow, if any, from future operations or our ability to raise additional funds through equity or debt financing. At present, we have not received firm commitments for private financings in amounts sufficient to cover the working capital necessary to continue to finance our operations and execute our business plan. Although we anticipate that future revenues and new capital from private and institutional investors with whom we are currently in negotiations will be sufficient to fund our current operations and capital requirements for the current fiscal year, we cannot give you any assurance that these negotiations will result in definite agreements that will provide such needed capital. We could be required to cut back or stop operations if we are unable to raise or obtain funds when needed.

We Do Not Have A Proven Software Sales Record


         We do not have a proven software sales record and have made only limited sales of our software products. Our total revenues for software sales and licenses and support services for the years ended December 31, 2003 and 2002 were approximately $ 162,335 and $369,443, respectively. For the fiscal year ended December 31, 2003, we have revenues of only $ 162,335 and for the six months ended June 30, 2004, we have revenues of only $64,874. As a result of our lack of proven sales success and lack of evidence that the business or consumer marketplaces have accepted our software products, you and other investors may not have enough or sufficient financial and operational information about us that is necessary in order to properly evaluate the risks of making any investment in our stock.


We Are Not Certain That Customers Will Buy Our Products.

         Our revenues depend on sales of our specialized software products and we are uncertain whether there will be broad market acceptance of these products. Our revenue growth for the foreseeable future is largely dependent upon increased sales of our ErgoManagerTM suite of software products. Since the introduction of our ErgoManagerTM software products in November, 1998 and through December 31, 2003, revenue from our software products has been approximately $1,962,000 (prior to this time, we had sales of approximately $63,000 based upon a predecessor version of the ErgoManagerTM software}.

         For the fiscal year ended December 31, 2003, we had revenues from the sales of software product licenses and support services of $162,335. Our future financial performance will depend upon the successful introduction and customer acceptance of our ErgoManagerTM software products as well as the development of new and enhanced versions of this product as well as other related software products that may be developed in the future. Revenue from products such as ErgoManagerTM depend on a number of factors, including the influence of market competition, technological changes in the ergonomic workplace market, our ability to design, develop and introduce enhancements on a timely basis and our ability to successfully establish and maintain distribution channels. If we fail to achieve broad market acceptance of our ErgoManagerTM products, it would have a material adverse effect on our business, operating results and financial condition.


We Do Not Have An Established Sales Distribution Network.

        We do not have an established sales distribution network through which to sell our software products. Our inability to enter into strategic relationships with indirect channel partners could have a material adverse effect on us. As part of our sales and marketing efforts, we are seeking to develop strategic relationships with indirect channel partners, such as original equipment manufacturers and resellers. We have limited financial, personnel and other resources to undertake extensive marketing activities ourselves. Therefore, our software products will depend on our ability to develop and maintain strategic marketing relationships with indirect channel partners and their ability to market and distribute our software products. If we are unable to enter into and maintain such arrangements or if such arrangements do not result in the successful commercialization of our software products, then this could have a material adverse effect on our business, operating results and financial condition.

You Could Lose Your Entire Investment.

               Our common stock offered in this prospectus is highly speculative, involves a high degree of risk and should not be purchased by any person who cannot afford the loss of his entire investment. A purchase of our common stock in this offering would be unsuitable for a person who cannot afford to sustain such a loss.

If We Were To Lose The Services of Our President Our Business Would Suffer

         We are substantially dependent upon the continued services of Steven D. Rudnik, our President and Chief Executive Officer. The loss of the services of Mr. Rudnik through incapacity or otherwise would have a material adverse effect upon our business and prospects. To the extent that his services become unavailable, we will be required to retain other qualified personnel, and there can be no assurance that we will be able to recruit and hire qualified persons upon acceptable terms. We do, however, maintain key person life insurance on the life of Mr. Rudnik in the amount of $1 Million.

        In addition to Mr. Rudnik, if we were to lose the services of one or more of our key employees, such as Joerg Klaube, our Chief Financial Officer, our business, operating results, financial condition or business prospects could be materially adversely affected. We have several programs in place to retain key personnel, including granting of stock options that vest annually over four or five years. All of these outstanding options are at exercise prices above the current market price of our common stock.

Penny Stock Regulations

                The Securities Enforcement Penny Stock Act of 1990 requires specific disclosure to be made available in connection with trades in the stock of companies defined as "penny stocks". The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (I) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risk associated therewith as well as the written consent of the purchaser of such security prior to engaging in a penny stock transaction. The regulations on penny stocks may limit the ability of the purchasers of our securities to sell their securities in the secondary marketplace. Our common stock is currently considered a penny stock.

There is Intense Competition in the Industry

         The market for ergonomic application software is expected to become intensely competitive. Although we are not aware of any ergonomic software that competes with our ErgoManagerTM software products currently, competitors will certainly enter this marketplace. Although we believe our success will be due in part to our early entry into the computer workplace market, we expect other software product manufacturers to develop and sell similar products.

         Intense competition could lead to increased price competition in the market, forcing us to reduce prices. As a result, our gross margins may decline and we may lose our first-to-market advantage which, in turn, could have a material adverse effect on our business, financial condition and results of operations. In addition, we may be unable to compete successfully with any new competitors which are better financed, have larger technical staffs and operational resources. There can be no assurances, therefore, that our software products will be able to successfully compete in the marketplace.

We have Limited Protection of Intellectual Property and Proprietary Rights and May Potentially Infringe Third Party Intellectual Property Rights

         We consider certain aspects of our software and documentation to be proprietary, and rely on a combination of contract, patent, copyright, trademark and trade secret laws and other measures to protect this information. Outstanding applications may not result in issued patents and, even if issued, the patents may not provide any meaningful competitive advantage. Existing copyright laws afford only limited protection. We believe that the rapid pace of technological change in the computer software industry has made patent, trade secret and copyright protection less significant than factors such as:

         o        knowledge, ability and experience of our employees;
         o        frequent software product enhancements; and
         o        timeliness and quality of support services.

         Patent, trade secret and copyright protections may be inadequate, and our competitors may independently develop ergonomic software products that are substantially equivalent or superior to our software products. We do not believe that our software products, our trademarks or other proprietary rights infringe on the property rights of any third parties. However, third parties may assert infringement claims against us and our products. These assertions could require us to enter into royalty arrangements or could result in costly litigation.

Magnitude May Experience Product Liability Claims

         Although our license agreements contain provisions designed to limit our exposure to potential product liability claims, these provisions could be invalidated by unfavorable judicial decisions or by federal, state or local laws or ordinances. Although we have not experienced any product liability claims to date, use of our software in mission critical applications may create a risk that a third party may pursue a claim against us. Although we carry product liability insurance, if a product liability claim against us was successful, the resulting damages or injunctive relief could have a material adverse affect on our business, financial condition and results of operations.

Our Stock Price is Volatile and There is a Risk of Litigation


         The trading price of our common stock has in the past and may in the future be subject to wide fluctuations. For example, during the first quarter of fiscal year 2004, the average high sales price for our common stock traded in the public market was $0.134 per share while the average low sales price during the same period was $0.126 per share. Similarly, $0.094 was the average high and $0.088 the average low trading prices of our stock during the fourth quarter of 2003 in contrast to the $0.62 per share high average and $0.27 per share low average trading prices witnessed during the second quarter of 2002.

         Further, the stock market has experienced in recent months and may continue in the future to experience extreme price and volume fluctuations that particularly affect the market prices of equity securities of high technology companies that often are not related to or are disproportionate to the operating performance of such companies. These broad market fluctuations, as well as general economic, political and market conditions have, and may continue to have, a material adverse effect on the trading price of our common stock. fluctuations in the price of our common stock may expose us to the risk of securities class action lawsuits. We cannot assure you that there will not be lawsuits in the future or that future lawsuits will not have a material adverse effect on our business, financial condition and results of operations.

Rapid Technological Change; Dependence on New Products

         The market for software is characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements. The Company must respond rapidly to developments related to operating systems and applicable programming languages. Such developments will require the Company to continue to make substantial product development investments. Any failure by the Company to anticipate or respond adequately to technological developments and customer requirements, or any significant delays in product development or introduction, could result in a loss of competitiveness or revenue.

         The Company's future success will depend on its ability to continue to enhance its current product line and to continue to develop and introduce new products that keep pace with competitive product introductions and technological developments, satisfy diverse and evolving customer requirements and otherwise achieve market acceptance. There can be no assurance that the Company will be successful in continuing to develop and market on a timely and cost-effective basis fully functional product enhancements or new products that respond to technological advances by others, or that its enhanced and new products will achieve market acceptance. In addition, the Company has in the past experienced delays in the development, introduction and marketing of new or enhanced products, and there can be no assurance that the Company will not experience similar delays in the future. Any failure by the Company to anticipate or respond adequately to changes in technology and customer preferences, or any significant delays in product development or introduction, would have a material adverse effect on the Company's business, financial condition and results of operations. See "Patents and New Products" and "Research and Development" below.

Any Further Stock Issuances Could Depress Our Share Trading Price


         Of the 29,183,218 common shares offered in this prospectus, 18,693,536 common shares have already been issued to the selling shareholders. If the selling shareholders were to fully exercise their rights under their warrants, convertible preferred stock, stock options, and convertible note to purchase or convert into the remaining 10,489,682 common shares offered in this prospectus and then sell them, the market price of our common stock could be materially adversely affected. As of August 17, 2004, the substantial majority of the warrants, and stock options had exercise prices above the current market price of our common stock. In addition, we have filed two additional registration statements, registering a total of 88,835,518 common shares for new and existing investors. 53,580,219 of these shares have already been issued to the new investors with the balance of 35,255,299 shares underlying stock options, warrants, convertible preferred stock and a convertible note. If the new investors were to fully exercise their rights under their warrants and stock options to convert them into common shares and then sell them, such sales could have a materially adverse effect upon the market price of our common stock.


Market Overhang




As of August 17, 2004, we had 110,381,323 common shares outstanding. As of August 17, 2004, we had 11,944,308 outstanding stock options, 25,430,502 outstanding common stock purchase warrants, 286,857 preferred shares convertible into 35,096,400 common shares and a convertible promissory note convertible into 998,900 common shares. If all the outstanding stock options, common stock purchase warrants, preferred shares and the convertible note were exercised and/or converted by their holders an additional 48,498,708 common shares would be outstanding; this would represent an approximate 44% increase in our outstanding common shares. The vast majority of these outstanding options and warrants are exercisable at prices currently above the public trading prices of our common stock. However, in the event that even a portion of these outstanding options and warrants were to be exercised, or portions of the preferred shares and/or the convertible promissory note converted, the resulting dilution could depress the public trading price of our common shares. In addition, we are registering 29,183,218 shares for sale by the Selling Shareholders in this prospectus and an aggregate 88,835,518 shares for new and existing investors in our two additional registration statements; if a significant portion of these shares were sold by the Selling Shareholders in this prospectus and the investors further to our two other registration statements in the public marketplace, such sales could also have a severe and adverse material affect on the public trading price of our common shares. Any increase in the amount of saleable shares increases significantly the possibility of large amounts of our shares offered for sale and, if sold, dramatically increases the selling price pressure for our shares which could result in a further depressed sales and market price for our stock.



The Market Price At Which The Selling Shareholders Resell Their Stock Offered In This Prospectus May Bear No Relationship To Our Value

The prices at which Selling Shareholders resell our common shares will be determined by the then prevailing market prices of our common shares offered and sold on the Electronic Bulletin Board, over-the-counter market or on any other then applicable exchange where our Common Shares are traded, or may be at negotiated prices which, in all likelihood, will bare no relationship to our assets, book value, net worth or other economic or recognized measure of value. All of the exercise and conversion prices and rates of the Company's outstanding warrants, stock options, convertible preferred stock, convertible promissory notes and convertible note were arbitrarily determined by us and, as well, bare no relationship to our assets, book value, net worth, or any other economic or recognized measure of value. These exercise prices or conversion rates should not be regarded as any indication of current or future market price for our common shares.

                           FORWARD LOOKING STATEMENTS

         When  used in this  Prospectus,  the  words  or  phrases  "will  likely result," "are expected to," "will continue," "is anticipated," "estimate," "projected," "intends to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including but not limited to economic conditions, changes in laws or regulations, the Company's history of operating losses, demand for its software products and services, newly developed technologies and software, regulatory matters, protection of technology, lack of industry standards, the ability to obtain contracts and licensing sales, the effects of competition and the ability of the Company to obtain additional financing. Such factors, which are discussed in "Risk Factors," "Business" and "Management's Discussion and
Analysis of Financial Condition and Results of Operations" and the notes to consolidated financial statements, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with undue reliance on any such forward-looking statements, which speak only as of the date made. See "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington, DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

         This prospectus is part of a Form SB-2 registration statement that we filed with the SEC. This prospectus provides you with a general description of the securities that may be offered for sale, but does not contain all of the information that is in the registration statement. To see more detail, you should read the entire registration statement and the exhibits filed with the registration statement. Copies of the registration statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information.

         Neither Magnitude nor any selling shareholder is making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or in any other document incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents.

         Upon request, we will provide without charge a copy of our Annual, Quarterly and Current Reports we have filed electronically with the Commission as well as a copy of any and all of the information that has been or may be incorporated by reference in this prospectus. Requests for such copies should be directed to Magnitude Information Systems, Inc., 401 State Route 24, Chester, New Jersey 07930 (telephone: 908-879-2722).

                                USE OF PROCEEDS

         The selling shareholders will receive all of the net proceeds from the resale of any of the Company's common shares offered in this prospectus. We will not receive any of the proceeds from any sale of the shares by the selling shareholders. We will receive up to $4,025,717 in proceeds from the cash exercise of the warrants and stock options currently outstanding and included in this prospectus and we intend to use any such cash proceeds received for general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding future acquisitions or for further developing our products and hiring additional personnel. However, due to current market conditions and the fact that the exercise prices for most of these warrants and options are higher than the current market price for our common stock, it is unlikely that we will receive any funds from the exercise of these instruments.

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

          Our common stock currently trades on the Electronic Bulletin Board, over-the-counter market, under the symbol "MAGY". The following table sets forth, for the calendar quarters indicated, and for the last two years, the high and low sales prices for our common stock:

                                  High/Ask            Low/Bid

2002

          First Quarter             $0.29            $ 0.08
          Second Quarter            $0.29            $ 0.12
          Third Quarter             $0.23            $ 0.09
          Fourth Quarter            $0.17            $ 0.09

2003

          First Quarter             $0.15            $ 0.08
          Second Quarter            $0.13            $ 0.06
          Third Quarter             $0.13            $ 0.06
          Fourth Quarter            $0.15            $ 0.07

2004

          First Quarter             $0.20            $ 0.09
          Second Quarter            $0.20            $ 0.10

         As of August 17, 2004, there were approximately 395 shareholders of record for our common stock. The number of record holders does not include shareholders whose securities are held in street name.




         The Company has not declared or paid, nor has it any present intention to pay, cash dividends on its Common stock. The Company is obliged to pay cash dividends on its outstanding convertible preferred stock and, under certain circumstances, on its outstanding cumulative preferred stock. See "DESCRIPTION OF CAPITAL STOCK" - "The Series A Stock", "The Series B Stock", "The Series C Stock", "The Series D Stock" and "The Series E Stock" , below.

                              Selling Shareholders

         All of the common stock offered is either already issued or is issuable upon the exercise or conversion of Company warrants, stock options, convertible preferred stock and convertible note issued or issuable by Magnitude to the selling shareholders. We may from time to time supplement or amend this prospectus, as required, to provide other information with respect to the selling shareholders.



         The following table sets forth certain information regarding ownership of Magnitude's common stock by the selling shareholders as of August 17, 2004, including their names, and the number of shares of common stock owned by them and offered pursuant to this prospectus. The selling shareholders listed in the table do not necessarily intend to sell any of their shares. Magnitude filed the registration statement, which includes this prospectus, due to the registration rights granted to the selling shareholders, not because they had expressed an intent to immediately sell their shares.


Name of                                         %                             No. of                           of Class
Selling                                    Beneficial Holdings           Common Shares      Transaction         after
Securityholder                             Before the Offering           Offered Hereby     Note No.          Offering
-----------------------------------------------------------------------------------------------------------------------
Acosta, Elbert R. II                                  2,880,000                1,250,000           23           2.1%
Angelastri, Ivano                                     2,012,500                  750,000          5,9           1.6%
Angelastri-Keller, Sophie                               200,000                  200,000            5            **
Ash, Howard                                             100,000                  100,000           23            **
Baumann, Luciano                                         10,000                   10,000           23            **
Beck, Kurt N.                                           200,000                  200,000           23            **
Berek, Roman                                             25,000                   25,000           18            **
Bischoff, Dieter                                        400,000                  400,000        18,23            **
Bischoff, Nina                                          125,000                  125,000           18            **
Boehm-Raffay, Thomasz                                    25,000                   25,000           18            **
Boroski, Eugene                                         100,000                   30,000           21            **
Bourke, Robert L.                                        48,280                   27,780           17            **
Bourke, Delia J.                                         27,780                   27,780           17            **
Brooks, Adam                                             20,000                   20,000           15            **
Brooks, Blake                                            20,000                   20,000           15            **
Burgman, David                                           20,000                   20,000           23            **
Christoph, Marti                                         50,000                   50,000            5            **
Citrus Land & Development Corp.                       1,166,777                  646,111       +18,21            **
Consulting for Strategic Growth                         390,000                  390,000          +15            **
Cumming, Frederick                                       33,619                    5,000            9            **
Dean, Mike                                               50,000                   50,000            4            **
DeWolf, Keith G.                                      1,070,000                  820,000     18,20,23            **
Dina Partners                                           277,780                  277,780          +17            **
Done Wright Termite & Pest Control Inc.                 100,000                  100,000          +23            **
Duncan, John C.                                         577,500                  500,000            9            **
Feld, Ian                                                81,500                   35,000           18            **
Franz, Gerald J.                                         35,330                   30,000           15            **
Fuller, Mark A.                                         336,676                  336,676        21,22            **
GGD Associates                                          275,000                  275,000            9            **
Gamrasni, David                                          30,000                   30,000           15            **


----------
+Name of person having voting or investment control identified in the applicable Transaction Note.

Gamrasni, Andre                                          41,667                   41,667           25            **
Gamrasni Ahlen, Nina                                     41,667                   41,667           25            **
Gamrasni, Kerstin                                        41,666                   41,666           25            **
Gamrasni, David (Jr)                                     41,667                   41,667           25            **
Gamrasni, Nicolai                                        41,667                   41,667           25            **
Gamrasni, Ivan                                           41,666                   41,666           25            **
Gibb, Dean A.                                           100,000                  100,000           23            **
Goebel, Jean-Pierre                                     200,000                  200,000     18,21,23            **
Gort, Stefan                                             50,000                   50,000     18,21,23            **
Gray, Steven L.                                       3,538,604                1,474,829     18,21,22           2.7%
Haering, Greg and Joy                                    10,000                   10,000           21            **
Hauschild, Rudolf                                        60,000                   60,000           18            **
Heuberger, Roland                                       185,000                  100,000            5            **
Hinst, Raymond and Suzanne                               50,000                   50,000            4            **
Hoefig, Marc                                            100,000                  100,000           23            **
Holian, John W. Jr.                                     150,000                  120,000        21,23            **
Holt Revocable Trust UTA 5-15-97                        300,000                  300,000           23            **
Kaemper, Siegfried D.                                   500,000                  500,000           18            **
Kaercher, William B. C/F Benjamin Kaercher               38,000                   38,000           21            **
Kaercher, William B. C/F Sam Kaercher                    47,000                   47,000           21            **
Kaercher, William M.                                     50,000                   50,000           23            **
Klaube, Joerg H.                                      1,660,417                  100,000            9           2.0%
Kroll, Seymour                                          177,602                  137,602         9,16            **
Lands, Larry A.                                         211,120                  211,120        17,23            **
Langheck, Andreas M.                                    338,000                  338,000           18            **
Luescher, Dieter                                         40,000                   40,000            5            **
Luethi, Jules                                            50,000                   50,000           23            **
Martin, Martin G.                                     1,750,000                1,100,000          6,9          1.20%
McGrath, Thomas J.                                       67,000                   67,000           23            **
Meixger, Andreas                                        200,000                  200,000           18            **
Merrill, Bryan G.                                       610,000                  560,000           23            **
Mette, Tim                                               91,000                   26,000           18            **
Mickelson, Sheldon                                      400,000                  400,000           23            **
Miller, Philip C.                                       500,000                  500,000         7,23            **
Miller, Philip C. SSB Keogh MP/PS                       300,000                  300,000           23            **
Morton, James W.& Karen E.                            1,158,000                  125,000           18           1.3%
Mueller, Klaus                                          400,000                  100,000           23            **
Noshagya, Jane L.                                        20,000                   20,000           23            **
Oakes, Glenn A. II                                      130,000                  130,000        20,23            **
Pachino, Joseph & Marlene                               200,000                  100,000        20,23            **


----------
+Name of person having voting or investment control identified in the applicable Transaction Note.

Pisani, B.Michael                                       582,780                  552,780    3,17,18,23           **
Pisani, Michael B.                                       22,000                   22,000            3            **
R&A Group Holdings                                       60,000                   60,000          +15            **
RAM Trading                                             555,560                  555,560          +17            **
Reidar's Retreat LLC                                    100,000                  100,000          +23            **
Rodman & Renshaw                                         50,000                   50,000          +15            **
Rogivue, Nicolas                                        260,000                  260,000     12,14,18            **
Rudnik, Steven D.                                     7,924,595                6,148,900    9,10,11,19,24,27    2.3%
S & I Consulting                                        165,500                   65,500       +21,23            **
Santino, Dennis                                       1,000,000                1,000,000           23            **
Schuerch, Siegfried                                     270,000                  270,000           18            **
Schuerch Asset Mgmt. GmbH                                60,000                   60,000            5            **
Schuerch, Kerstin                                       250,000                  250,000            9            **
Schuerch, Ueli                                        3,010,000                   10,000           14           3.8%
Shoemaker, John & Audrey                              1,936,667                  200,000           18           2.2%
Solid Rock Corp.                                        136,000                  136,000            4            **
Spinnaker Ventures LLC                                  630,000                  525,000       +18,23            **
Stangel, Georg                                          400,000                  200,000            9            **
Staiger, Jochen M.                                      289,800                  279,800        18,23            **
Studer, Marlies E.                                      175,000                   25,000           23            **
T+T Vermoegensverwaltungs AG                          1,000,000                  500,000          +23            **
Tapio, John A.& Nels D.&Kyle J. JTWROS                1,000,000                1,000,000           23            **
Tapio, Roy W.and ShirleyM. JTWROS                       458,000                  372,000           23            **
Tauss, Michael                                          181,000                  181,000        18,22            **
Thornton, Robert G.                                     200,000                  200,000           23            **
Tomas, Peter A.                                          50,000                   50,000           23            **
Twomey, Lee J.                                          350,000                  350,000         2,23            **
Stuart H. Zimmerman Rev.Trust                           591,389                  500,000        21,23            **
Von Mitschke-Collande, Christopher                      125,000                  125,000           18            **
Wagner, Tomacz                                           20,000                   20,000            5            **
Wider, Harald                                            34,000                   34,000           18            **
Wunderlich, Courtney                                     25,000                   25,000           15            **
Wunderlich, Justin                                       25,000                   25,000           15            **
Zaldastani, Nicholas & Kerri JT TEN                     300,000                  300,000           23            **
                                                     ----------               ----------
                                                     46,856,776               29,183,218

----------
+Name of person having voting or investment control identified in the applicable Transaction Note.

----------
**  less than 1 percent

                                TRANSACTION NOTES

(2) Private Placement Pursuant to Section 4(2)
The above table includes  100,000 shares already issued to private  investor Lee
J. Twomley and were issued pursuant to his election to convert his convertible promissory note issued during June 1999.

(3) Private Placement Pursuant to Section 4(2)
The above table includes 22,000 shares already issued to Michael B. Pisani, a private investor which shares were issued pursuant to his election to convert a convertible promissory note dated May 28, 1999.

(4) Private Placement Pursuant to Section 4(2)
The above table includes 236,000 shares already issued and 424,000 shares underlying stock purchase warrants transferred to four assignees of a private investor. The shares had been issued pursuant to his election to convert several convertible promissory notes dating between June 1999 and November 1999 into common shares of the Company; the stock purchase warrants were issued concurrent with the convertible notes.

              Dean, Mike                                        50,000
              Hinst, Raymond and Suzanne                        50,000
              Gray, Steven L.                                  424,000
              Solid Rock Corp.                                 136,000


Roy W. Tapio has investment and voting control over the Company shares held of record by Solid Rock Corp. and beneficially owns an additional 458,000 shares as a joint tenant with his spouse, giving him voting and investment control over an aggregate 594,000 Company shares.


(5) Private Placement Pursuant to Section 4(2)
The above table includes 950,000 shares already issued and 20,000 shares underlying stock purchase warrants issued to six private foreign investors and one assignee. The investors include Mr. Ivano Angelastri, a director of the Company. The shares and warrants were issued pursuant to private placement subscriptions entered into between the Company and such investors between October 1999 and December 1999.

              Angelastri, Ivano                                500,000
              Angelastri-Keller, Sophie                        200,000
              Christoph, Marti                                  50,000
              Heuberger, Roland                                100,000
              Luescher, Dieter                                  40,000
              Schuerch Asset Mgmt.GmbH                          60,000
              Wagner, Tomacz                                    20,000

(6) Resignation Agreement of Former Chairman
The above table includes 1,000,000 shares underlying 100,000 shares of Series C Senior Convertible Preferred Stock issued to the former chairman of the Company pursuant to the terms of his Resignation Agreement dated January 28, 2000

              Martin, Martin G.                              1,000,000

(7) Private Placement Pursuant to Section 4(2)
The above table includes 100,000 shares underlying stock purchase warrants issued to this private investor. The warrants were issued pursuant to a private placement subscription entered into between the Company and such investor in February 2000.

              Miller, Philip C.                                100,000

(9) Shares Underlying Non-Statutory Stock Options
The above table includes 3,124,866 shares underlying non-statutory stock options issued to certain present and past key employees and their assignees.

              Angelastri, Ivano                                250,000
              Cumming, Frederick                                 5,000
              Duncan, John C.                                  500,000
              GGD Associates                                   275,000
              Klaube, Joerg H.                                 100,000
              Kroll, Seymour                                   119,866
              Martin, Martin G.                                100,000
              Rudnik, Steven D.                              1,325,000
              Schuerch, Kerstin                                250,000
              Stangel, Georg                                   200,000


Gilbert Goldstein has voting and investment control over the Company shares owned of record by GGD Associates.


(10) Options Issued in Lieu of Cash Compensation to Officer
The above table includes 150,000 shares underlying stock options issued to our current President and Chief Executive Officer of the Company.

              Rudnik, Steven D.                                150,000

(11) Shares Underlying Convertible Note Issued to an Officer and Director
The above table includes 998,900 shares underlying a company obligation due the current President and Chief Executive Officer of the Company. The obligation was incurred in connection with the acquisition by the Company of Rolina Corporation in February 1998. On February 20, 2002, the obligation was recast into a convertible note.

              Rudnik, Steven D.                                998,900

(12) Private Placement Pursuant to Section 4(2)
The above table includes 125,000 to a private foreign investor pursuant to a private placement subscription entered into between the Company and such investor, in March 2000.

              Rogivue, Nicolas                                 125,000

(14) Shares Underlying Warrants Issued Pursuant to Conversion of Preferred Stock The above table includes 135,000 shares already issued to two foreign based individuals as consideration for consulting services rendered to the Company and in connection with their exercise of their respective conversion rights of their Series B Senior Convertible Preferred Stock.

              Rogivue, Nicholas                                125,000
              Schuerch, Ueli                                    10,000

(15) Shares Underlying Warrants Issued for Services
The above table includes 650,000 shares underlying warrants issued pursuant to two consulting agreements involving investor relations services with unrelated parties, one of which assigned warrants for 210,000 shares to five assignees. Copies of the two consulting agreements are attached as Exhibits 4.25 and 4.26.

              Brooks, Adam                                      20,000
              Brooks, Blake                                     20,000
              Consulting for Strategic Growth                  390,000
              Franz, Gerald J.                                  30,000
              Gamrasni, David                                   30,000

              R&A Capital Holdings                              60,000
              Rodman & Renshaw                                  50,000
              Wunderlich, Courtney                              25,000
              Wunderlich, Justin                                25,000


         Ms. Meryl S. Wunderlich and Stanley Wunderlich are the persons who have voting and investment control over the shares beneficially owned by Consulting For Strategic Growth. Mr. Stanley Wunderlich is the person who has voting and investment control over the shares beneficially owned by R&A Group Holdings. Mr. Thomas G. Pinou is the person who has voting and investment control over the shares beneficially owned by Rodman & Renshaw. Rodman & Renshaw received common stock purchase warrants to purchase up to 50,000 common shares at the exercise price of $.50 per share for rendering financial advisory services to the Company pursuant to the terms of a certain Consulting Agreement, dated June 26, 2001, filed as exhibit 4.26.


(16) Shares Underlying Warrants Issued in lieu of Interest and Dividends
The above table includes 17,736 shares underlying warrants, issued pursuant to the conversion, during May and June 2001, into such securities for accrued dividends and interest. The warrants are exercisable at $0.90 per share.

              Kroll, Seymour                                    17,736

(17) Private Placement Pursuant to Section 4(2)
The above table includes a total 1,377,800 shares on behalf of six private investors pursuant to private placement subscriptions entered into between the Company and such investors, between September 2000 and March 2001. 738,900 shares have already been issued, 611,120 of such shares underlie conversion privileges accruing to a total of 61,112 shares of Series D Senior Convertible Preferred Stock issued to certain of these investors. 27,780 shares underlie Company Common Stock Purchase Warrants for the purchase of common shares at $0.50 per share issued to certain of these investors.

              Bourke, Robert L.                                 27,780
              Bourke, Delia J.                                  27,780
              Dina Partners                                    277,780
              Lands, Larry A.                                  111,120
              Pisani, B.Michael                                377,780
              RAM Trading                                      555,560

         Mr. David Solomon is the person that has voting or investment control over the shares beneficially owned by Dina Partners. Mr. Thane Ritchie is the person who has voting or investment control over the shares beneficially owned by RAM Trading Co. RAM Trading Co. purchased its share in the ordinary course of business and at which time had no agreement or understanding with the Company, directly or indirectly, to distribute its shares.

(18) Private Placement Pursuant to Section 4(2)
The above table includes a total 4,230,022 shares on behalf of 22 private investors and two finders pursuant to private placement subscriptions entered into between the Company and such investors, between March 2001 and September 2001. 3,612,522 of such shares have already been issued to these investors; and 617,500 shares underlie Company Common Stock Purchase Warrants for the purchase of common shares at $0.90 per share and were issued to these investors. A copy of the subscription agreement utilized in these transactions is attached as
Exhibit 4.28.

              Berek, Roman                                      25,000
              Bischoff, Dieter                                 250,000
              Bischoff, Nina                                   125,000
              Boehm-Raffay, Thomasz                             25,000
              Citrus Land & Development Corp.                  521,111
              DeWolf, Keith G.                                 250,000

              Feld, Ian                                         35,000
              Goebel, Jean-Pierre                              100,000
              Gort, Stefan                                      20,000
              Gray, Steven L.                                  326,111
              Hauschild, Rudolf                                 60,000
              Kaemper, Siegfried D.                            500,000
              Langheck, Andreas M.                             338,000
              Meixger, Andreas                                 200,000
              Mette, Tim                                        26,000
              Morton, James W.& Karen E.                       125,000
              Pisani, B.Michael                                150,000
              Rogivue, Nicholas                                 10,000
              Schuerch, Siegfried                              270,000
              Shoemaker, John & Audrey                         200,000
              Spinnaker Ventures LLC                           250,000
              Staiger, Jochen M.                               239,800
              Tauss, Michael                                    25,000
              Von Mitschke-Collande, Christopher               125,000
              Wider, Harald                                     34,000


         Mr. Patrick Bischoff is the person with voting and investment control over the shares beneficially owned by Spinnaker Ventures LLC.


(19) Shares Underlying Stock Option

The above table includes 75,000 shares on behalf of Steven D. Rudnik, its chief executive officer. These shares underlie a stock option issued pursuant to an agreement between the chief executive officer and the Company whereby in lieu of the 150,000 shares to be issued for compensation which shares were previously registered, Mr. Rudnik shall receive stock option for 225,000 shares, exercisable at $0.75 per share. Since 150,000 of such shares had previously been included in an earlier amendment of this registration and are already included in item (10) above.

              Rudnik, Steven D.                                 75,000

(20) Private Placements Pursuant to Section 4(2)
The above table includes a total 230,000 shares on behalf of three private investors pursuant to private placement subscriptions entered into between the Company and such investors, between October 2001 and November 2001.

              DeWolf, Keith G.                                 120,000
              Oakes, Glenn A. II                                60,000
              Pachino, Joseph & Marlene                         50,000

(21) Private Placements Pursuant to Section 4(2)
The above table includes 1,550,000 shares on behalf of six private investors, two of who purchased 900,000 of these shares and are officers and directors of the company, pursuant to private placement subscriptions entered into between the Company and such investors, between January 2002 and March 2002. The beneficiaries include five assignees of one of the investors.

              Boroski, Eugene                                   30,000
              Citrus Land & Development Co.                    125,000
              Fuller, Mark A.                                  300,000
              Goebel, Jean-Pierre                               50,000
              Gort, Stefan                                      10,000
              Gray, Steven L.                                  600,000
              Haering, Greg and Joy                             10,000
              Holian, John W. Jr                                50,000
              Kaercher, William B
              F Benjamin Kaercher                               38,000
              Kaercher, William B C/F Sam Kaercher              47,000
              S&I Consulting                                    40,000
              Stuart H Zimmerman Rev.Trust                     250,000


         Mr. Michael Tauss is the person who has voting and investment control over the shares beneficially owned by S&I Consulting and the 1,000,000 shares owned of record by T+T Vermoegensverwaltungs AG (see Note 23 below) which, if added to the 181,000 shares owned in his individual name, gives him voting and investment control over an aggregate 1,221,000 Company shares. James Morton is the person who has voting and investment control over the shares beneficially owned by Citrus Land & Development Co. and holds an additional 1,158,000 shares together with his spouse, giving him investment and voting control over an aggregate 2,324,777 Company shares.


(22) Shares issued in exchange for debt and shares underlying stock award
The above table includes a total 317,394 shares on behalf of three creditors one of who is a director of the Company, in return for the cancellation, on various dates between February and May 2002, of an aggregate $98,753 company liabilities.

              Fuller, Mark A.                                   36,676
              Gray, Steven L.                                  124,718
              Tauss, Michael                                   156,000

(23) Private Placements Pursuant to Section 4(2)
The above table includes 9,354,500 shares already issued and 145,000 shares underlying common stock purchase warrants on behalf of 37 private investors pursuant to private placement subscriptions entered into between the Company and such investors, between March 2002 and June 2002, 165,500 shares of which were issued to 3 foreign finders.

              Acosta, Elbert R.II                            1,250,000
              Ash, Howard                                      100,000
              Baumann, Luciano                                  10,000
              Beck, Kurt N                                     200,000
              Bischoff, Dieter                                 150,000
              Burgman, David                                    20,000
              DeWolf, Keith G                                  450,000
              Done Wright Termite
              & Pest Ctrl.Inc                                  100,000
              Gibb, Dean A                                     100,000
              Goebel, Jean-Pierre                               50,000
              Gort, Stefan                                      20,000
              Hoefig, Marc                                     100,000
              Holian, John W. Jr                                70,000
              Holt Revocable Trust UTA 5-15-97                 300,000
              Kaercher, William M                               50,000

              Lands, Larry A                                   100,000
              Luethi, Jules                                     50,000
              McGrath, Thomas J                                 67,000
              Merrill, Bryan G                                 560,000
              Mickelson, Sheldon                               400,000
              Miller, Philip C                                 400,000
              Miller, Philip C.SSB Keogh M/PS                  300,000
              Mueller, Klaus                                   100,000
              Noshagya, Jane L                                  20,000
              Oakes, Glenn A.II                                 70,000
              Pachino, Joseph and Marlene                       50,000
              Pisani, B.Michael                                 25,000
              Reidar's Retreat LLC                             100,000
              S&I Consulting                                    25,500
              Santino, Dennis                                1,000,000
              Spinnaker Ventures LLC                           275,000
              Staiger, Jochen M                                 40,000
              Studer, Marlies E                                 25,000
              T+T Vermoegensverwaltungs AG                     500,000
              Tapio,RoyW.&Shirley M. JTWROS                    372,000
              Tapio, John A.&Nels D
              &Kyle J.HTWROS                                 1,000,000
              Thornton, Robert G                               200,000
              Tomas, Peter A                                    50,000
              Twomey, Lee J                                    250,000
              Stuart H.Zimmerman Rev.Trust                     250,000
              Zaldastani, Nicholas & Kerri JT TEN              300,000


         Messrs. William Wright, Robert Wright and Vaughn Hackney are the persons who have voting and investment control over the shares beneficially owned by Done Wright Termite & Pest Control Inc. Robert L. Holt is the person who has voting and investment control over the Company shares held of record by the Holt Revocable Trust. Mr. Gil Carlson is the person who has voting and investment control over the shares beneficially owned by Reidar's Retreat LLC. Mr. Michael Tauss is the person with voting and investment control over the shares beneficially owned by T+T Vermoegensverwaltungs AG (see Note 21 above). Philip C. Miller is the trustee who has voting and investment control over the Company shares held of record by the Philip C. Miller Sole Surviving Beneficiary, Keogh Money Purchase/Profit Sharing Plan.


(24) Shares Issued in Lieu of Cash Compensation to Officer
The above table includes 1,100,000 shares on behalf of the current President and Chief Executive Officer of the Company, such shares having been issued in lieu of $110,000 cash compensation payable during February through December of the year 2002.

              Rudnik, Steven D.                              1,100,000

(25) Shares Issued for Services
The above table includes 250,000 shares on behalf of a consultant and his assignees, for management and business consulting services rendered during the last quarter in 2001 and the first quarter in 2002 and which services shall continue through December 31, 2002, based upon a verbal agreement. Such shares have been issued pursuant to a corporate resolution approved by the Company's board of directors on May 2, 2002.

              Gamrasni, Andre                                   41,667
              Gamrasni Ahlen, Nina                              41,667
              Gamrasni, Kerstin                                 41,666
              Gamrasni, David (Jr)                              41,667
              Gamrasni, Nicolai                                 41,667
              Gamrasni, Ivan                                    41,666

(27) Shares Underlying Stock Option Issued to Officer
The above table includes 2,500,000 shares on behalf of the current President and Chief Executive Officer of the Company, such shares underlying a stock option issued in July 2001.

              Rudnik, Steven D.                              2,500,000

                         SHARES ELIGIBLE FOR FUTURE SALE




         This prospectus covers 29,183,218 common shares. As of August 14, 2004,
there  are   110,381,323   common  shares  issued  and   outstanding   of  which
approximately 34,000,000 are freely tradable.




         Upon the effectiveness of this registration statement, (a) an additional 18,693,536 common shares already issued and (b) 10,489,682 common shares underlying stock options, warrants, convertible preferred stock and convertible notes which, if converted or exercised, will result in those shares also being freely tradable.



         Apart from this prospectus and registration statement, we have filed two additional registration statements on Forms SB-2, registering a total of 88,835,518 shares of our common stock on behalf of new and existing investors. Upon the effectiveness of these two registration statements, (a) a further 53,580,219 common shares already issued and (b) 35,255,299 common shares underlying stock options and warrants which if exercised will also become freely tradable.


         In addition to these three registration statements referenced above, the 4,107,568 remaining shares of common stock presently outstanding that are restricted and/or affiliate securities and not included in our three prospectuses as well as 118,298 common shares underlying the issued and outstanding convertible preferred stock, 350,000 common shares underlying outstanding warrants, and 4,594,442 common shares underlying outstanding stock options, which, if converted or exercised, as the case may be, may not presently, but may in the future be sold into any public market that may exist for the common stock pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Sales of substantial amounts of this common stock in the public market could adversely affect the market price of the common stock.




         In general, under Rule 144 as currently in effect, a person (or group of persons whose shares are aggregated), including affiliates of the Company, can sell within any nine month period, an amount of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or the reported average weekly trading volume during the four calendar weeks preceding the sale; provided at least one year has elapsed since the restricted securities being sold were acquired from the Company or any affiliate of the Company, and provided further that certain other conditions are also satisfied. If at least two years have elapsed since the restricted securities were acquired from the Company or an affiliate of the Company, a person who has not been an affiliate of the Company for at least three months can sell restricted shares under Rule 144 without regard to any limitations on the amount. Future sales by current shareholders could depress the market price of the Common Stock in the public market.

                              PLAN OF DISTRIBUTION

         This Prospectus and the registration statement in which it is included relates to the offer and sale of up to an aggregate 29,183,218 common shares by the Selling Shareholders. As used in this prospectus, "Selling Shareholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other non-sale related transfer. The Selling Shareholders may sell some or all of their shares at any time and in any of the following ways. They may sell their shares:

o        To  underwriters  who buy the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time;

o        Through brokers,  acting as principal or agent, in transactions,  which may involve block transactions, on the Electronic Bulletin Board, over-the-counter market or on other exchanges on which the shares are then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;

o        Directly or through brokers or agents in private sales at
                  negotiated prices; or

o        By any other legally available means.


         A certain Selling Shareholders, RAM Trading Co. is a registered broker-dealers in the U.S. and is deemed an "underwriters" of the Company Common Shares offered and sold by them it in Prospectus. Selling Shareholders may pay part of the proceeds from the sale of shares in commissions and other compensation to underwriters, dealers, brokers or agents who participate in the sales.


         Certain states may require shares to be sold only through registered or licensed brokers or dealers. In addition, certain states may require the shares to be registered or qualified for sale unless an exemption from registration or qualification is available and complied with.

Magnitude has agreed to contribute to payments the Selling Shareholders may be required to make under the Securities Act.

                                LEGAL PROCEEDINGS

         The Company is not a party in any legal proceedings.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

The names and ages of all directors and executive officers of the Company are as follows:

  Name                              Positions                          Term  Served (Expires)
Steven D. Rudnik                    Director (Chairman                 Feb. 11, 2000  (2004)
                                    of the Board)
                                    President, Chief Executive         Jan. 8, 1999 (March 2, 2004)
                                    Officer

Mark Chroscielewski                 Sr. Vice President                 Jan.2, 2003
                                    Business Development

Joerg H. Klaube                     Sr. Vice President, Secretary,     Jul. .31, 1997 (April 15, 2004)
                                    Chief Financial Officer

Steven W. Jagels                    Sr. Vice President                 Feb. 18, 1998

Steven L. Gray                      Director                           May 18, 2000  (2004)

Ivano Angelastri                    Director                           May 18, 2000   (2004)

Joseph J. Tomasek                   Director                           Feb. 11, 1999 (2004)


         There are no family relationships among the Company's Officers and Directors.


         All Directors of the Company hold office until the next annual meeting of the shareholders and until successors have been elected and qualified. Executive Officers of the Company are appointed by the Board of Directors at meetings of the Company 's Directors and hold office until they resign or are removed from office.

Resumes:


         Steven D. Rudnik, Age 44 - Chairman and Chief Executive Officer, President. Mr. Rudnik personally developed many of the copyrighted software products offered by Magnitude Information Systems. Mr. Rudnik co-founded Rolina Corporation in 1996. Prior to 1996, Mr. Rudnik had executive level positions in software product development and software company operations. In 1983, Mr. Rudnik joined Randall-Helms International, Inc. Over the next 13 years, he conceived and developed four independent families of stock market modeling software products aimed at the worldwide "large cap" institutional investor market. These product families generated over US$ 25 million in sales from more than 400 clients in 23 countries. Mr. Rudnik was Executive Vice President and Partner at Randall-Helms when it was sold in 1995.

         Mark Chroscielewski, Age 46 - Senior Vice President Business Development. Since joining the Company in January 2003 Mark Chroscielewski manages our strategic alliances and develops new marketing strategies to present our products to both the productivity and ergonomic segments of the corporate marketplace. Prior to joining our Company, Mr. Chroscielewski was the principal of a consulting firm, specializing in the development of proprietary data mining software, modeled for corporate customers seeking an enterprise-wide application for their customer relations management programs. This software was utilized by Columbia/HCA, the largest healthcare enterprise in the world, to support its healthcare claims protocol. Mark's experience includes the co-founding, in 1988, of a multi-national software marketing enterprise, CrossZ International. As Chairman and Chief Executive Officer, Mr. Chroscielewski grew this company to 80 plus employees, established international operations, sold product to many fortune 100 companies including American Express, Philip Morris and MCI while raising approximately $37 million in equity capital to fund its business and growth. After participating in its initial public offering in 1997, CrossZ Software was sold to an Italian consortium, Intelitec in 2002, and is now now called CrossZ Solutions SA


         Joerg H. Klaube , Age 62 - Chief Financial Officer. Joined Magnitude, Inc. in December 1994. From 1993 to 1994 he was Vice President Administration for Comar Technologies Inc., a computer retail firm, and from 1983 to 1993 Chief Financial Officer for Unitronix Corporation, a publicly traded software design and computer marketing firm. Prior to that, Mr.Klaube was employed for 16 years with Siemens Corp., the US subsidiary of Siemens AG, where he served most recently as Director of Business Administration for its Telecommunications Division. He graduated from the Banking School in Berlin, Germany, and holds an MBA degree from Rutgers University.

         Steven W. Jagels, Age 44 - Senior Vice President Information Systems. Mr. Jagels joined Magnitude in February 1998. Mr. Jagels has 20 years of software development experience in such diverse disciplines as clinical laboratory analysis, stock market modeling, artificial intelligence, and retail business applications. Mr. Jagels also has experience in the software industry, including software management, project development, systems analysis, and training. Prior to his software career, Mr. Jagels had five years experience in biomedical engineering and management.

        Steven L. Gray, age 55 years, Mr. Gray was elected a director on May 18, 2000. For the past 3-1/2 years, Mr. Gray has served as the President and is a shareholder of a private Florida corporation engaged in the retail distribution of nutritional products. This corporation has a customer base in nine countries. Prior to that time, Mr. Gray ran his own real estate development company, specializing in the design and construction of multi-family housing.

       Ivano Angelastri, Age 41 - Director. Mr. Angelastri was elected to serve on the Board on May 18, 2000. He is a resident of Zurich, Switzerland. Mr. Angelastri has been active in portfolio management services for many years. Since January 24, 2001 he is the Managing Director of T&T Vermoegensverwaltungs AG, Zurich whose main business is portfolio management. Prior to his current position, Mr. Angelastri served as Managing Director of Megan Services where he also performed financial advisory and portfolio management services.


         Joseph J. Tomasek , Age 57 - Director. Mr. Tomasek was appointed a director in February 2000. He has been engaged in the private practice of corporate and securities law in his own law firm for the last ten years. Mr. Tomasek was appointed to serve as general counsel for the Company in 1999. In addition to his work with the Company, Mr. Tomasek represents several other clients in the United States and Europe in corporate finance matters.

                             EXECUTIVE COMPENSATION


The following table sets forth the cash compensation and executive capacities for the fiscal years ended December 31, 2003, 2002, and 2001, for the chief executive officer and for each executive officer whose aggregate cash remuneration exceeded $100,000, for all executive officers as a group, and for certain other most highly compensated employees:


---------------------------- -------- ------------- ------------ ------------------- --------------- ------------- --------------
                                                                       Other           Restricted     Securities        All
         Name and                                                      Annual            Stock        Underlying       Other
    Principal Position        Year     Salary ($)    Bonus ($)    Compensation($)      Awards ($)    Options ($)    Compens.($)
                                          (1)                           (2)               (3)            (4)            (5)
---------------------------- -------- ------------- ------------ ------------------- --------------- ------------- --------------
Steven D. Rudnik             2003       133,333(6)            -              15,262          27,000             -          3,250
Chief Executive Officer,     2002       133,333(7)            -              12,560          42,000             -          3,250
President                    2001          130,171            -              10,800               -             -          3,250
                                                                                                  -

---------------------------- -------- ------------- ------------ ------------------- --------------- ------------- --------------
Joerg H. Klaube              2003          125,000            -              11,404          67,000             -          1,710
Sr. Vice President,          2002          125,000            -               9,087          42,000             -          1,710
CFO                          2001          122,375            -               9,000               -             -          1,710
                                                                                                  -
---------------------------- -------- ------------- ------------ ------------------- --------------- ------------- --------------
Mark Chroscielewski          2003          125,000            -               6,000               -             -          8,400
Sr. Vice President           2002                -            -                   -               -             -              -
Business Development         2001                -            -                   -               -             -              -
---------------------------- -------- ------------- ------------ ------------------- --------------- ------------- --------------
Steven W. Jagels             2003          108,333            -              11,083               -             -          1,940
Sr. Vice President           2002          108,333            -               9,000               -             -              -
Information Systems          2001          100,000            -               9,000               -             -              -

---------------------------- -------- ------------- ------------ ------------------- --------------- ------------- --------------
All executive officers
As a group ( 4 persons)      2003          491,666            -              43,749          94,000                       15,300

---------------------------- -------- ------------- ------------ ------------------- --------------- ------------- --------------


----------
(1)  The value of other non-cash compensation, except for the items listed under
     (2), (3), (4) and (5), that was extended to or paid for individuals named above did not exceed 10% of the aggregate cash compensation paid to such individual, or to all executive officers as a group.

(2)  Consists of automobile expenses allowances and paid vacation pay-out.


(3) During 2003, the Board of Directors approved stock awards of 300,000 restricted shares to Rudnik and of 800,000 restricted shares to Klaube. During 2002, the Board of Directors approved stock awards of 300,000 restricted shares each to Rudnik and Klaube. These shares are listed in the table above at the market price for unrestricted stock quoted at the time of the award. The number and value of the aggregate restricted stock holdings at the end of fiscal year 2003 (using market prices of unrestricted stock at the end of the fiscal year) are as follows: S.Rudnik:
     2,777,778 shares - $388,889;  J.Klaube:  1,100,000  shares - $154,000.  The valuation of stock awards and end-of-year holdings is in conformity with guidelines set forth for SEC Regulation S-B Item 402 (b)(2)(iv). All such shares are fully vested. The Company does not currently foresee to pay dividends on any of these shares.


(4)  .See table for "Stock Options" below.

(5)  Consists of premiums for personal life insurance.


(6) During 2003, the Board of Directors approved the issuance of 1,000,000 restricted shares in lieu of $100,000 cash salary; the stated salary figure includes such shares, valued at the nominal $100,000 which they replaced.

(7) During 2002, the Board of Directors approved the issuance of 1,100,000 restricted shares in lieu of $110,000 cash salary; the stated salary figure includes such shares, valued at the nominal $110,000 which they replaced.


----------

Stock Options :


         The following table sets forth stock options granted during 2003 pursuant to the Company's 1997 Stock Option Plan and 2000 Stock Incentive Plan, to executive officers, certain other employees with highest remuneration, directors, and beneficial owners of more than 10 percent of any class of equity securities of the Company:

--------------------------------------------------------------------------------
       Number of Common     % of Total Options
       Shares Underlying    Granted to Employees   Exercise       Expiration
Name   Options Granted      and Directors in FY    Price ($/Sh.)  Date         .
--------------------------------------------------------------------------------

There were no stock options granted to employees and directors during 2003.



         The following table sets forth aggregated stock option and warrant exercises during 2003 by executive officers, certain other employees with highest remuneration, directors, and beneficial owners of more than 10 percent of any class of equity securities of the Company:

--------------------------------------------------------------------------------
      Shares                        #of Shares Underlying  Value of Unexercised
      Acquired         Value             Unexercised       In-the-Money Options
Name  on Exercise (#)  Realized ($)  Options/Warrants      & Warrants at Y/E ($)
--------------------------------------------------------------------------------

There were no stock options or warrants exercised by employee-executives or directors during 2003.



1997 Stock Option Plan:

         The Company's 1997 Stock Option Plan, as filed with Information Statement pursuant to Section 14(c) with the Commission on July 1, 1997, and with Registration Statement on Form S-8 with the Commission on September 8, 1997, is hereby incorporated by reference.

2000 Stock Incentive Plan:

         The Company's 2000 Stock Incentive Plan, as filed with the Commission as an exhibit to the quarterly report on Form 10-QSB for the period ended March 31, 2000, is hereby incorporated by reference.

Compensation of Directors:

         The Company currently pays no outside directors' fees. Outside directors are awarded stock options for 40,000 shares each upon commencement of their office. In addition, the three incumbent outside directors have been granted ,in 2003, restricted stock awards for services rendered, as follows: I. Angelastri 300,000 common shares; S. Gray 688,500 common shares and 4,166.67 preferred shares convertible into 416,667 common shares, J. Tomasek 300,000 common shares and 5,805 preferred shares convertible into 580,500 common shares. The above preferred shares were accompanied by warrants for the purchase of 208,333 and 290,250 common shares, respectively, such warrants being exercisable during three years at the price of $0.15 per share.


         During 2003, one outside director of the Company who also serves as the Company's general and securities counsel, was paid an aggregate $132,000 for legal services. One other outside director was paid $14,900 for services performed.


     One outside director of the Company who also serves as the Company's general and securities counsel, was paid an aggregate $132,000 for 2003 and $108,600 for 2002 for legal services rendered to the Company. One other outside director was paid $14,900 for services performed.

     Employment Agreements

         In April 2002, the Company entered into an employment agreement with Steven D. Rudnik, its current President and Chief Executive Officer, to serve as President and Chief Executive Officer of the Company for a period of five years, replacing an earlier employment agreement dated February 1998, as amended. Base salary under the agreement is $133,333 per year with predetermined increases effective upon the Company achieving certain revenue goals. The agreement also calls for the grant of certain stock awards and incentive and non-statutory stock options and eligibility for the Company's benefit programs. The Company will also provide reimbursement of ordinary and necessary business expenses and a monthly car allowance. The agreement provides for severance compensation to be determined pursuant to a formula established therein, payable to the officer if the employment agreement is terminated or is not renewed by the Company. A non-competition/non-solicitation restriction applies for 24 months after termination of employment.

         In April 2002, the Company entered into an employment agreement with Joerg H. Klaube, its current Senior Vice President and Chief Financial Officer, to serve in that capacity for a period of five years, replacing an earlier employment agreement dated April 1996, as amended. Base salary under the agreement is $125,000 per year with predetermined increases effective upon the Company achieving certain revenue goals. The agreement also calls for the grant of certain stock awards and incentive and non-statutory stock options and eligibility for the Company's benefit programs. The Company will also provide reimbursement of ordinary and necessary business expenses and a monthly car allowance. The agreement provides for severance compensation to be determined pursuant to a formula established therein, payable to the officer if the employment agreement is terminated or is not renewed by the Company. A non-competition/non-solicitation restriction applies for 24 months after termination of employment.

         In April 2002, the Company entered into an employment agreement with Steven W. Jagels, its current Senior Vice President Information Technology, to serve in that capacity for a period of five years. Base salary under the agreement is $108,333 per year with predetermined increases effective upon the Company achieving certain revenue goals. The agreement also calls for the grant of certain stock awards and incentive and non-statutory stock options and eligibility for the Company's benefit programs. The Company will also provide reimbursement of ordinary and necessary business expenses and a monthly car allowance. The agreement provides for severance compensation to be determined pursuant to a formula established therein, payable to the officer if the employment agreement is terminated or is not renewed by the Company. A non-competition/non-solicitation restriction applies for 24 months after termination of employment.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT


         The following table sets forth, as of May 21, 2004, the record and beneficial ownership of common stock of the Company by each executive officer and director, all executive officers and directors as a group, and each person known to the Company to own beneficially, or of record, five percent or more of the outstanding shares of the Company:



Title             Name and Address of                Amount and Nature of       Percent

of Class )*       Beneficial Owner                   Beneficial Ownership (1)   of Class
-----------       ----------------                   ------------------------   --------
Common            Ivano Angelastri                   2,362,500 (2)               2.13%
                  Mark Chroscielewski                   -                          -
                  Steven L. Gray                     4,296,704 (3)               3.86%
                  Steven W. Jagels                     622,083 (4)               0.56%
                  Joerg H. Klaube                    1,660,417 (5)               1.50%
                  Steven D. Rudnik                   9,425,695 (6)               8.17%
                  Joseph J. Tomasek                  1,933,250 (7)               1.74%
                  Martin Christoph                   9,400,000 (8)               8.18%

         Address of all persons above:  c/o the Company.

         All Directors and Executive Officers       20,300,649                  17.10%
         as a Group (6 persons)


* The Company also has issued and outstanding as of August 17, 2004, 286,857 shares of its Senior Convertible Preferred Stock, with concentrations in excess of 10% for one or more of the holders of such stock, however, none of such shares bear any voting rights.


----------


(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common stock which such person has the right to acquire within 60 days of August 17, 2004. For purposes of computing the percentage of outstanding shares of Common stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnote to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common stock which they beneficially own.
(2)      Includes  options to acquire  512,500  shares and  warrants for 125,000 shares.
(3)      Includes  options to  acquire  400,275  shares,  warrants  for  623,333 shares.
(4)      Represents options to acquire 602,083 shares.
(5)      Includes options to acquire 560,417 shares.
(6) Includes options to acquire 4,147,917 shares and warrants for 833,333 shares
(7) Includes options to acquire 262,500 shares and warrants for 290,250 shares.
(8)      Includes warrants for 4,550,000.

                          DESCRIPTION OF CAPITAL STOCK




     Magnitude is currently authorized by its Certificate of Incorporation to issue an aggregate 203,000,000 shares of capital stock, including 200,000,000 shares of common stock, $.0001 par value per share of which 110,381,323 were issued and outstanding as of August 17, 2004 and 3,000,000 shares of Preferred Stock, $0.01 par value per share of which: 2,500 shares have been designated as Cumulative Preferred Stock, par value $0.0001 per share, of which 1 share was outstanding as of August 17, 2004, 300,000 shares have been designated as Series A Senior Convertible Preferred Stock (the "Series A Stock"), $0.001 par value per share of which 29,300 were issued and outstanding as of August 17, 2004; 350,000 shares have been designated as Series B Senior Convertible Preferred Stock (the "Series B Stock"), par value $0.001 per share, of which no shares were outstanding as of August 17, 2004, 120,000 shares have been designated as Series C Senior Convertible Preferred Stock (the "Series C Stock") par value $0.001 per share of which 100,000 shares were outstanding as of August 17, 2004; 500,000 shares have been designated as Series D Senior Convertible Preferred Stock (the "Series D Stock"), $.001par value per share of which 63,890 were issued and outstanding as of August 17, 2004 and; 500,000 shares have been designated as Series E Senior Convertible Preferred Stock (the "Series E Stock"), $.001 par value per share of which 93,667 were issued and outstanding as of August 17, 2004.




Common stock

         The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to the rights and preferences of the holders of any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends as are declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding-up of the Company, holders of Common stock have the right to a ratable portion of assets remaining after the payment of all debts and other liabilities of the Company, subject to the liquidation preferences, if any, of the holders of any outstanding Preferred Stock. Holders of Common Stock have neither preemptive rights nor rights to convert their Common Stock into any other securities and are not subject to future calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common stock. The rights, preferences and privileges of the holders of Common Stock may be subject to, and may be adversely affected by, the rights of the holders of shares of Preferred Stock that the Company may designate and issue in the future. Preferred Stock




      The Board of Directors of the Company authorized the issuance of (1) up to 300,000 shares of Preferred Stock designated as Series A Senior Convertible Preferred Stock of which 29,300 shares were issued and outstanding as of August 17, 2004 (the "Series A Stock"); (2) up to 350,000 shares of Preferred Stock designated as Series B Senior Convertible Preferred Stock (the "Series B Stock') of which no shares were outstanding as of August 17, 2004, (3) up to 120,000 shares of Preferred Stock designated as Series C Senior Convertible Preferred Stock (the "Series C Stock") of which 100,000 shares were outstanding as of August 17, 2004; (4) up to 500,000 shares of Preferred Stock designated as Series D Senior Convertible Preferred Stock (the "Series D Stock") of which 63,890 shares were outstanding as of August 17, 2004, and; (5) up to 500,000 shares of Preferred Stock designated as Series E Senior Convertible Preferred Stock (the "Series E Stock") of which 93,667 shares were outstanding as of August 17, 2004.




The Series A Stock

         The Series A Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series A Stock are entitled to receive semi-annual cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series B Stock and Series C Stock, calculated against their liquidation price of $5.00 per share at the rate of 7% annually during the first year of their issuance, increasing thereafter in increments of 1/2 of 1% per year for the next six years when the interest rate is fixed at 10% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $5.00 per share of Series A Stock, on an equal basis with the holders of any Series B Stock and Series C Stock.

Magnitude has the right to redeem or buy back part or all of the Series A Stock three years after their issuance by paying to the holders the liquidation price ($5.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 15% of the liquidation price. Holders of the Series A Stock can convert their shares into Magnitude Common stock at a conversion rate equal to 150% of the "market price" of Magnitude's Common Stock at the time of conversion. "Market price" is based upon the average bid and asked prices for Magnitude's Common Stock as quoted by the then stock exchange during the 20 consecutive trading day period immediately preceding the conversion.

The Series B Stock

         The Series B Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series B Stock are entitled to receive semi-annual cumulative dividends before any dividends are declared and paid upon the Common Stock, but on a par with the holders of any Series A Stock and Series C Stock, calculated against their liquidation price of $9.00 per share at the rate of 7% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $9.00 per share of Series B Stock, on an equal basis with the holders of any Series A Stock and Series C Stock. Magnitude has the right to redeem or buy back part or all of the Series B Stock three years after their issuance by paying to the holders the liquidation price ($9.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the liquidation price. Holders of the Series B Stock can convert their shares into Magnitude Common Stock on the basis of 10 shares of Common stock for one share of Series B Stock at any time.

The Series C Stock

         The Series C Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series C Stock are entitled to receive monthly cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series A Stock and Series B Stock, calculated against their liquidation price of $9.00 per share at the rate of 7% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $9.00 per share of Series C Stock, on an equal basis with the holders of any Series A Stock and Series B Stock. Magnitude has the right to redeem or buy back part or all of the Series C Stock three years after their issuance by paying to the holders the liquidation price ($9.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the liquidation price. Holders of the Series C Stock can convert their shares into Magnitude Common Stock on the basis of 10 shares of Common stock for one share of Series C Stock at any time.

 The Series D Stock

     The Series D Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series D Stock are entitled to receive semi-annually cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series A Stock, Series B Stock and Series C Stock calculated against their respective stated value per share at the rate of 7% semi-annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price equal to their stated value for the Series D Stock, on an equal basis with the holders of any Series A Stock, Series B Stock and Series C Stock. Magnitude has the right to redeem or buy back part or all of the Series D Stock three years after their issuance by paying to the holders the stated value thereof, any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the stated value. Holders of the Series D Stock can convert their shares into Magnitude Common stock on the basis of 10 shares of Common stock for one share of Series D Stock at any time.

Series E Stock

     The Series E Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series E Stock are entitled to receive cumulative dividends before any dividends are declared and paid upon the Common Stock and any other Magnitude Preferred Stock, calculated against its stated value per share at the rate of 6% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price equal to their stated value for the Series E Stock, on an equal basis with the holders of any Series A Stock, Series B Stock, Series C Stock and Series D Stock. Each outstanding share of Series E Stock shall automatically convert into shares of Magnitude Common Stock on the basis of one hundred (100) shares of Common Stock for one share of Series E Senior Preferred six months after the date of their issuance.

Cumulative Preferred Stock

     The Company has designated 2,500 shares as "Cumulative Preferred Stock", of which as of December 31, 2003, one share is issued and outstanding. The
Cumulative Preferred Stock is non-voting. Each share shall be entitled to receive out of the surplus or net profits of the Company, cumulative dividends thereon at the rate of $9,000 per year, payable quarterly, semi-annually, or annually, as and when declared by the Board of Directors. The Cumulative Preferred Stock shall, with respect to dividend rights, rights on liquidation, winding up and dissolution and rights upon redemption, rank prior to all classes and series of Common stock.

                                    BUSINESS

Background

         On June 24, 1997, the Company entered into an acquisition agreement whereby it acquired substantially all of the outstanding stock of Proformix, Inc., a Delaware corporation and manufacturer of ergonomic keyboarding systems. Proformix, Inc. in November 1998 changed its name to Magnitude, Inc. and is hereafter referred to as Magnitude, Inc. The business combination took the form of a reverse acquisition. The Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of Magnitude Information Systems, Inc.. The operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc.

         On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development during the year of the Company's proprietary ErgoManagerTM software product.




         As of August 17, 2004, there were outstanding 110,381,323 common shares, 1 Cumulative Preferred Share, 29,300 shares of Series A Stock, no shares of Series B Stock, 100,000 shares of Series C Stock, 63,890 shares of Series D Stock and 93,667 shares of Series E Stock.

Narrative Description of Business

       Until November 18, 1998, when the Company sold its hardware product line comprised of Magnitude, Inc.'s ergonomic keyboard platform products and accessories, its business was primarily centered around the design, manufacture, and marketing of accessory products for the computerized workplace. In parallel, and beginning with the February 1998 acquisition by the Company of Rolina Corporation, an early stage software business which had developed an ergonomic software product that was being marketed under the name "ErgoSentry", and the subsequent acquisition in May 1998 of substantially all of the assets of Vanity Software Publishing Corporation, a Canadian software firm, which also included a certain ergonomic software package known as "ErgoBreak", the Company engaged in the development of a unique suite of software packages designed to increase productivity and prevent repetitive stress injury in the computer-related work environment which include the before mentioned "ErgoSentry" and "ErgoBreak" products. These efforts resulted, in November 1998, in the completion of the initial release of the proprietary ErgoManager(TM) software system. The Company's business is now focused exclusively on the further development and promotion of these and other software products. The Company has applied for several patents for its products, and has recently received a Notice of Allowance from the U.S. Patent and Trademark Office on its application relative to certain core inventions within its ErgoManager(TM) system. The Company has not yet realized material revenues from licensing its software. With new products targeted at relatively new markets the Company currently must be considered an enterprise in transition.

         As the utilization of computers in the office has increased significantly in the last decade, so has the rate of health problems believed to be related to the use of computers. Computer ergonomics focuses on optimizing the design of technology involved in the utilization of computers in the office, and also attempts to affect the manner in which people interact with computers, so as to minimize the associated health risks. A successful technology delivery system positively impacts the cost of doing business by improving the comfort, productivity, job satisfaction and safety of the computer user, while reducing the costs of absenteeism and work related disability.

         Repetitive stress injury (RSI) is a classification of diseases caused by the excessive use of joints. It is a sub-classification of Cumulative Trauma Disorders (CTDs). One common form of RSI is Carpal Tunnel Syndrome (CTS) which can be caused by excessive typing, among other activities, and can be aggravated by deficient - in the ergonomic sense - equipment and inappropriate work habits. The carpal tunnel is a channel in the wrist where tendons and the median nerve connect the arm to the hand. Through excessive use, the tendons become swollen and pinch the nerve. RSI accounts for a large portion of work-related illnesses, and the incidence of RSI is expected to grow as the number of people operating keyboards increases. The impact of RSI is measured not only in the pain and suffering of its victims, but also in time lost from work and medical costs.

         The Company's proprietary software products are designed to help businesses deal with potentially preventable repetitive stress injuries, by real-time monitoring of keyboarding activities, pro-active dialog with at-risk employees, and strategic profiling and management of computer use throughout an organization.

               During 1996, the issues of repetitive stress injuries and the potential of liability to employers from the effects of carpal tunnel syndrome and other RSI's on employees were forcibly brought to the forefront of corporate consciousness through widely publicized suits involving a major computer maker. The US Bureau of Labor Statistics reported that already in 1995, there were approximately 70,000 cases of carpal tunnel syndrome and associated tendonitis, and that 25% of all injuries that result in lost work time are due to repetitive stress problems. They currently cost employers an estimated $20 billion a year in workers' compensation claims. The federal government estimates an additional $80 billion is lost in related costs such as absenteeism and reduced productivity. Increased awareness of the health risks and associated costs led the State of California to pass OSHA Title 8 which directs qualifying employers to establish and implement a program designed to minimize RSI's. Such program shall include work-site evaluation, control of exposures which have caused RSI's, and training of employees. The Company's proprietary software products deliver a comprehensive compliance tool. In a similar pursuit, the Clinton Administration, in January 2000, proposed that on a federal level, preventive guidelines be established, and the Occupational Safety and Health Administration plans to issue pertinent regulations this year. The RSI issues in the United States are mirrored in the rest of the developed world. The Company believes that the growing recognition of these trends will give rise to a rapidly expanding market for the Company's products.

The Industry

         The Company operates in only one business segment: the development, marketing, and licensing of risk aversion and productivity enhancement software products for the computerized workplace environment. More specifically, the Company licenses highly sophisticated and proprietary software that provides computer based training, work pacing and monitoring tools, as well as a computer workstation assessment tool.

         Potential customers for the Company's products are businesses of all sizes, as well as organizations and government departments and agencies that employ many staff in computer-related functions. The software industry in general is comprised of a remarkable variety of providers, ranging from small boutique-type designers to large international corporations. The industry is characterized by great dynamics, patterns of rapid growth and well-known success stories, but also by a high degree of volatility and risk. As such, the Company with its recent transition from the more stable environment of a supplier of ergonomic (hardware) accessories, to a software house addressing a specialized market, has entered new territory. Nevertheless, its chances for success, in management's opinion, are greatly enhanced by the timeliness of the introduction of its product into an increasingly receptive market, as described above.

         The Company operates primarily in the United States of America, however, has introduced a Portuguese language version of its software products for the Brazilian market, and is preparing other language versions. The Company has not yet derived any material revenues from the licensing or sale of its software products, either domestically or in foreign markets.

Products,  Patents, Trademarks

         The Company's current primary product is a suite of seven proprietary software modules marketed under the name ErgoManager(TM) which are designed to help individual computer users and businesses deal with potentially preventable repetitive stress injury (RSI). The seven software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the package enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

         The system is highly customizable for management, staff and employees. All components operate on any PC or workstation running the Microsoft Windows operating system. The ErgoManager(TM) suite employs the International RULA (Rapid Upper Limb Assessment) standard for compliance with California OSHA Title

The seven modules are described as follows:

ErgoSure : A postural risk-assessment tool that records how an employee is working; it determines injury potential and suggests improvements. It also can be used to evaluate workstation alternatives prior to purchase.

ErgoSentry(TM) : Employing patent-pending algorithms that measure rest against work in real time, the non intrusive program informs users when to break from high-risk trends (thresholds definable by the user or corporate safety officer) when keyboarding or using a mouse. ErgoSentry also includes an "ErgoPak" video or slides that depict correct workstation setup, posture and repetitive stress-reducing exercises. Surveyor(TM) : An electronic surveyor used by management to gather macro-information about employee populations and to gain a clear understanding of equipment usage, discomfort and comfort patterns, workstation configurations and employee habits. The ErgoSentry trademark has been registered with the United States Patent and Trademark Office on September 12, 2000 providing legal protection for a ten year period through September 12, 2010.

UserNotes(TM) : An easy, effective means for employees to report workplace discomfort so staff can address certain issues earlier, at lower cost and with greater likelihood of success. UserNotes encourages a proactive approach.

Guardian : Captures the frequency of mouse clicks and activation of individual keys, over time. It also can be used in a review process to assess attributes such as ease-of-use among competing applications. Guardian also is a good training tool. By measuring before-and-after results, Guardian can be used to determine the type of training program needed, measure each program's effectiveness and highlight needed improvements.

ErgoQuiz: An electronic testing system and awareness-building tool that measures employees' understanding of ergonomic principles.

ErgoManager(TM) Analyzer: A comprehensive report writer and analysis tool for manipulating, interpreting and evaluating the data collected in the ErgoSentry module - on the workstation-, department-, and company level.

         In addition to the trademarks shown above which are owned by the Company, Magnitude has applied for other product designators to be afforded trademark protection, and has filed US Patent Application for certain design principles underlying several of its proprietary software products, including a patent application for its newest product, a new class of usage tracking and data collection software that is directed towards e-commerce and a wide range of other Internet related applications. There can be no assurance, however, that such patents will be granted or, if granted, that a third party will not design products which perform the same or similar functions as the Company's products, using technology other than that covered by the Company's patents.

Patents and New Products

ErgoSentry - Patent Allowed:

         A patent was issued to the Company on May 16, 2000 by the United States Patent and Trademark Office. The patent covers various innovations including a proven approach that helps computer users manage their activity to improve productivity and reduce the risk of repetitive motion injuries. Entitled "Computer Activity Monitoring Station", this patent provides protection under United States law through January 7, 2017.

ErgoPal Introduced, Patent Pending:

         New patent-pending ErgoPal software -- a work pacing tool that helps users mitigate health risks and improve their productivity by gently alerting them to increases in stress and fatigue which are occurring before they realize it.

Business Strategy

         The most important prospective customers for the Company's products are medium and large companies, organizations, and governmental departments and agencies that have a relatively large staff working in computer-related functions. These entities not only are more cognizant of the health risks and negative effect on productivity associated with many of the traditional tools of the computerized workplace and therefore tend to be more receptive to new remedial solutions and alternatives based on the science of Ergonomics, but also have a significant exposure in terms of legal liabilities if they fail to act addressing these potential risks. On an on-going basis, the increasing costs of worker's compensation insurance creates a growing incentive to deal with the underlying causes.

         With its new proprietary ergonomic software the Company offers a comprehensive and effective tool for corporate clients to address the three major issues involved: (a) employee wellness, (b) cost containment and productivity enhancement, and (c) potential legal liabilities. While certain portions of the ErgoManager(TM) software suite have been previously marketed as individual modules, the release to the market, in November 1998, of an overall integrated solution in form of the ErgoManager(TM) system constituted a novel approach.

         Since that time, the product has been installed by a growing number of corporate and institutional clients. For example, during fiscal year 2000 we acquired 43 new customers and in 2001, 36 new customers. Typically, in view of the new-ness of product and market, such client initially purchases a license for a "pilot version" of the software, functionally complete but limited to a smaller number of users. After undergoing a process of familiarization and evaluation the client is expected to upgrade to the intended ultimate number of users which, by definition, should encompass all personnel exposed to the above described risks. Many tests and evaluations by third parties have confirmed to the Company's satisfaction that its product is mature, stable, and effective. It is with a high degree of confidence, therefore, that the Company expects many of the ongoing trial installations to lead to larger enterprise orders and, thereby, to the targeted revenue stream. The key to economic success therefore lies in a comprehensive marketing approach that carries the Company's message to the largest possible number of prospective clients. Since its own financial resources are limited, the Company embarked on a strategy to seek marketing partnerships with entities and individuals in the risk management industry.

         The Company intends to continue developing strategic marketing relationships with leading business consultants, to broaden its distribution channels to include tiered marketing arrangements, and to strengthen its direct sales force and support organization, thereby focusing on a marketing approach which emphasizes the advantages that accrue to a business from the unique combination of risk management and productivity enhancement tools provided by ErgoManager(TM).


Research and Development

The Company has invested considerable resources in the further development of the overall ErgoEnterprise (TM) system and related product documentation and marketing collateral materials. In late summer 1997, the first official version of ErgoEnterprise (TM), Version 1.78, was released, followed by yearly upgrades since then. The Company is currently shipping Version 5.5 which was released in February, 2004.

The Company has expensed all expenditures related to the above efforts. Such expenses totaled approximately $228,000 for the year ended December 31, 2003 and $183,000 for the year ended December 31, 2002.

Major University Study

         Alan Hedge, Phd,, Professor of Ergonomics at Cornell University, in collaboration with Scott J. Evans, Manager of Facilities and ESH at Lockheed Martin Enterprise Information Systems, authored a Cornell University study testing the effects of using "ErgoManager", the Company's ergonomic management system ("EMS"), an ergonomic work pacing software, on 56 Lockheed Martin computer software programmers at that company's Orlando, Florida facility (the "Study"). Professor Hedge serves as the Chairman of the Company's Ergonomics Advisory Board and is a shareholder of the Company. In accordance with the policy of Cornell University, neither the results of the Study nor the fact of its publication, constitutes an endorsement by Cornell University of the Company's ErgoManager or EMS software products used in the Study.

         The performance of the 56 studied-test participants was passively monitored using the EMS software for four weeks to establish a baseline, without activating the ErgoManager's icons at rest break capabilities. Following this initial four-week period, the full capabilities of ErgoManager were activated for all participants and their work performance was monitored for a further four-week period. Full activation permitted the EMS software to coach users to take periodic microbreaks throughout the workday depending upon their work rate.

         The results of the Study displayed a significant 59% improvement in work accuracy following the activation of ErgoManager and the EMS software. The Study further disclosed that there was no difference in total keystrokes or in mouse use during either the initial four-week baseline period or the following four-week ErgoManager activation period, confirming previous research showing that alerting keyboard users to take more short rest and break periods did not impair their overall keystroke and mouse use but did improve their work accuracy. The Study proposed that further studies of this type of ergonomic workflow software could prove useful and beneficial in evaluating the effects of microbreaks on participants who are experiencing musculoskeletal problems and in quantifying the performance benefits of this software for a larger number of workers over a longer period.

         Economic analysis showed that in this Study the performance benefits alone that accrued from using ErgoManager's ergonomic work pacing software would operate to provide a return on investment in less than one-week. This Study is available to the public on the Cornell University Website at : http://ergo.human.cornell.edu/CUEHnews.html,and then clicking on the Study, entitled "Ergonomic Management Software and Work Performance".

Competition

Competitive pressures come from other ergonomic software products. Current competitors of the Company, their product names and locations are as follows:

Company                             Product Name                Location
-------                             ------------                --------
Great Attitudes, Inc.               Compustretch                Canada
ErgoWare                            ErgoWare RSI Manager        San Diego, CA
Alen Jevsenak                       fit@work 3D                 Germany
Peak Technology Ltd.                Kairos                      New Zealand
DITR Marketing, Inc.                Mouse Tool                  California, USA

The key to ErgoManager winning the business appears to be finding someone at the prospective client who understands ergonomic issues and can appreciate why ErgoManager is a superior product.

The Company has ascertained, based on customer comments, that the Company's market share lead gives it the opportunity to be first to dominate this market niche. However, this market is in its infancy and there are no real competitors
- higher or lower in cost compared to Magnitude - executing substantial marketing communications. Magnitude is left to finance and develop the market on its own.

The relatively small size of the existing marketplace , Magnitude, and its competitors provides a window of opportunity for companies with substantial resources to quickly enter and dominate the market, should they determine or suspect rapid growth. While such a move could lessen Magnitude's opportunity to be the overall market leader, it would greatly benefit the Company by drawing attention to and building the market.

From a  marketing  and sales  perspective,  Magnitude  and its  products  do not currently have significant competition. There are several first and second-generation keystroke counters and egg timers but they do not provide the end user and the employer with the requisite compliance and usability that ErgoManager brings to the table. First-generation, or "egg timer" methodology focuses on counting time and then offering a typing break based upon a time threshold. Second-generation, or "odometer" methodology employs the counting of keystrokes and then offering a typing break based upon a total number of keystrokes threshold. Third-generation technology, which we utilize in our software, compares typing keystroke input over time to establish a correlation of typing work and rest for individual users, which once established proceeds to offer interrupting typing breaks based upon a user's typing patterns when typing work and rest patterns deviate from the previously established norms. In all comparisons, ErgoManager provides more features and better performance than competitive products. The differences between ErgoManager and competing products are substantial.

At this time, there is no significant competitor offering a product suite of features comparable to ErgoManager. A number of competing products offer rudimentary reporting capabilities. Magnitude's ErgoSentry is the only Third Generation Workpacing software available today.

Seasonality and Dependency

         The industry segment in which the Company does business is not seasonal. The Company's software related revenues until now have consisted primarily of smaller orders for pilot projects and field tests. The Company's future success is dependent upon its ability to follow up on such initial orders with enterprise-wide contracts where corporate clients introduce the Company's software products across the entire spectrum of computer workplaces throughout their company or certain divisions. There can be no assurance that the Company will succeed in doing so, or if it does succeed, that its business will generate enough revenues during the coming periods, in a timely manner and sufficient in scope, to finance and support the Company's planned future growth as expected by management.

                                    EMPLOYEES


         As of December 31, 2003, the Company employed 11 persons, of whom six were primarily engaged in research and development and software support activities, three were primarily engaged in sales and marketing, and three in general administrative and clerical functions. The Company has no collective bargaining agreements with its employees.


                                   PROPERTIES

         On March 15, 2000, the Company entered a five year lease for approximately 6,000 square feet of office space at 401 State Route 24, Chester, New Jersey. This lease agreement calls for monthly rental payments of $6,500 with nominal increases after years No. 2, 3, and 4.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

CAUTIONARY STATEMENT PURSUANT TO "SAFE HARBOR" PROVISIONS OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934

         Except for historical information, the Company's reports to the Securities and Exchange Commission on Form 10-KSB and Form 10-QSB and periodic press releases, as well as other public documents and statements, contain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements. These risks and uncertainties include general economic and business conditions, development and market acceptance of the Company's products, and other risks and uncertainties identified in the Company's reports to the Securities and Exchange Commission, periodic press releases, or other public documents or statements.

         Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.



Results of Operations for the Quarter Ended June 30, 2004

         Our efforts during the quarter, to close some of the larger sales contracts for a company-wide deployment of our software products at several large potential clients, that we have been working on for some time now, have not met with success as of the date of this report. We are continuing these efforts and are still optimistic about ultimate success, however, cannot predict when this might occur. We also continued with a program of co-marketing the Company's products together with selected partners in the insurance and risk management industry.

         The quarter ended June 30, 2004, showed revenues of $20,294, compared to $33,107 achieved in the second quarter of 2003. Revenues for the six months ended June 30, 2004, totaled $64,874, close to the $68,559 recorded in 2003 for the same period.

         Gross profits for the quarter amounted to negative $18,772, as a result of a fixed charge for amortization of certain proprietary software assets. Such software assets underlie the Company's products and are being amortized on a straight line over 10 years, resulting in a level charge of approximately $13,000 per month to cost-of-goods-sold. Our expense and cost structure was essentially unchanged from prior periods, and, after deducting selling - and general and administrative expenses of $527,342 which decreased by 13% over the $607,875 recorded in 2003, the Company realized an operating loss of $546,097, compared to an operating loss of $613,748 in 2003. Non-operating expenses consisted of $3,406 net interest expense and a charge of $14,489 for a valuation allowance on certain inventories. The period result was a net loss of $563,993, with a total loss for the first six months of $1,266,506, compared to losses of $638,360 and $ 1,322,776 respectively, for the same periods in 2003. After accounting for dividend accruals on outstanding preferred stock which totaled $56,873, and an accounting charge to capital for amortization of discount for warrants issued in connection with the placement of certain convertible stock which amounted to $779,026, the net loss for the quarter applicable to common shareholders was $1,399,892 or $0.02 per share, compared to a loss of $667,177 or $0.01 per share for the same quarter in the previous year.

Results of Operations for the Year Ended December 31, 2003

         The results for the fiscal year 2003 were affected by a continued severe shortage of cash which necessitated a retrenchment in the pursuit of more ambitious marketing plans. Previously planned sales and marketing projects were partially compromised by the need to dedicate available management resources towards securing new working capital in order to finance ongoing operations and preserve the infrastructure and basis for growing the business in the future. Only towards the end of the year was the Company in a position to accumulate modest financial resources that would permit management to concentrate on formulating and developing a more effective marketing strategy. Management is cautiously optimistic that it has succeeded in identifying promising areas of growth and a winning marketing approach that will reverse past year's sales decline and result in significant revenue increases in the new fiscal year. An entirely new marketing strategy has been developed that leverages the database characteristics of our software products for the purpose of providing clients with a unique management tool for control of operations and increase in productivity. These efforts go hand-in-hand with a renewed program of co-marketing the Company's products together with selected partners in the insurance and risk management industry. Following these strategies, the Company has entered into negotiations for company-wide deployment of its software products with several well known large corporate clients; such discussions have in some cases already resulted in pilot installations on divisional levels.

         For the year ended December 31, 2003, the Company had revenues of $162,335, considerably less than the $369,443 achieved in 2002. This decline was a consequence of the above described detrimental factors. Revenues consisted of $130,812 licensing fees for the Company's software products and $31,523 for maintenance and support services.


         Gross profits amounted to $6,388. Gross profits are burdened with a fixed charge for amortization of certain proprietary software assets. Such software assets underlie the Company's products and are being amortized on a straight line over 10 years, resulting in a level charge of approximately $13,000 per month to cost-of-goods-sold. Owing to the fact that variable cost-of-goods-sold expenses are less than 5%, the gross margins will increase with larger revenues, as the portion of fixed expenses decreases relatively. After deducting selling -, research -, and general and administrative expenses of $2,455,809 which decreased by 20% from the $3,055,563 recorded in 2002, the Company realized an operating loss of $2,449,421 compared to an operating loss of $2,847,990 in 2002. Non-operating income and expenses included $94,823 net interest expense, $779 charges for losses on assets, and $3,745 in non-recurring income consisting of extraordinary gains from the dissolution of certain prior year accruals. The Company also realized a credit of approximately $209,000 from the sale of net loss carry-forward tax credits pursuant to New Jersey Emerging Technology and Biotechnology Financial Assistance Act. The year concluded with a net loss of $2,337,881. After accounting for dividend accruals on outstanding preferred stock which totaled $126,293, the net loss applicable to common shareholders was $2,464,174 or $0.04 per share, compared to a loss of $2,763,104 or $0.06 per share for the previous year.

         The decrease in operating expenses is primarily the result of lesser expenditures for sales staff expenses and certain marketing programs and of efforts to curtail general and administrative expenses across the board. Management is committed to review the merit of all activities with respect to cost/benefit relations on an on-going basis and exercise due diligence in day-to-day operations with the goal of further reducing all non-critical expenditures.



Liquidity and Capital Resources at June 30, 2004

The cash reserves that were built up during the first quarter, augmented by limited subsequent new equity placements, were sufficient to finance the Company's operations during the second quarter. Such new equity placement transactions resulted in the receipt of approximately $280,000 cash. The issuances of new common and convertible preferred stock during the first six months of the year, and anticipated issuance of further shares thereafter necessitated an increase in the authorized number of common shares, for which the Company obtained shareholder approval in June (see "Submission of Matters to a Vote of Securities' Holders").

At June 30, 2004, the deficit in working capital amounted to $899,434, compared to $619,182 at March 31, 2004. The cash flow from operations during the first six months totaled approximately negative $966,000 and was financed by new equity which was obtained through the placement of common and convertible preferred stock with accredited private investors. Details of such transactions can be found in the "Changes in Securities" section in this report and in the Company's report on Form 10-QSB for the period ended March 31, 2004. In February 2004, the Company had filed a new registration statement on Form SB-2 and an amendment to a previously filed registration statement on Form SB-2, both of which covered common shares directly issued as well as common shares underlying the previously issued convertible preferred stock and warrants, in connection with these and prior financing transactions. These registrations were declared effective by the Securities and Exchange Commission as of June 30, 2004.

At the time of this submission, the Company had no bank debt. At June 30, 2004 our short-term liabilities, aside from trade payables and accruals, included certain notes aggregating $233,419 of which $99,890 was owed to the chairman and chief executive officer of the Company in form of a demand note (see "Long Term Debt"). Also included are 472,920 in accrued dividends, the majority of which on outstanding series A, C, and D preferred stock which in view of the absence of surplus funds management does not plan to liquidate in the immediate future.


Current cash reserves and net cash flow from operations expected during the near future are inadequate when measured against present and anticipated future needs. In order to remedy the resulting liquidity constraints and address any "going-concern" issues, management is continuing negotiations with several financing sources with the goal of obtaining commitments for further investments in form of debt or equity capital, to be funded during the upcoming quarter. There can be no assurance, however, that these negotiations will lead to the desired outcome.

Liquidity and Capital Resources For the Year Ended Decemberr 31, 2003


         As explained in more detail below, during 2003 management had to invest much time to find new equity capital for financing the Company's ongoing operations. Such efforts were successful in attracting approximately $1.7 million in new equity funding in the form of cash, as well as converting approximately $466,000 debt into equity.

         At December 31, 2003, the deficit in working capital amounted to $274,617 as compared to $964,689 at December 31, 2002. Stockholders' equity showed an impairment of $377,851 at the end of the year, compared to an impairment of $336,918 at the beginning of the year. The negative cash flow from operations totaled approximately $1.8 million and was substantially financed by new equity which was obtained through private placements. The new equity placements were consummated by issuance of common stock and convertible preferred stock to accredited private investors in the United States and overseas. Details of such transactions can be found in the "Changes and Issuance of Securities" sections in the Company's reports on Form 10-QSB during the year, as well as in the pertinent section of this report. In February 2004, the Company had filed a new registration statement on Form SB-2 and an amendment to a previously filed registration statement on Form SB-2, both of which covered common shares directly issued as well as common shares underlying the previously issued convertible preferred stock and warrants, in connection with these and prior financing transactions. These filings are currently under review by the Securities and Exchange Commission. During the first three months of 2004 and up to the time of this submission, more recent equity financing transactions have generated approximately $890,000 cash in the aggregate which was utilized to finance operations during that period.

         At the time of this submission, the Company had no bank debt. At December 31, 2003 its short-term liabilities, aside from trade payables and accruals, consisted of certain notes and loans aggregating approximately $416,000 of which approximately $239,000 was owed to the chairman and chief executive officer of the Company in form of demand notes (see "Related Party Transactions"). All of the long-term debt of approximately $100,000 was likewise owed to the chairman and chief executive officer and evidences by a promissory note maturing in January 2005.

         Current cash reserves and net cash flow from operations expected during the near future are inadequate when measured against present and anticipated future needs. In order to remedy the resulting liquidity constraints and address any "going-concern" issues, management is currently negotiating with several financing sources with the goal of obtaining commitments for further investments in form of debt or equity capital, to be funded during the upcoming quarter. There can be no assurance, however, that these negotiations will lead to the desired outcome.

Outlook

         In the absence of sufficient capital funding management could not maintain any meaningful marketing programs. Giving much wider exposure to the general public of the nature and risks associated with repetitive stress injuries, and the important role that the Company and its software products can play in this environment by providing costs effective remedial solutions for these problems, is an expensive but necessary undertaking. Until larger financial resources can be made available all sales and marketing efforts must therefore be limited to one-on-one direct sales efforts with a limited number of prospects. In doing so, management will try to capitalize on certain visible success stories with well known larger companies that have purchased and successfully utilized the Company's products. This is a slow process that is expected to yield substantial cash flows only

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On March 31, 2000, the Company and its President and Chief Executive Officer agreed to convert a current liability payable to him in the amount of $374,890 into a Company obligation, of which $100,000 was subsequently classified as due on demand, which was repaid in April 2002, with the remaining balance of $274,890 maturing July 1, 2002. On February 19, 2002, the maturity of the term portion of $274,890 was extended to July 2003, and the board of directors of the Company approved a change in the conversion option towards a rate of $0.10 per share. In January 2004, $175,000 was repaid and the maturity of the remaining open balance of $99,890 was extended to January, 2005.

         In January 2003, the Company and its President and Chief Executive Officer agreed to convert most of his base salary for the remainder of the year 2003 into restricted common stock in lieu of cash at the rate of $0.10 per share, for a total amount of $100,000.

         During the first quarter in 2003, an outside director of the Company was awarded a stock grant for 200,000 restricted common shares, for services rendered. The same director converted $20,500 in accrued expenses incurred on behalf of the Company, into 205,000 restricted shares.

         During the first quarter in 2003, the Company's President and Chief Executive Officer and an outside director of the Company extended cash advances to the Company, totaling $92,500, repayable on demand and carrying interest at the rate of 10% p.a.

         During the second quarter in 2003, an outside director of the Company was awarded a stock grant for 163,500 restricted common shares, for services rendered.

         During the second quarter in 2003, the Company's President and Chief Executive Officer and an outside director of the Company extended cash advances to the Company, totaling $151,500, repayable on demand and carrying interest at the rate of 10% per annum.

         In a meeting of the board of directors of the Company on May 29, 2003, in consideration of the Company's President's role in augmenting available working capital through salary conversion and direct cash loans, the board approved a reduction in the exercise price of stock options for a total 4,147,917 shares issued to him, from prices ranging from $0.50 to $1.00, to $0.10 per share.

         During the fourth quarter in 2003, the Company granted restricted stock awards totaling 2,025,000 common shares to five officers and directors of the Company. In addition, two outside directors were granted restricted stock awards for services rendered, of 9,971.67 preferred shares convertible into 997,167 common shares and warrants for the purchase of 498,583 shares, exercisable during three years at the price of $0.15 per share.

         During 2003, one outside director of the Company who also serves as the Company's general and securities counsel, was paid an aggregate $132,000 for legal services. One other outside director was paid $14,900 for services performed.


         In January 2004, the Company and its President and Chief Executive Officer agreed to convert most of his base salary for the remainder of the year 2004 into 16,667 shares of convertible preferred stock, convertible into 1,666,667 restricted common shares, and 833,333 warrants, exercisable during three years at the price of $0.15 per share, in lieu of $100,000 cash. The Company also repaid $239,088 notes payable due to this officer.

         During the first quarter in 2004, an outside director of the Company was awarded a stock grant for 150,000 restricted common shares, for services rendered. The same director exercised an option for 250,000 restricted common shares at the price of $0.01 per share which option was acquired by him in a private transaction with an unrelated party.


                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

AUDIT FEES

         Rosenberg Rich Baker Berman & Company ("Rosenberg") billed us in the aggregate amount of $39,947 and $39,399 for professional services rendered for their audit of our annual financial statements and their reviews of the financial statements included in our Forms 10-QSB for the year ended December 31, 2003 and December 31, 2002, respectively.

AUDIT-RELATED FEES

         Rosenberg did not bill us for, nor perform professional services rendered for assurance and related services that were reasonably related to the performance of audit or review of the Company's financial statements for the fiscal years ended December 31, 2003 and December 31, 2002.

TAX FEES

         Rosenberg billed us in the aggregate amount of $3,073 and $11,640 for professional services rendered for tax related services for the fiscal years ended December 31, 2003 and December 31, 2002, respectively.

ALL OTHER FEES

         The aggregate fees billed by Rosenberg for services rendered to the Company during the last two fiscal years, other than as reported above, were $4,775 and $2,720, respectively.

                                 TRANSFER AGENT

         The transfer agent for the Company is Securities Transfer Corporation, located at 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.

                                  ANNUAL REPORT

         The Company  intends to continue  its  practice  of  furnishing  annual
reports  to  its  shareholders   containing   financial  statements  audited  by
independent certified public accountants.

                      MAGNITUDE INFORMATION SYSTEMS, INC.


INDEX
-----


                                                                         Page
                                                                        Number


PART 1 - FINANCIAL INFORMATION

Item 1  Financial Statements (unaudited)

        Consolidated Balance Sheet
        - June 30, 2004                                                   50

        Consolidated Statements of Operations
        - Three and six months ended June 30, 2004 and 2003               51

        Consolidated Statements of Cash Flows
        - Six months ended June 30, 2004 and 2003                         52

        Notes to Consolidated Financial Statements                        53-59

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)


ASSETS                                                                                June 30, 2004
                                                                                      -------------
     Current Assets
     Cash ..........................................................................   $      9,927
     Accounts receivable, net of allowance for
        doubtful accounts of $212 ..................................................          1,408
     Miscellaneous receivables .....................................................          1,800
     Inventories ...................................................................         12,428
     Prepaid expenses ..............................................................        206,199
                                                                                      -------------
        Total Current Assets .......................................................        231,762
     Property and equipment, net of accumulated
        depreciation of $139,954 ...................................................         13,434
     Software, net of accumulated amortization of $963,298 .........................        543,992
     Other assets ..................................................................         38,548
                                                                                      -------------
TOTAL ASSETS .......................................................................        827,736
                                                                                      =============
LIABILITIES AND STOCKHOLDERS' EQUITY (IMPAIRMENT)
LIABILITIES
     Accounts payable and accrued expenses .........................................        362,945
     Deferred revenue ..............................................................         31,607
     Dividends payable .............................................................        472,920
     Loans and notes payable .......................................................        100,000
     Current maturities of long-term debt ..........................................        133,419
     Current maturities of capitalized lease obligations ...........................          2,805
                                                                                      -------------
        Total Current Liabilities ..................................................      1,103,696
     Capitalized lease obligations, less current portion ...........................          3,234
                                                                                      -------------
TOTAL LIABILITIES ..................................................................      1,106,930

STOCKHOLDERS' EQUITY
     Preferred Stock, $0.001 par value, non-voting, 3,000,000 shares authorized:
     2,500 shares have been designated Cumulative Preferred Stock,
     of which 1 share is issued and outstanding ....................................              0
     300,000 shares have been designated Series A Convertible Preferred Stock,
     350,000 shares have been designated Series B Convertible Preferred Stock,
     120,000 shares have been designated Series C Convertible Preferred Stock,
     500,000 shares have been designated Series D Convertible Preferred Stock,
     500,000 shares have been designated Series E Convertible Preferred Stock,
     of which a combined total 521,582 shares are issued and outstanding ...........            522
     Common Stock, $0.0001 par value, 100,000,000 shares authorized,
     83,292,141 shares are issued and outstanding ..................................          8,329
     Additional paid-in capital ....................................................     26,293,818
     Accumulated deficit ...........................................................    (26,581,863)
                                                                                      -------------
TOTAL STOCKHOLDERS' EQUITY .........................................................       (279,194)

TOTAL LIABILITIES AND EQUITY .......................................................   $    827,736
                                                                                      =============


                 See notes to consolidated financial statements

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                     Three Months Ended               Six Months Ended
                                                          June 30,                        June 30,
                                                    2004            2003            2004             2003
                                                ------------    ------------    ------------    ------------
Total Revenues ..............................   $     20,294    $     33,107    $     64,874    $     68,559

      Cost of Goods Sold ....................         39,066          38,980          78,021          77,967
                                                ------------    ------------    ------------    ------------

Gross Profit ................................        (18,772)         (5,873)        (13,147)         (9,408)

      Selling expenses ......................        111,412         139,049         229,649         293,645
      Stock-based compensation ..............         85,978          61,210         236,033         207,216
      General & administrative expenses .....        329,935         407,616         763,985         781,312
                                                ------------    ------------    ------------    ------------

Operating (Loss) ............................       (546,097)       (613,748)     (1,242,814)     (1,291,581)

      Misc. non-operating expenses ..........        (14,489)             --         (14,489)             --
      Interest expense, net .................         (3,407)        (24,612)         (9,203)        (31,195)
                                                ------------    ------------    ------------    ------------
Non-Operating (Expense) .....................        (17,896)        (24,612)        (23,692)        (31,195)
                                                ------------    ------------    ------------    ------------

Net (Loss) before taxes .....................       (563,993)       (638,360)     (1,266,506)     (1,322,776)

      Provision for income taxes ............              0               0               0               0
Net (Loss) ..................................   $   (563,993)   $   (638,360)   $ (1,266,506)   $ (1,322,776)
                                                ============    ============    ============    ============

Dividends accrued on preferred stock ........         56,873          28,817         114,253          57,634
Amortized discount on convertible
      preferred stock .......................        779,026              --       1,495,462              --

Net (Loss) applicable to common shareholders    $ (1,399,892)   $   (667,177)   $ (2,876,221)   $ (1,380,410)
                                                ============    ============    ============    ============
Loss per Common Share .......................   $      (0.02)   $      (0.01)   $      (0.04)   $      (0.02)
                                                ============    ============    ============    ============
Weighted Average Number of
      Common Shares Outstanding .............     81,805,474      65,661,771      79,971,031      63,232,175
                                                ============    ============    ============    ============



                 See notes to consolidated financial statements

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                      Six Months Ended
                                                           June 30,
                                                      2004           2003
                                                  -----------    -----------
Cash Flows from Operating Activities
     Net (loss) ...............................   $(1,266,506)   $(1,322,776)
     Adjustments to net (loss)
        Depreciation and amortization .........        82,982         93,456
        Securities issued for expenses and debt       314,300        182,937
     Decreases (increases) in Assets
        Accounts receivable ...................        34,432          3,875
        Miscellaneous receivables .............            --          1,458
        Inventories ...........................        14,489             30
        Prepaid expenses ......................      (129,101)       (87,057)
        Other assets ..........................        10,577             --
     Increases (decreases) in Liabilities
        Deferred revenues .....................        38,925         (3,198)
        Change in prepayments .................            --        (14,075)
        Accounts payable and accrued expenses .       (66,069)       208,236
                                                  -----------    -----------
Net Cash (Used) by Operating Activities .......      (965,971)      (937,114)

Cash Flows from Investing Activities
     Purchases of equipment and fixtures ......        (3,443)        (1,885)
                                                  -----------    -----------
Net Cash (Used) by Investing Activities .......        (3,443)        (1,885)

Cash Flows from Financing Activities
     Proceeds from loans and notes payable ....            --        316,763
     Repayment of loans and notes .............      (282,851)       (16,706)
     Payment of dividends .....................          (900)            --
     Issuance of common and preferred stock ...     1,165,114        655,148
                                                  -----------    -----------
Net Cash Provided by Financing Activities .....       881,363        955,205
Net Increase (Decrease) in Cash ...............       (88,051)        16,206
Cash at Beginning of Period ...................        97,978          9,976
                                                  -----------    -----------
Cash at End of Period .........................   $     9,927    $    26,182
                                                  ===========    ===========



                 See notes to consolidated financial statements

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2004

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization

Magnitude Information Systems, Inc. (the "Company" or "Magnitude") was incorporated as a Delaware corporation on April 19, 1988 under the name
Fortunistics Inc. On November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc.

The Company's primary product is an integrated suite of proprietary software modules marketed under the name ErgoManager(TM) which are designed to help individual computer users and businesses increase productivity and reduce the risk of potentially preventable repetitive stress injury (RSI). These software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the software enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

On June 24, 1997, the Company extended a stock exchange offer to the shareholders of Magnitude, Inc., a Delaware corporation and manufacturer of ergonomic keyboarding systems. At the time of this submission, holders of 99.4% of Magnitude, Inc. common stock have tendered their shares. The remaining Magnitude, Inc. shareholders hold a minority interest which is valued at $0. The Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of Magnitude Information Systems, Inc. The operations of the combined entity are currently comprised solely of the operations of Magnitude, Inc.

Basis of Presentation


The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required for annual financial statements. These financial statements should be read in conjunction with the consolidated financial statements and related footnotes included in the Company's annual report on Form 10-KSB for the year ended December 31, 2003 and its quarterly report on Form 10-QSB for the period ended March 31, 2004.


In the opinion of the Company's management, all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's financial position as of June 30, 2004, the results of operations for the three and six months ended June 30, 2004 and 2003, and the cash flows for the six months ended June 30, 2004 and 2003, have been included.

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2004

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Principles of Consolidation

The  consolidated   financial  statements  include  the  accounts  of  Magnitude
Information Systems, Inc. and its subsidiary Magnitude, Inc. All significant inter-company balances and transactions have been eliminated.

Inventories

Inventory consists of finished goods that are stated at the lower of cost (determined by the first-in, first out method) or market.

Depreciation and Amortization

Property and equipment are recorded at cost. Depreciation on equipment, furniture and fixtures and leasehold improvements is computed on the straight-line method over the estimated useful lives of such assets between 3-10 years. Maintenance and repairs are charged to operations as incurred. Software assets are capitalized at the fair value of stock exchanged/granted upon acquisition and are amortized on the straight-line method on a product-by-product basis over the estimated economic life of the products which has been determined to be 10 years.

Securities Issued for Services

The Company accounts for stock, stock options and stock warrants issued for services and compensation by employees under the intrinsic value method. For non-employees, the fair market value of the Company's stock on the date of stock issuance or option/grant is used. The Company determined the fair market value of the warrants/options issued under the Black-Scholes Pricing Model. Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard
(SFAS) No. 123, "Accounting for Stock-based Compensation". The statement generally suggests, but does not require, employee stock-based compensation transactions to be accounted for based on the fair value of the services rendered or the fair value of the equity instruments issued, whichever is more reliably measurable. As permitted by the statement, the Company has elected to continue to follow the requirements of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees' for employees under the intrinsic value method. The adoption of SFAS No. 123 does not have a material impact on the financial statements.

Income Taxes

The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the year ended December 31, 2003.

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2004

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Net Loss Per Share

Net loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share" is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period. Common Stock equivalents have not been included in this computation since the effect would be anti-dilutive.

Revenue Recognition

The Company's revenue recognition policy for software sales is in accordance with Accounting Statement of Position 97-2. Revenue is recognized at the time of licensing provided that the resulting receivable position is deemed probable of collection and is fixed or determinable. Revenue from software maintenance contracts is recognized ratably as earned. Where a sales contract includes multiple elements, revenues are allocated to the various elements based on Company-specific objective evidence of fair value, regardless of any separate prices for each element that may be stated within the contract.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


GOING CONCERN

The ability of the Company to continue its operations is dependent on increasing sales and obtaining additional capital and financing. In their report for the fiscal year ended December 31, 2003, our auditors had expressed an opinion that, as a result of the losses incurred, there was substantial doubt regarding our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company were unable to continue as a going concern. During the last two years and the first quarter in 2004 the Company has relied on the private placement of its common and preferred stock to fund its operations. Management's plans are to continue seeking additional working capital through equity and debt placements with private and institutional investors.

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2004

CONCENTRATIONS OF BUSINESS AND CREDIT RISK

The Company maintains cash balances in a financial institution which are insured by the Federal Deposit Insurance Corporation up to $100,000. Balances in these accounts may, at times, exceed the federally insured limits.

The Company provides credit in the normal course of business to customers located throughout the U.S. and overseas. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

PREPAID EXPENSES


The major positions in Prepaid Expenses at the end of the quarter included $50,000 representing the value of the unamortized portion of part of the Company's chief executive officer's base salary for the remainder of the current year which was prepaid in January 2004 in the form of convertible preferred stock and warrants, in lieu of cash (see "Related Party Transactions"). Also included were approximately $85,000 representing the value of restricted stock and options issued to certain consultants for services to be rendered in the near future, and approximately $41,000 prepaid rent and insurance costs.



PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at March 31, 2004:

              Equipment                                        $        81,157
              Furniture and fixtures                                    72,230
                                                                 --------------

                                                                       153,387

              Less accumulated depreciation                            139,953
                                                                 --------------

                                        Total                  $        13,434
                                                                ==============


Depreciation expense charged to operations was $2,472 in the first three months of 2004 and $11,767 in the first three months of 2003.

ACCOUNTS PAYABLE AND ACCRUED EXPENSES


Accounts payable and accrued expenses consisted of the following at March 31, 2004:

              Accounts payable                                 $       183,328

              Accrued interest                                          55,572

              Accrued commissions                                       12,678

              Accrued salaries, bonuses, vacations                      49,334

              Accrued professional fees                                 50,563

              Miscellaneous accruals                                    11,470
                                                                  -------------

                                    Total                      $       362,945
                                                                  =============



               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2004

DEFERRED REVENUES

Deferred revenues at March 31, 2004, consist of prepaid software maintenance and support charges which are amortized ratably over the remaining duration of the underlying maintenance agreements.

LOANS AND NOTES PAYABLE

At March 31, 2004, Magnitude, Inc. and the Company had borrowings under short term loan agreements with the following terms and conditions:

On December 4, 1996,  Magnitude,  Inc.  repurchased 500,000 shares of its common stock and retired same against  issuance of a promissory  note  maturing  twelve months  thereafter  accruing  interest at 5% per annum and due December 4, 1998.
This note is overdue at March 31,  2004 and no demand for payment has been made.   $  75,000

At December 31, 1999 the Company had $1,475,000 of notes outstanding  related to a June 1995 private  placement  offering.  During 2000 the holders of $1,450,000 worth of notes agreed to accept partial  repayment of  approximately  30% of the note  balances  and  converted  the  remaining  balances  into common  shares or
convertible   preferred  shares.   The  total  amount  of  non-converted   notes
outstanding at March 31, 2004 is $25,000.  Attempts to locate the holder of this
note, to settle this liability, have been unsuccessful.                               25,000
                                                                                   ---------
         Total                                                                     $ 100,000
                                                                                   =========


LONG TERM DEBT


        Long-term debt as of June 30, 2004, is comprised of the following:
        Pursuant to the February 2, 1998, Agreement and Plan of Merger with
        Rolina Corporation, the Company had issued 155,556 shares (the "Shares")
        of its common stock to the principal of Rolina Corporation who currently serves as the Company's Chief Executive Officer and Board Chairman, and
        had issued a Put Option for such Shares at a price of $2.41 per share in accordance with the provisions contained therein, with notice for exercise eligible to be given at any time after February 1, 2000, and before 5:00 p.m. on the 90th day thereafter. This liability was converted into a Company obligation for $274,890 maturing March 31, 2002 and a demand loan for $100,000 both carrying interest at the rate of 7%
        per year, subsequently increased to 10%, payable monthly. The demand portion of this note was repaid in April 2002 and the due date for
        $274,890 of the remaining balance was extended to July 1, 2003. During the first quarter of 2004, $175,000 was repaid and the maturity of the unpaid balance was changed to January 1, 2005. The obligation includes an option to the holder for conversion of the outstanding principal into shares of the Company's convertible preferred stock and warrants at the
        rate of $0.06 per common share equivalent.                                $   99,890

        Discounted  present value of a non-interest  bearing $70,000 settlement with a  former  investor  of  Magnitude,  Inc.  to be paid  in  monthly payments  commencing  July 1, 1997.  The imputed  interest rate used to
        discount the note is 8% per annum. This obligation is in default.             33,529
                                                                                   ---------
             Total                                                                   133,419
             Less current maturities                                                 133,419
                                                                                   ---------
             Long-term debt, net of current maturities                             $       0
                                                                                   =========

INCOME TAXES

At December 31, 2003, the Company had net operating loss carry-forwards approximating $22,043,000 for federal income tax purposes which expire between the years 2007 and 2023 and are subject to certain annual limitations. At
December 31, 2003, the Company has available approximately $4,905,000 of net operating losses to carry-forward and which may be used to reduce future state taxable income which expire December 31, 2010.

     The Company's total deferred tax asset and valuation allowance at December 31, 2003 are as follows:
            Total deferred tax asset, non-current                                 $7,274,000
            Less valuation allowance                                              (7,274,000)
                                                                                  ----------
            Net deferred tax asset                                                $        -
                                                                                  ==========

COMMITMENTS AND CONTINGENCIES

Lease Agreement

On March 15, 2000, the Company entered into a lease agreement for office space which is utilized for the Company's principal offices. Such lease commenced
April 15, 2000 and expires on March 31, 2005 and requires monthly payments of $6,500 from April 15, 2000 through March 31, 2002; of $6,695 thereafter through
March 31, 2003; of $6,896 thereafter through March 31, 2004; and of $7,103 thereafter through March 31, 2005. In August 2002 the Company rented additional office space at this location commencing September 1, 2002. The add-on rental requires monthly payments of $1,955 throughout the remainder of the original lease term.



               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2004

COMMITMENTS AND CONTINGENCIES, continued


     Under the lease agreement, the Company is required to make future minimum lease payments as follows in addition to a pro-rata share of certain operating expenses:

          Year Ending December 31,
                  2004                                                 84,615
                  2005                                                 21,309
                                                                    ----------
                  Total                                               105,924
                                                                    ==========

Employment Agreements

The Company has entered into employment agreements with certain key personnel which provide for a base salary, yearly bonuses in common stock and/or options of the Company and other benefits. Termination of the agreements may be made by either party with advance notice.

RELATED PARTY TRANSACTIONS

In January 2004, the Company and its President and Chief Executive Officer agreed to convert most of his base salary for the remainder of the year 2004 into 16,667 shares of convertible preferred stock, convertible into 1,666,667 restricted common shares, and 833,333 warrants, exercisable during three years at the price of $0.15 per share, in lieu of $100,000 cash. The Company also repaid $239,088 notes payable due to this officer.

During the first quarter in 2004, an outside director of the Company was awarded a stock grant for 150,000 restricted common shares, for services rendered. The same director exercised an option for 250,000 restricted common shares at the price of $0.01 per share which option was acquired by him in a private transaction with an unrelated party.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                 INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

                                      Page


Independent Auditors' Report....................................         1

Financial Statements

     Consolidated Balance Sheet.................................         2

     Consolidated Statements of Operations......................         3

     Consolidated Statement of Stockholders Equity (Deficit)....        4-5

     Consolidated Statements of Cash Flows......................        6-7

     Notes to the Consolidated Financial Statements.............       8-27

              [letterhead of Rosenberg Rich Baker Berman & Company
                   380 Foothill Road, Bridgewater, New Jersey]


                          Independent Auditors' Report

To the Board of Directors and Stockholders of Magnitude Information Systems, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Magnitude Information Systems, Inc. and Subsidiaries as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Magnitude Information Systems, Inc. and Subsidiaries as of December 31, 2003 and the consolidated results of their operations and their cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
March 5, 2004,

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003


              Assets
Current Assets
        Cash                                                                                      $     97,978
        Accounts receivable, net of allowance for doubtful accounts of $212                             35,840
        Inventory                                                                                       26,917
        Miscellaneous receivables                                                                        1,800
        Prepaid expenses                                                                                69,622
                                                                                                  ------------
              Total Current Assets                                                                     232,157
Property and equipment, net of accumulated depreciation of $134,932                                     15,013
Software, net of accumulated amortization of $885,338                                                  621,952
Deposits                                                                                                23,783
Prepaid expenses, less current portion                                                                  32,818
                                                                                                  ------------
              Total Assets                                                                             925,723
                                                                                                  ============
              Liabilities and Stockholders' Equity (Impairment)
Current Liabilities
        Accounts payable and accrued expenses                                                          400,200
        Deferred revenues                                                                               16,641
        Deferred rental obligation                                                                       4,856
        Dividends payable                                                                              359,568
        Loans payable                                                                                   75,000
        Notes payable                                                                                  132,851
        Current maturities of long-term debt                                                           208,419
        Current maturities of capitalized lease obligations                                              2,805
                                                                                                  ------------
              Total Current Liabilities                                                              1,200,340
Capitalized lease obligations, less current portion                                                      3,234
Long term debt, less current portion                                                                   100,000
                                                                                                  ------------
              Total Liabilities                                                                      1,303,574

Commitments and Contingencies                                                                               --

Stockholders' Equity (Impairment)
        Preferred Stock, $.001 par value, non-voting, 3,000,000 shares authorized; 351,023
          shares issued and outstanding                                                                    351
        Common stock, $.0001 par value, 100,000,000 shares authorized; 77,213,808 shares issued
             and outstanding                                                                             7,721
        Discounts on preferred stock                                                                  (630,896)
        Additional paid in capital                                                                  23,950,614
        Accumulated (deficit)                                                                      (23,705,641)
                                                                                                  ------------
              Total Stockholders' Equity (Impairment)                                                 (377,851)
                                                                                                  ------------
              Total Liabilities and Stockholders' Equity (Impairment)                             $    925,723
                                                                                                  ============


See notes to the consolidated financial statements.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                  Year Ended December 31,
                                                ----------------------------
                                                    2003            2002
                                                ------------    ------------

Net Sales
     Hardware Products                          $         --    $         --
     Software                                        162,335         369,443
                                                ------------    ------------
         Total Net Sales                             162,335         369,443
                                                ------------    ------------

Cost of Good Sold
     Hardware Products                                    --             603
     Software                                        155,947         161,267
                                                ------------    ------------
         Total Cost of Goods Sold                    155,947         161,870
                                                ------------    ------------

Gross Profit                                           6,388         207,573
                                                ------------    ------------
Research and development costs                        12,892          64,847
Stock-based compensation                             466,399         454,896
Selling, general and administrative expenses       1,976,518       2,535,820
                                                ------------    ------------
                                                  (2,449,421)     (2,847,990)
Loss From Operations
                                                ------------    ------------

Other Income (Expense)
     Miscellaneous income                              3,745          75,719
     Interest income                                      --           2,820
     Interest expense                                (94,823)        (48,946)
     Loss on disposition of assets                      (779)        (27,740)
                                                ------------    ------------

         Total Other Income (Expense)                (91,857)          1,853
                                                ------------    ------------
                                                  (2,541,278)     (2,846,137)
Loss Before Provision for Income Taxes

Benefit from Income Taxes                            203,397         203,464
                                                ------------    ------------
Net Loss                                        $ (2,337,881)   $ (2,642,673)

Dividends on Preferred Shares                   $   (126,293)   $   (120,431)
                                                ------------    ------------
                                                $ (2,464,174)   $ (2,763,104)
Net Loss Applicable to Common Shareholders
                                                ============    ============

Net Loss Per Common Share                              (0.04)          (0.06)
                                                ============    ============

Weighted Average of Common Shares Outstanding     66,962,744      44,509,412
                                                ============    ============


See notes to the consolidated financial statements.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                     YEARS ENDED DECEMBER 31, 2003 AND 2002


                                            Convertible                      Cumulative
                                         Preferred Convertible            Preferred Shares              Common Stock
                                    ----------------------------    ---------------------------   ---------------------------
                                       Shares          Amount          Shares          Amount         Shares         Amount
                                    ------------    ------------    ------------   ------------   ------------   ------------

      Balances, January 1, 2002          214,857    $        215               1   $         --    25,,711,403   $      2,571
Conversion of convertible
preferred stock into common
stock                                    (18,889)            (19)             --             --        188,890             19
Issuance of common stock for
accrued dividends                             --              --              --             --        353,854             36
Issuance of common stock for
stock awards                                  --              --              --             --      2,200,000            220
Issuance of options for
outside services                              --              --              --                            --             --
Issuance of common stock
pursuant to exercise of options               --              --              --             --        262,500             26
Issuance of common stock
pursuant to exercise of
warrants                                      --              --              --                            --      4,432,308
Issuance of common stock
pursuant to private equity
placements                                    --              --              --             --     19,651,500          1,965
Issuance of common stock
granted for private placement
finders' fees                                 --              --              --             --        226,000             23
Issuance of common stock
pursuant to conversion of
accounts payable                              --              --              --             --        525,738             53
Issuance of common stock for
services performed                            --              --              --             --      1,532,183            153
Isuance of common stock for
compensation                                  --              --              --             --      1,311,441            131

Net loss, year ended December
31, 2002                                      --              --              --             --             --             --
Dividends on convertible
preferred stock                               --              --              --             --             --             --
                                    ------------    ------------    ------------   ------------   ------------   ------------
      Balances, December 31, 2002        195,968    $        196               1   $         --     56,395,817   $      5,640
                                    ============    ============    ============   ============   ============   ============
                                                                                         Total
                                         Stock         Additional                    Stockholders
                                     Subscriptions      Paid in      Accumulate        ' Equity
                                       Receivable        Capital       Deficit         (Deficit)
                                                      ------------   ------------    ------------

                                      ------------    ------------   ------------    ------------

      Balances, January 1, 2002       $         --      18,033,948   $(18,478,363)   $   (441,629)
Conversion of convertible
preferred stock into common
stock                                           --              --             --              --
Issuance of common stock for
accrued dividends                               --          35,350             --          35,386
Issuance of common stock for
stock awards                                    --         136,600             --         136,600
Issuance of options for
outside services                                --          56,771             --          56,771
Issuance of common stock
pursuant to exercise of options                 --          25,974             --          26,000
Issuance of common stock
pursuant to exercise of
warrants                                       443         438,565             --         439,008
Issuance of common stock
pursuant to private equity
placements                                  (3,297)      1,857,065             --       1,855,733
Issuance of common stock
granted for private placement
finders' fees                                   --           6,027             --           6,050
Issuance of common stock
pursuant to conversion of
accounts payable                                --          52,521             --          52,574
Issuance of common stock for
services performed                              --         133,255             --         133,408
Isuance of common stock for
compensation                                    --         126,154             --         126,285

Net loss, year ended December
31, 2002                                        --              --     (2,642,673)     (2,642,673)
Dividends on convertible
preferred stock                                 --              --       (120,431)       (120,431)
                                      ------------    ------------   ------------    ------------
      Balances, December 31, 2002     $     (3,297)   $ 20,902,010   $(21,241,467)   $   (336,918)
                                      ============    ============   ============    ============




See notes to the consolidated financial statements.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                     YEARS ENDED DECEMBER 31, 2003 AND 2002



                                                                                                                    Discount on
                                                               Convertible                   Cumulative              Preferred
                                                            Preferred Shares               Preferred Shares            Stock
                                                      ----------------------------    ---------------------------   ---------------
                                                         Shares          Amount         Shares          Amount         Amount
                                                      ------------    ------------    ------------   ------------   ------------

         Balances, January 1, 2003                         195,968    $        196               1   $         --   $         --
   Issuance of convertible                                 130,834             131              --             --       (598,289)
   preferred stock pursuant to
   private equity placements
   Issuance of convertible
   preferred stock for services
   performed and accr. interest                              7,405               7              --             --             --
   Issuance of preferred stock
   pursuant to conversion of debt                           19,593              20              --             --        (48,663)
   Repurchase of preferred stock                            (2,778)             (3)             --             --             --
   Receipt of stock subscription
   receivable                                                   --              --              --                            --
   Issuance of common stock
   pursuant to conversion of debt                               --              --              --             --             --
   Issuance of common stock
   pursuant to exercise of options                              --              --              --                            --
   Issuance of common stock
   pursuant to exercise of warrants                             --              --              --             --             --
   Issuance of common stock
   pursuant to private equity
   placements                                                   --              --              --             --             --
   Issuance of common stock
   granted for private placement
   finders' fees                                                --              --              --             --             --
   Issuance of common stock
   pursuant to conversion of
   accounts payable                                             --              --              --             --             --
   Issuance of common stock for
   services performed                                           --              --              --             --             --
   Issuance of common stock for
   compensation                                                 --              --              --             --             --
   Issuance of common stock for
   stock awards                                                 --              --              --             --             --
   Issuance of common stock for
   services performed                                           --              --              --             --             --
   Issuance of warrants for
   services performed                                           --              --              --             --             --

   Net loss, year ended December
   31, 2003                                                     --              --              --             --             --
   Dividends on convertible
   preferred stock                                              --              --              --             --             --
                                                      ------------    ------------    ------------   ------------   ------------
   Amortization of discount on
   preferred stock                                              --              --              --             --         16,056
                                                      ------------    ------------    ------------   ------------   ------------

         Balances, December 31, 2003                       351,022    $        351               1   $         --   $   (630,896)
                                                      ============    ============    ============   ============   ============
                                                                        Stock       Additional                         Total
                                                                    Subscriptions    Paid in        Accumulated     Stockholders'
                                              Common Stock           Receivable       Capital         Deficit      Equity (Deficit)
                                      ---------------------------   -------------   -----------     ------------    ------------
                                         Shares         Amount
                                      ------------   ------------   ------------    ------------    ------------    ------------

         Balances, January 1, 2003      56,395,817   $      5,640   $     (3,297)   $ 20,902,010    $(21,241,467)   $   (336,918)
   Issuance of convertible                      --             --             --       1,357,560              --         759,402
   preferred stock pursuant to
   private equity placements
   Issuance of convertible
   preferred stock for services
   performed and accr. interest                 --             --             --          44,225              --          44,232
   Issuance of preferred stock
   pursuant to conversion of debt               --             --             --         166,203              --         117,560
   Repurchase of preferred stock                --             --             --         (24,997)             --         (25,000)
   Receipt of stock subscription
   receivable                                   --             --          3,297              --              --           3,297
   Issuance of common stock
   pursuant to conversion of debt          220,000             22             --          21,978              --          22,000
   Issuance of common stock
   pursuant to exercise of options          81,000              8             --           8,092              --           8,100
   Issuance of common stock
   pursuant to exercise of warrants      3,552,752            355             --         319,792              --         320,147
   Issuance of common stock
   pursuant to private equity
   placements                            9,122,171            912             --         646,480              --         647,392
   Issuance of common stock
   granted for private placement
   finders' fees                            30,000              3             --              (3)             --              --
   Issuance of common stock
   pursuant to conversion of
   accounts payable                       5620,533             62             --          41,055              --          41,117
   Issuance of common stock for
   services performed                    3,828,035            383             --         158,873              --         159,256
   Issuance of common stock for
   compensation                          1,000,000            100             --          99,900              --         100,000
   Issuance of common stock for
   stock awards                          2,363,500            236             --         105,554              --         105,790
   Issuance of common stock for
   services performed                           --             --             --          48,543              --          48,543
   Issuance of warrants for
   services performed                           --             --             --          55,349              --          55,349

   Net loss, year ended December
   31, 2003                                     --             --             --              --      (2,337,881)     (2,337,881)
   Dividends on convertible
   preferred stock                              --             --             --              --        (110,237)       (110,237)
                                      ------------   ------------   ------------    ------------    ------------    ------------
   Amortization of discount on
   preferred stock                              --             --             --              --         (16,056)             --
                                      ------------   ------------   ------------    ------------    ------------    ------------

         Balances, December 31, 2003    77,213,808   $      7,721   $         --    $ 23,950,614    $(23,705,641)   $   (377,851)
                                      ============   ============   ============    ============    ============    ============



See notes to the consolidated financial statements

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                         Year Ended December 31,
                                                                       --------------------------
                                                                           2003           2002
                                                                       -----------    -----------
Cash Flows From Operating Activities

    Net Loss                                                           $(2,337,881)   $(2,642,673)

    Adjustments to Reconcile Net Loss to Net Cash Used by Operations
      Depreciation and amortization                                        178,447        205,373
      Common stock/options issued for various expenses                     466,399        454,896
      Loss on disposition of assets                                            779          2,741
      Bad debt provision                                                    30,905         20,029
      Forgiveness of debt                                                    3,745         75,719

    Decreases (Increases) in Assets
        Accounts receivable                                                (20,952)       233,578
        Miscellaneous receivables                                            1,929          4,471
        Inventories                                                             30        (26,947)
        Prepaid expenses                                                    (3,052)        31,155
        Other assets                                                            --         (1,955)

    Increases (Decreases) in Liabilities

      Accounts payable and accrued expenses                               (147,402)      (209,446)

      Deferred revenue                                                       1,396       (220,675)

      Deferred rental obligation                                            (1,339)         1,050

      Deposits payable                                                     (14,075)        14,075
                                                                       -----------    -----------
        Net Cash Used by Operating Activities                           (1,841,071)    (2,058,609)
                                                                       -----------    -----------

Cash Flows From Investing Activities
    Purchases of equipment, fixtures, and software                          (3,695)       (13,195)

    Collections of loans                                                        --         14,469
                                                                       -----------    -----------
        Net Cash (Used) Provided by Investing Activities                    (3,695)         1,274
                                                                       -----------    -----------

Cash Flows From Financing Activities
    Repayment of note payable                                                   --       (100,000)
    Repayment of capital lease obligations                                  (2,981)        (7,956)
    Proceeds from loans payable                                            183,323         25,000
    Repayment of loans payable                                             (44,793)      (142,500)

    Proceeds from officer loans                                             83,881             --
    Proceeds from issuance of common and preferred stock                 1,713,338      2,277,538
                                                                       -----------    -----------
        Net Cash Provided by Financing Activities                        1,932,768      2,052,082
                                                                       -----------    -----------

Net increase (decrease) in Cash                                             88,002         (5,253)

Cash at beginning of period                                                  9,976         15,229
                                                                       -----------    -----------
Cash at end of period                                                  $    97,978    $     9,976
                                                                       ===========    ===========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

    Interest Paid                                                      $    36,564    $    35,418
                                                                       ===========    ===========
    Taxes Paid                                                         $     2,800    $     1,080
                                                                       ===========    ===========


See notes to the consolidated financial statements.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                     Year Ended December 31,
                                                                                               -----------------------------------
                                                                                                     2003              2002
                                                                                               ----------------   ----------------
Schedule of non-cash investing and financing activities

     In connection with consideration for consulting services, stock options for 1,935,000
     common shares were issued                                                                 $        48,543
                                                                                                ===============
     In connection with consideration for consulting and professional services, stock
     warrants for 1,570,250 common shares were issued                                          $        55,349
                                                                                                ===============
     In connection with the retirement of a short-term loan, 220,000 common shartes were
     issued                                                                                    $        22,000
                                                                                                ===============
     In connection with the retirement of accounts payable, 30,235 common shares were issued   $         2,116
                                                                                                ===============
     In connection with consideration of current services, 7,781,833 common shares were
     issued                                                                                    $       404,047
                                                                                                ===============
     In connection with consideration of current services and accrued interest, 7,405
     preferred shares were issued                                                              $        44,232
                                                                                                ===============
     In connection with the retirement of a short-term loan, 19,593 preferred shares were
     issued                                                                                    $       117,560
                                                                                                ===============
     In connection with the purchase of equipment, a capitalized lease obligation resulted     $         8,509
                                                                                                ===============
     In connection with consideration for current goods/services, 5,026,124 common shares
     were issued                                                                                                 $        398,125
                                                                                                                  ================
     In connection with consideration for past services, 526,849 common shares were issued                       $         52,685
                                                                                                                  ================
     In exchange for accrued dividends on preferred stock, 353,854 common shares were issued                     $         35,385
                                                                                                                  ================
     In connection with the retirement of accrued dividends on preferred stock, notes and
     accounts payable, 463,890 common shares were issued                                                         $         46,389
                                                                                                                  ================
     In connection with consideration of current services, stock options for 1,079,500
     shares were issued                                                                                          $         56,771
                                                                                                                  ================
     In exchange for prepaid rent, 78,000 common shares were issued                                              $          4,218
                                                                                                                  ================

See notes to the consolidated financial statements.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Organization
      Magnitude Information Systems, Inc. (the "Company") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics Inc. On November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc.

      The Company and Magnitude, Inc. are two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of the Company. However, the operations of the combined entity are currently comprised solely of the operations of Magnitude, Inc. The 1% of Magnitude, Inc. not owned by the Company constitutes a minority interest which is valued at $0.

      On January 15, 2000, the Company acquired all of the issued and outstanding capital stock of Cornell Ergonomics, Inc. (Cornell) and Internet Ergonomics Technologies Corp. (IET), privately held Delaware Corporations, whose only property was comprised of certain proprietary ergonomic software modules, in exchange for the Company's common stock. These modules were subsequently transferred to the Company. The Company is currently in the process of dissolving both Cornell and IET.

      The Company's primary product is an integrated suite of proprietary software modules marketed under the name ErgoManagerTM which are designed to help individual computer users and businesses increase productivity and reduce the risk of potentially preventable repetitive stress injury (RSI). These software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the software enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

     Principles of Consolidation
      The consolidated  financial  statements  include the accounts of Magnitude
      Information  Systems,  Inc.  and  its  subsidiary,   Magnitude,  Inc.  All
      significant intercompany balances and transactions have been eliminated.

     Depreciation
      Property, plant and equipment are recorded at cost. Depreciation on equipment, furniture and fixtures and leasehold improvements is computed on the straight line method over the estimated useful lives of such assets between 5-10 years. Maintenance and repairs are charged to operations as incurred. Repairs and maintenance which do not extend the useful lives of the related assets are expensed as incurred.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

    Inventory
      Inventory is stated at the lower of cost (first in, first out) or market value and consists primarily of packaged software.

    Amortization
      Software assets are capitalized at the fair value of stock exchanged/granted upon acquisition and are amortized on the straight line method on a product-by-product basis over the estimated economic life of the products which has been determined to be 10 years.

    Advertising Costs
      Advertising costs are charged to operations when incurred. Advertising expense was $31,546 and $6,065 for the years ended December 31, 2003 and 2002, respectively.

    Evaluation of Long Lived Assets
      Long-lived assets are assessed for recoverability on an ongoing basis. In evaluating the fair value and future benefits of long-lived assets, their carrying value would be reduced by the excess, if any, of the long-lived asset over management's estimate of the anticipated undiscounted future net cash flows of the related long-lived asset.

    Securities Issued for Services
      The Company accounts for stock, stock options and stock warrants issued for services and compensation by employees under the intrinsic value method. For non-employees, the fair market value of the Company's stock on the date of stock issuance or option/grant is used. The Company determined the fair market value of the warrants/options issued under the Black-Scholes Pricing Model and applied a 50% discount due to the trading nature of the Company's stock. A similar discount was utilized in valuing stock issued. Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-based Compensation". The statement generally suggests, but does not require, employee stock-based compensation transactions to be accounted for based on the fair value of the services rendered or the fair value of the equity instruments issued, whichever is more reliably measurable. As permitted by the statement, the Company has elected to continue to follow the requirements of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees' for employees under the intrinsic value method. The adoption of SFAS No. 123 does not have a material impact on the financial statements.

    Income Taxes
      The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the year ended December 31, 2003.

    Net Loss Per Share
      Net loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share," is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period. Common Stock equivalents have not been included in this computation since the effect would be anti-dilutive.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

    Revenue Recognition
      The  Company's  revenue  recognition  policy  for  software  sales  is  in accordance with Accounting Statement of Position 97-2. Revenue is recognized at the time of licensing provided that the resulting receivable is deemed probable of collection and is fixed or determinable. Revenue from software maintenance contracts is recognized ratably as earned. When a sales contract includes multiple elements, revenues are allocated to the various elements based on Company - specific objective evidence of fair value, regardless of any separate prices for each element that may be stated within the contract.

    Use of Estimates
      The preparation of financial statements in conformity with generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GOING CONCERN

      As shown in the accompanying financial statements, the Company incurred net losses of $2,337,881 and $2,642,673 during the years ended December 31, 2003 and 2002, respectively. The ability of the Company to continue as a going concern is dependent on increasing sales and obtaining additional capital and financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management's plans are to continue discussions with several potential investors to obtain additional capital in order to alleviate the situation.

CONCENTRATIONS OF BUSINESS AND CREDIT RISK

      The Company maintains cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000. Balances in these accounts may, at times, exceed the federally insured limits.

      The Company provides credit in the normal course of business to customers located throughout the U.S. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

PREPAID EXPENSES

      Prepaid expenses are recorded in connection with common stock/options issued to consultants for future services and are amortized over the period of the agreement, ranging from one to two years.

PROPERTY AND EQUIPMENT
      Property and equipment consist of the following at December 31, 2003:
         Equipment                                                              $       77,715
         Furniture and fixtures                                                         72,230
                                                                                ---------------

                                                                                       149,945

         Less accumulated depreciation                                                 134,932
                                                                                ---------------

                                                                                $       15,013
                                                                                ===============

Depreciation expense charged to operations was $22,529 and $49,454 in 2003 and 2002, respectively.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

ACCOUNTS PAYABLE AND ACCRUED EXPENSES
     Accounts payable and accrued expenses consisted of the following at December 31, 2003:

     Accounts payable                                                                                 $        191,627
     Accrued interest                                                                                           53,398
     Accrued consulting fees                                                                                    32,745
     Accrued commissions                                                                                        10,118
     Accrued professional fees                                                                                  40,000
     Accrued taxes                                                                                                 371
     Accrued payroll                                                                                            59,941
     Miscellaneous accruals                                                                                     12,000
                                                                                                      -----------------

                                                                                                      $        400,200
                                                                                                      =================
LOANS PAYABLE

      The Company and Magnitude, Inc. had borrowings under short term loan agreements with the following terms and conditions at December 31, 2003:

      On December 4, 1996, Magnitude, Inc. repurchased 500,000 shares of its common stock and retired same against issuance of a promissory note maturing twelve months thereafter accruing interest at 5% per annum and due December 4, 1998. This note is overdue at
      December 31, 2003 and no demand for payment has been made.                                       $         75,000
                                                                                                      -----------------

             Total                                                                                     $         75,000
                                                                                                       ================

NOTES PAYABLE


      At December 31, 1999 the Company had $1,475,000 of notes outstanding related to a June 1995 private placement offering. During 2000 the holders of $1,450,000 worth of notes agreed to accept partial repayment of approximately 30% of the note balances and converted the remaining balances into common shares or convertible preferred shares. The total amount of nonconverted notes outstanding at December 31, 2002 is $25,000.
      Attempts to locate the holder of this note, $ 25,000 to settle this liability, have been unsuccessful.

      Cash  advances by an officer of the company,  payable on demand,  carrying
      interest at 10% per annum                                                                                  64,088

      Note dated June 2, 2003,  due December 2, 2003,  issued to a relative of a director and carrying interest at the rate of 10% per annum. This note was overdue at  December  31,  2003,  and was  subsequently  repaid in full in
      January 2004.                                                                                              43,763
                                                                                                       -----------------
             Total                                                                                     $        132,851
                                                                                                       =================

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

LONG-TERM DEBT

      Long-term debt as of December 31, 2003 is comprised of the following:

      Pursuant to the February 2, 1998, Agreement and Plan of Merger with Rolina
      Corporation,

      the Company had issued  155,556  shares (the "Shares") of its common stock to the  principal  of  Rolina  Corporation  who  currently  serves  as the
      Company's Chief Executive Officer and Board Chairman, and had issued a Put
      Option for such  Shares at a price of $2.41 per share in  accordance  with the provisions contained therein,  with notice for exercise eligible to be given at any time after February 1, 2000, and before 5:00 p.m. on the 90th day thereafter. This liability was converted into a Company obligation for
      $274,890  maturing  March 31,  2002 and a demand  loan for  $100,000  both carrying  interest at the rate of 7% per year,  subsequently  increased to
      10%, payable monthly.  The demand portion of this note was repaid in April
      2002 and the due date for $274,890 of the  remaining  balance was extended to July 1, 2003.  Subsequently,  the  maturity  of the unpaid  balance was changed to a portion  of  $174,890  payable  on  demand,  and a portion of
      $100,000 due and payable on January 2, 2005.  The  obligation  includes an option to the holder for  conversion  of the  outstanding  principal  into shares  of the  Company's  common  stock at the rate of $0.10  per  share.
      Subsequently,  in January 2004,  the entire demand portion of $174,890 was
      repaid.                                                                                          $        274,890

      Discounted present value of a non-interest bearing $70,000 settlement with a former  investor  of  Magnitude,  Inc.  to be paid in 24  equal  monthly payments  commencing  July 1,  1997.  The  imputed  interest  rate used to
      discount the note is 8% per annum. This obligation is in default.                                          33,529
                                                                                                       -----------------
                                                                                                                308,419
             Total
                  Less current maturities                                                                       208,419
                                                                                                       -----------------
                  Long-term debt, net of current maturities                                            $        100,000
                                                                                                       =================

CAPITALIZED LEASE OBLIGATIONS

      The Company leases office equipment under a non-cancelable capital lease agreement expiring in January 2006. The capital lease obligation has been recorded at the present value of future minimum lease payments, discounted at an interest rate of 6.00%. The capitalized cost of equipment at December 31, 2003 amounted to $5,909 net of accumulated depreciation of $2,600.

      The following is a schedule of minimum lease payments due under capital leases at December 31, 2003:


         Year Ending December 31, 2003

         Total minimum capital lease payments                                            $         6,441
         Less amounts representing interest                                                          402
                                                                                         ----------------
         Present value of net minimum capital lease payments                                       6,039
         Less current maturities of capital lease obligations                                      2,805
                                                                                         ----------------
         Obligations under capital leases, excluding current maturities                  $         3,234
                                                                                         ================

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DEFERRED REVENUES

      Deferred revenues at December 31, 2003, amounted to $16,641 related to prepaid software maintenance and support charges which are amortized ratably over the duration of the underlying maintenance agreements.

PREFERRED STOCK

      Preferred stock is non-voting, $.001 par value per share with 3,000,000 shares authorized. Cumulative Preferred Stock has 2,500 shares designated of which 1 share is issued and outstanding. The total Cumulative Preferred Stock at December 31, 2003 is $0 with a liquidation price of $100,000. As of December 31, 2003, there was $9,000 of cumulative preferred dividends in arrears representing $9,000 per cumulative preferred share.

      Series A of the Senior Convertible Preferred Stock series which was issued in 2000 has 300,000 shares designated, 29,300 shares issued and outstanding. The total outstanding Series A Senior Convertible Preferred Stock at December 31, 2002 is $29 with a liquidation price of $146,500. The following is a description of the Series A convertible preferred stock:

      (1) The holders of said shares of Series A Senior Preferred shall be entitled to receive cumulative dividends at the rate of seven percent (7%) per annum during the first annual period after issuance, increasing by increments of one half of one percent for every year thereafter until the rate reaches ten percent (10%) per annum at which time it will remain at 10% payable semi-annually when declared by the Board of Directors, before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Company. The Dividend Rate shall accrue on the Liquidation Price of each share of the Series A Senior Preferred. The dividends on the Series A Senior Preferred, payable in cash, shall be cumulative, so that if the Company fails in any fiscal year to pay such dividends on all the issued and outstanding Series A Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Cumulative Preferred Stock or the Common Stock.

      (2) The Series A Senior Preferred shall with respect to dividend rights and liquidation rights rank prior to all classes and series of Common Stock and the Cumulative Preferred Stock, and on a par with the Series B and C Senior Convertible Preferred Stock.

      (3) In the event of any liquidation, of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series A Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, the amount of Five ($5.00) dollars for each share of Series A Senior Preferred (the "Liquidation Price") held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided, however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series B and C Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B and C Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

PREFERRED STOCK - (Continued)

      (4) The Company shall have the right to redeem pro rata any or all of its Series A Senior Preferred issued and outstanding at any time, with the Board of Directors of the Company in its sole discretion deciding how many shares to redeem, provided, however, that any such shares called for redemption have been issued and outstanding for a minimum of three (3) years at the time of notice of redemption to the holders of such shares, by paying to the holders thereof the Liquidation Price for each share of Series A Senior Preferred held by such holder plus a "call premium" of 15% of the Liquidation Price, together with the amount of any accrued and unpaid dividends as may have accumulated thereon at the time of redemption (the "Redemption Price").

      (5) Each share of Series A Senior Preferred shall be convertible at any time prior to the Redemption Date, at the holder's option, into such number (the "Conversion Ratio") of shares of the Common Stock of the Company as arrived at by dividing the Liquidation Price by one hundred fifty (150) percent of the market price of the Common Stock of the Corporation ("Market Price") on the earlier of the dates such share of Series A Senior Preferred is subscribed for or issued (the "Effective Date").

            As  of  December  31,  2003  there  were  $32,474  Series  A  Senior
            Convertible   Preferred   share   dividends   accrued   and   unpaid
            representing $1.11 per share.

Series B of the Senior Convertible Preferred Stock series which was issued in 2000 has 350,000 shares designated, no shares issued and outstanding. The total outstanding Series B Senior Convertible Preferred Stock at December 31, 2003 is $0. The following is a description of the Series B Senior Convertible Stock:

      (1) The holders of said shares of Series B Senior Preferred shall be entitled to receive cumulative dividends thereon at the rate of seven percent (7%) per annum, payable semi-annually when declared by the Board of Directors, before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Company. The Dividend Rate shall accrue on the Liquidation Price of each share of the Series B Senior Preferred. The dividends on the Series B Senior Preferred, payable in cash, shall be cumulative, so that if the Company fails in any fiscal year to pay such dividends on all the issued and outstanding Series B Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Cumulative Preferred Stock or the Common Stock.

      (2) The Series B Senior Preferred shall, with respect to dividend rights and liquidation rights, rank prior to all classes and series of Common Stock and the Cumulative Preferred Stock, and on a par with the Series A and C Senior Convertible Preferred Stock.

      (3) In the event of any liquidation of the Company, whether voluntary or otherwise, after payment or providing for payment of the debts and other liabilities of the Company, the holders of the Series B Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, the amount of nine ($9.00) dollars for each share of Series B Senior Preferred (the "Liquidation Price") held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series A and C Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B and C Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

PREFERRED STOCK - (Continued)

      (4) The Company shall have the right to redeem pro rata any or all of its Series B Senior Preferred issued and outstanding at any time, with the Board of Directors of the Company in its sole discretion deciding how many shares to redeem, provided, however, that any such shares called for redemption have been issued and outstanding for a minimum of three (3) years at the time of notice of redemption of the holders of such shares, by paying to the holders thereof the Liquidation Price for each share of Series B Senior Preferred held by such holder plus a "call premium" of 10% of the Liquidation Price, together with the amount of any accrued and unpaid dividends as may have accumulated thereon at the time of redemption (the "Redemption Price").

      (5) Each share of Series B Senior Preferred shall be convertible at any time prior to the Redemption Date, at the holder's option, into shares of Common Stock of the Company on the basis of ten (10) shares of Common Stock for 1 share of Series B Senior Preferred.

As of December 31, 2002 there were no Series B Senior Convertible Preferred share dividends accrued and unpaid.

Series C of the Senior Convertible Preferred Stock series which was issued in 2000 has 120,000 shares designated, 100,000 shares issued and outstanding. The total outstanding Series C Senior Convertible Preferred Stock at December 31, 2002 is $100 with a liquidation price of $900,000. The following is a description of the Series C Senior Convertible Stock:

      (1) The holders of said shares of Series C Senior Preferred shall be entitled to receive cumulative dividends thereon at the rate of seven percent (7%) per annum, payable monthly, before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Company. The Dividend Rate shall accrue on the Liquidation Price (as hereinafter defined) of each share of the Series C Senior Preferred. The dividends on the Series C Senior Preferred, payable in cash, shall be cumulative, so that if the Company fails in any fiscal year to pay such dividends on all the issued and outstanding Series C Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Cumulative Preferred Stock or the Common Stock.

      (2) The Series C Senior Preferred shall with respect to dividend rights and liquidation rights rank prior to all classes and series of Common Stock and the Cumulative Preferred Stock, and on a par with the Series A and B Senior Convertible Preferred Stock.

      (3) In the event of any liquidation of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series C Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, the amount of nine ($9.00) dollars for each share of Series C Senior Preferred (the "Liquidation Price") held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided, however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series A and B Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B and C Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

PREFERRED STOCK - (Continued)

      (4) The Company shall have the right to redeem pro rata any or all of its Series C Senior Preferred issued and outstanding at any time, with the Board of Directors of the Company in its sole discretion deciding how many shares to redeem, provided, however, that any such shares called for redemption have been issued and outstanding for a minimum of three (3) years at the time of notice of redemption to the holders of such shares, by paying to the holders thereof the Liquidation Price for each share of Series C Senior Preferred held by such holder plus a "call premium" of 10% of the Liquidation Price together with the amount of any accrued and unpaid dividends as may have accumulated thereon at the time of redemption (the "Redemption Price").

      (5) Each share of Series C Senior Preferred shall be convertible at any time prior to the Redemption Date, at the holder's option, into shares of Common Stock of the Company on the basis of ten (10) shares of Common Stock for 1 share of Series C Senior Preferred.

As of December 31, 2003 there were $189,000 Series C Senior Convertible Preferred share dividends accrued and unpaid representing $1.89 per share.

Series D of the Senior Convertible Preferred Stock series which was issued in 2000 has 500,000 shares designated, 63,890 shares issued and outstanding. The total outstanding Series D Senior Convertible Preferred Stock at December 31, 2003 is $64 with a liquidation price of $575,010. The following is a description of the Series D Senior Convertible Stock:

      (1) The holders of said shares of Series D Senior Preferred shall be entitled to receive cumulative dividends thereon at the rate of seven percent (7%) per annum, payable semi-annually when declared by the Board of Directors before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Company. The Dividend Rate shall accrue on the Stated Value (the "Stated Value"), which Stated Value shall be noted on the certificate issued to the holder, of each share of the Series D Senior Preferred. The dividends on the Series D Senior Preferred, payable in cash, shall be cumulative, so that if the Company fails in any fiscal year to pay such dividends on all the issued and outstanding Series D Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Cumulative Preferred Stock or the Common Stock.

      (2) The Series D Senior Preferred shall with respect to dividend rights and liquidation rights rank prior to all classes and series of Common Stock and the Cumulative Preferred Stock, and on a par with the Series A, B and C Senior Convertible Preferred Stock.

      (3) In the event of any liquidation of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series D Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, an amount equal to the Stated Value of each share of Series D Senior Preferred held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided, however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series A, B and C Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B, C and D Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

PREFERRED STOCK - (Continued)

      (4) The Company shall have the right to redeem pro rata any or all of its Series D Senior Preferred issued and outstanding at anytime, with the Board of Directors of the Company in its sole discretion deciding how many shares to redeem, provided, however, that any such shares called for redemption have been outstanding for a minimum of three (3) years at the time of notice of redemption to the holders of such shares, by paying to the holders thereof the Stated Value for each share of Series D Senior Preferred held by such holder plus a "call premium" of 10% of the Stated Value, together with the amount of any accrued and unpaid dividends as may have accumulated thereon at the time of redemption (the "Redemption Price").

      (5) Each share of Series D Senior Preferred shall be convertible at any time prior to the Redemption Date, at the holder's option, into shares of Common Stock of the corporation on the basis of ten(10) shares of Common Stock for 1 share of Series D Senior Preferred.

As of December 31, 2003 there were $129,094 Series D Senior Convertible Preferred share dividends accrued and unpaid representing $2.02 per share.

Series E of the Senior Convertible Preferred Stock series which was issued in 2003 has 500,000 shares designated, 157,832 shares issued and outstanding. The total outstanding Series E Senior Convertible Preferred Stock at December 31, 2003 is $158 with a liquidation price of $946,992. The following is a description of the Series E convertible preferred stock:

      (1) The holders of said shares of Series E Senior Preferred shall be entitled to receive cumulative dividends at the rate of six percent (6%) per annum, payable at the time said shares are converted into shares of common stock of the Company and when declared by the board of Directors, before any dividend shall be declared, set apart for, or paid upon the Common Stock and any other Preferred Stock of the Company. The Dividend Rate shall accrue on the Stated Value, which Stated Value shall be noted on the certificate issued to the holder of each share of the Series E Senior Preferred. The dividends on the Series E Senior Preferred, payable in cash, shall be cumulative, so that if the company fails in any fiscal year to pay such dividends on all the issued and outstanding Series E Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for any other class of Preferred Stock or the Common Stock.

      (2) The Series E Senior Preferred shall with respect to dividend rights rank prior to all classes and series of Common Stock, Cumulative Preferred Stock , and the Series A, B, C, and D Senior Convertible Preferred Stock and, with respect to liquidation rights rank prior to all classes and series of Common Stock, the Cumulative Preferred Stock, and be on a par with the Series A, B, C and D Senior Convertible Preferred Stock.

      (3) In the event of any liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series E Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, an amount equal to the Stated Value of each share of Series E Senior Preferred held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided, however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series A, B, C and D Senior Preferred, before any distribution shall be made to (1)

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

PREFERRED STOCK - (Continued)

            the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B, C, D and E Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

      (4) The holders of said shares of Series E Senior Preferred shall not be entitled to any voting rights.

      (5) Shares of Series E Senior Preferred which have been issued and reacquired in any manner, including shares purchased or converted into Common Stock exchanged or redeemed, shall be canceled on the books of the Company and shall not be considered outstanding for any purpose.

      (6) During such time as there exist unpaid cumulative dividends due on the Series E Senior Preferred, no reclassification of the shares of the Company or capital reorganization of the Company in any manner provided by law shall be valid unless(a) the holders of a majority of all the Series E Senior Preferred approve, and (b) provision is made for the payment of the aggregate unpaid cumulative dividends then in arrears.

      (7) Each share of Series E Senior Preferred shall automatically convert, on the date six months after the date of issuance (the "Conversion Date") which Conversion Date shall be noted on the certificate issued to the holder of each share of the Series E Senior Preferred, into shares of Common Stock of the Company on the basis of one hundred (100) shares of Common Stock for 1 share of Series E Senior Preferred. The holder of any shares of Series E Senior Preferred shall surrender, as soon as practicable on or after the Conversion Date, at the principal office of the Company or at such other office or agency maintained by the Company for that purpose, the certificate or certificates representing the shares of Series E Senior Preferred due for conversion. As promptly as practicable, and in any event within ten business days after surrender of such certificates, the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock of the Company to which such holder of Series E Senior Preferred so converted shall be entitled. Such conversion shall be deemed to have been made at the close of business on the Conversion Date, so that the rights of the holders of the Series E Senior Preferred shall thereafter cease except for the right to receive Common Stock of the Company in accordance herewith, and such converting holder of Series E Senior Preferred shall be treated for all purposes as having become the record holder of such Common Stock of the Company at such time.

      (8) In the event that, prior to the conversion of the Series E Senior Preferred Stock by the holder thereof into Common Stock of the company, there shall occur any change in the outstanding shares of Common Stock of the Company by reason of the declaration of stock dividends, or through a re-capitalization resulting from stock splits or combinations, without the receipt by the Company of fair consideration therefore in the form of cash, services or property, the conversion ratio of the Series E Senior Preferred Stock into Common Stock of the Company shall be adjusted such that any holder of Series E Senior Preferred Stock converting such stock into Common Stock subsequent to such change in the outstanding shares of Common Stock of the Company be entitled to receive, upon such conversion, a number of shares of Common Stock of the Company representing the same percentage of common shares outstanding as presented by the shares that he would have received had he converted his Series E Senior Preferred Stock to Common Stock prior to such change in the outstanding shares of Common Stock of the Company.

            As of December 31, 2003 there were $0 Series E Senior Convertible Preferred share dividends accrued and unpaid representing $0 per share.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

PREFERRED STOCK - (Continued)

      At the time each Convertible Preferred Stock Series was issued, the respective conversion features were in excess of the then market value of the Company's common stock.

INCOME TAXES

       The income tax provision (benefit) is comprised of the following:

                                                        Year Ended December 31,
                                                  ------------------------------------
                                                       2003                2002
                                                  ----------------    ----------------
      State current provision (benefit)           $      (203,397)    $      (203,464)
      State deferred provision (benefit)                        -                   -
                                                  ----------------    ----------------
                                                  $      (203,397)    $      (203,464)
                                                  ================    ================

In 1998, the State of New Jersey enacted legislation allowing emerging technology and/or biotechnology companies to sell their unused New Jersey Net Operating Loss ("NOL") Carryover and Research and Development Tax Credits ("R&D Credits) to corporate taxpayers in New Jersey. During 2003 and 2002, the Company entered into an agreement under which it retained a third party broker to identify a buyer for its NOL Carryover. The total tax benefit of this transaction was $209,084 in 2003 and $210,598 in 2002.

       The Company's total deferred tax asset and valuation allowance are as follows:

                                                             December 31,
                                                  -----------------------------------
                                                       2003                2002
                                                  ---------------     ---------------
       Total deferred tax asset, noncurrent       $     7,274,000     $     6,700,000
       Less valuation allowance                        (7,274,000)         (6,700,000)
                                                  ---------------     ---------------
       Net deferred tax asset, noncurrent         $             -     $             -
                                                  ===============     ===============

      The differences between income tax benefits in the financial statements and the tax benefit computed at the combined state and U.S. Federal statutory rate of 40% are as follows:

                                                         Year Ended December 31,
                                                   -----------------------------------
                                                        2003                2002
                                                   ---------------     ---------------
       Tax benefit                                      40%                 40%
       Valuation allowance                              40%                 40%
                                                   ---------------     ---------------
       Effective tax rate                                -                   -
                                                   ===============     ===============


At December 31, 2003, the Company has available approximately $22,043,000 of net operating losses to carryforward and which may be used to reduce future federal taxable income and expire between December 31, 2007 and 2023.

At December 31, 2003, the Company has available approximately $4,905,000 of net operating losses to carryforward and which may be used to reduce future state taxable income which expire December 31, 2010.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

401(k) PLAN

The Company adopted the qualified Magnitude, Inc. sponsored 401(k) plan covering substantially all full time employees under which eligible employees may elect to contribute, within statutory limits, a percentage of their annual compensation. The Company matches up to 50% of the employee's contribution of which the match may not exceed 3% of the employee's total compensation for the plan year. Contributions to the plan were $16,175 and $14,715 for the years ended December 31, 2003 and 2002, respectively.

STOCK OPTION PLANS

In April 1996, Magnitude, Inc. adopted its 1996 Stock Incentive Plan ("the 1996 Plan"). The 1996 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of
Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The initial plan and subsequent amendments provided for authorization of up to 480,000 shares. Pursuant to the above described stock exchange offer on July 2, 1997, all options under the 1996 Plan were converted into shares of the Company at a rate of 3.4676 shares of Magnitude, Inc. to 1 share of the Company.

In September 1997, the Company adopted its 1997 Stock Incentive Plan ("the 1997 Plan"). The 1997 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of
Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The initial plan and subsequent amendments provided for the grant of options for up to 1,000,000 shares. The purchase price per share of common stock deliverable upon exercise of each ISO shall not be less than 100% of the fair market value of the common stock on the date such option is granted. If an ISO is issued to an individual who owns, at the time of grant, more than 10% of the total combined voting power of all classes of the Company's common stock, the exercise price of such option shall be at least 110% of the fair market value of the common stock on the date of grant and the term of the option shall not exceed five years from the date of grant. The purchase price of shares subject to non-qualified stock options shall be determined by a committee established by the Board of Directors with the condition that such prices shall not be less than 85% of the fair market value of the common stock at the time of grant.

In May 2000 the Company adopted its 2000 Stock Incentive Plan ("the 2000 Plan"). The 2000 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while nonqualified options may also be granted under the Plan. The initial Plan provides for the grant of options for up to 5,000,000 shares. The purchase price per share of common stock deliverable upon exercise of each ISO shall not be less than 100% of the fair market value of the common stock on the date such option is granted. If an ISO is issued to an individual who owns, at the time of grant, more than 10% of the total combined voting power of all classes of the Company's common stock, the exercise price of such option shall be at least 110% of the fair market value of the common stock on the date of the grant, and the term of the option shall not exceed five years from the date of grant. The purchase price of shares subject to non-qualified stock options shall be determined by a compensation committee established by the Board of Directors.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

STOCK OPTION PLANS - (Continued)

                                                                                             Qualified and Non-Qualified
                                                                                           Shares Under Option Pursuant to
                                                                                                    the 1997 Plan
                                                                                                     December 31,
                                                                                           ---------------------------------
                                                                                               2003               2002
                                                                                               ----               ----
     Outstanding, beginning of year                                                              607,000            857,000
     Granted during the year                                                                           -                  -
     Expired during the year                                                                           -            (50,000)
      Forfeited during the year                                                                        -           (200,000)
                                                                                           --------------    ---------------
     Outstanding, end of year (at prices ranging from $1.00 to $2.00
         per share)                                                                              607,000            607,000
                                                                                           --------------    ---------------
      Eligible, end of year for exercise (at prices ranging from $1.00 to
         $2.00 per share)                                                                        607,000            607,000
                                                                                           ==============    ===============

      At December 31, 2003 and 2002, the weighted average exercise price and weighted average remaining contractual life is $1.06 and $1.06 per share and 1 years 11 months and 2 years 11 months, respectively.

      At December 31, 2003, there were 393,000 shares reserved for future option grants.

                                                                                             Qualified and Non-Qualified
                                                                                           Shares Under Option Pursuant to
                                                                                                    the 2000 Plan
                                                                                                     December 31,
                                                                                           ---------------------------------
                                                                                                 2003             2002
                                                                                                 ----             ----
     Outstanding, beginning of year                                                              3,053,942        2,701,109
     Granted during the year                                                                         5,000          785,500
     Exercised during the year                                                                     (50,000)        (303,500)
      Forfeited during the year                                                                          -          (79,167)
     Expired during the year                                                                      (190,000)         (50,000)
                                                                                             --------------   --------------
     Outstanding, end of year (at prices ranging from $0.10 to $1.33)                            2,818,942        3,053,942
                                                                                             --------------   --------------
      Eligible, end of year for exercise (at prices ranging from $0.10 to $1.33)                 2,818,942        3,043,942
                                                                                             ==============   ==============

At December 31, 2003 and 2002 the weighted average exercise price and weighted average remaining contractual life is $0.60 and $0.76 per share and 2 years 4 months and 3 years 2 months, respectively.

At December 31, 2003, there were 2,181,058 shares reserved for future option grants.

If the Company had used the fair value based method of accounting for its employee stock option plan, as prescribed by Statement of Financial Accounting Standards No. 123, compensation cost in net loss for the years ended December 31, 2003 and 2002 would have increased by $0 and $37,772, respectively, resulting in net loss of $2,297,365 and $2,680,445 net of tax, respectively, and loss per share of $0.03 and $.06, respectively. The value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: expected dividend, 0%; risk-free interest rate, 5%; expected volatility, 115%; and expected life (in years) of 4.4.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

STOCK OPTION PLANS - (Continued)

     The Company also issues options outside of the Stock Incentive Plans which are comprised as follows:

                                                                                                      December 31,
                                                                                             -------------------------------
                                                                                                 2003             2002
                                                                                                 ----             ----
     Outstanding, beginning of year                                                              7,174,866        6,214,866
     Granted during the year                                                                     2,180,000        1,750,000
     Exercised during the year                                                                           -          (40,000)
     Forfeited during the year                                                                    (250,000)        (750,000)
     Expired during the year                                                                       (50,000)               -
                                                                                             --------------   --------------
     Outstanding, end of year (at prices ranging from $.10 to $1.00)                             9,054,866        7,174,866
                                                                                             --------------   --------------
     Eligible, end of year (at prices ranging from $.10 to $1.00)                                9,054,866        7,174,866
                                                                                             ==============   ==============

      At December 31, 2003 and 2002 the weighted average exercise price and weighted average remaining contractual life is $0.34 and $0.41 per share, and 4 years 7 months and 6 years 6 months, respectively.

WARRANTS

      The Company granted common stock purchase warrants between May 1, 1998 and December 31, 2003 which are comprised as follows:.

                                                                                                      December 31,
                                                                                             -------------------------------
                                                                                                 2003             2002
                                                                                                 ----             ----
     Outstanding, beginning of year                                                              7,398,164       11,980,472
     Granted during the year                                                                     9,241,599                -
     Exercised during the year                                                                  (3,552,752)      (4,432,308)
     Forfeited during the year                                                                     (27,780)               -
     Expired during the year                                                                    (1,086,213)        (150,000)
                                                                                             --------------   --------------
     Outstanding, end of year (at prices ranging from $.15 to $1.50)                            11,973,018        7,398,164
                                                                                             ==============   ==============
     Callable, end of year (at $2.00)                                                              100,000          824,000
                                                                                             ==============   ==============

      At December 31, 2003 and 2002, the weighted average exercise price and weighted average remaining contractual life is $0.32 and $0.94 per share and 2 years 8 months and 1 year, respectively.

COMMITMENTS AND CONTINGENCIES

Lease Agreement

On March 15, 2000, the Company entered into a lease agreement for office space which is utilized for the Company's principal offices. Such lease commenced April 15, 2000 and expires on March 31, 2005 and requires monthly payments of $6,500 from April 15, 2000 through March 31, 2002; of $6,695 thereafter through March 31, 2003; of $6,896 thereafter through March 31, 2004; and of $7,103 thereafter through March 31, 2005. In August 2002 the Company subleased additional office space at this location commencing September 1, 2002 and expiring December 31, 2003. The sublease requires monthly payments of $1,955 throughout the sublease term. Consequently, this space has been leased directly from the landlord on a month-to-month basis at the same monthly rental rate.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

COMMITMENTS AND CONTINGENCIES (continued)

      Under the lease agreement, the Company is required to make future minimum lease payments as follows in addition to a pro-rata share of certain operating expenses:

                              Year Ending December 31,

                                       2004             $        84,615
                                       2005                      21,309
                                                        ---------------
                                      Total             $       105,924
                                                        ===============

Included in general and administrative expenses is rent expense which amounted to $110,784 and $97,098 for the years ended December 31, 2003 and 2002, respectively.

Employment Agreements

The Company has entered into employment agreements with certain key personnel which provide for a base salary, yearly bonuses in common stock and/or options of the Company and other benefits. Termination of the agreements may be made by either party with advance notice.

RELATED PARTY TRANSACTIONS

In February 2002, the company and its President and Chief Executive Officer agreed to convert most of his base salary for the remainder of the year 2002 into 1,100,000 restricted common shares in lieu of cash at the rate of $0.10 per share, for a total amount of $110,000.

During the first quarter of 2002, three outside directors of the Company were awarded stock grants for an aggregate 700,000 restricted common shares, for services rendered.

In January and February 2002, an outside director of the Company purchased common stock and exercised certain warrants for a total of 726,111 shares, at the price of $0.10 per share.

During the second quarter of 2002, an affiliate of an outside director of the Company received 25,000 newly issued restricted common shares, for services rendered.

In June 2002, an officer of the Company offered, and the Company accepted, the conversion of $15,000 liabilities into 150,000 shares of common stock.

During the third quarter of 2002, the directors and certain officers of the Company were awarded stock grants for an aggregate 1,500,000 restricted common shares, for services rendered.

In July 2002, an outside director of the Company and an affiliate exercised certain warrants for a total of 400,000 shares, at the price of $0.10 per share.

In August 2002, an outside director of the Company converted cash advances in the aggregate amount of $45,000, extended to the Company during June and July 2002, into 450,000 restricted common shares.

During the third quarter of 2002, an outside director exercised options for the purchase of 262,500 shares, at the price of $0.10 per share.

In January 2003, the Company and its President and Chief Executive Officer agreed to convert most of his base salary for the remainder of the year 2003 into 1,000,000 restricted common shares in lieu of cash at the rate of $0.10 per share, for a total amount of $100,000.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


RELATED PARTY TRANSACTIONS (continued)

During the first quarter of 2003, an outside director of the Company was awarded a stock grant for 200,000 restricted common shares, for services rendered. The same director converted $20,500 in accrued expenses incurred on behalf of the Company, into 205,000 restricted shares.

During the first and second quarters of 2003, the Company's President and Chief Executive Officer and an outside director of the Company extended cash advances to the Company, totaling $244,000, repayable on demand and carrying interest at the rate of 10% per annum.

During the second quarter of 2003, an outside director of the Company was awarded a stock grant for 163,500 restricted common shares, for services rendered.

In a meeting of the board of directors of the Company on May 29, 2003, in consideration of the Company's President's role in augmenting available working capital through salary conversion and direct cash loans, the board approved a reduction in the exercise price of stock options for a total 4,147,917 shares issued to him, from prices ranging from $0.50 to $1.00, to $0.10 per share.

During the fourth quarter in 2003, the Company granted restricted stock awards totaling 2,025,000 common shares to five officers and directors of the Company. In addition, two outside directors were granted restricted stock awards for services rendered, of 9,971.67 preferred shares convertible into 997,167 common shares and warrants for the purchase of 498,583 shares, exercisable during three years at the price of $0.15 per share.

During 2003 and 2002, one outside director of the Company who also serves as the Company's general and securities counsel, was paid an aggregate $132,000 and $145,893, respectively, for legal services. One other outside director was paid $14,900 for services performed during 2003.

MAJOR CUSTOMERS

The Company had one major customer for the year ended December 31, 2003, which comprised 25% of total sales, and one major customer for the year ended December 31, 2002 which comprised 63% of total sales. The Company's revenue profile consists of a larger number of small transactions interspersed with a few large contracts which, if they were not to materialize, would significantly alter period revenues. This unpredictability and volatility represents a risk.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash, accounts receivable, accounts payable, accrued expenses, notes payable, long-term debt and capitalized lease obligations:

The carrying amount approximates fair value because of the short term maturity of these instruments.

Limitations

Fair value estimates are made at a specific point in time, based on relevant information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NEW ACCOUNTING PRONOUNCEMENTS

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.
This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that statement, SFAS No. 44,
Accounting for Intangible Assets of Motor Carriers, and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. This
statement amends SFAS No. 13, Accounting for Leases, to eliminate inconsistencies between the required accounting for sales-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions. Also, this statement amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Provisions of SFAS No. 145 related to the rescissions of SFAS No. 4 were effective for the Company on November 1, 2002 and provisions affecting SFAS No. 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 did not have a significant impact on the Company's results of operations or financial position.

In June 2003, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement covers restructuring type activities beginning with plans initiated after December 31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with provisions of SFAS No. 146. The adoption of SFAS No. 146 did not have a significant impact on the Company's results of operations or financial position.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, which provides alternative methods of transition for a voluntary change to fair value based method of accounting for stock-based employee compensation as prescribed in SFAS 123, Accounting for Stock-Based Compensation. Additionally, SFAS No. 148 required more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The provisions of this Statement are effective for fiscal years ending after December 15, 2002. The adoption of this statement is not expected to have a significant impact on the Company's results of operations of financial position.

In April 2003, the FASB issued SFAS Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement is not expected to have a significant impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement is not expected to have a significant impact on the Company's results of operations or financial position.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NEW ACCOUNTING PRONOUNCEMENTS (continued)

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on the Company's results of operations or financial position.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company' results of operations or financial position.

SUBSEQUENT EVENTS

During January 2004 the Company issued convertible preferred stock to accredited private investors pursuant to private placement subscriptions, which resulted in the Company receiving approximately $890,000 in cash. The preferred stock is convertible into approximately 15.6 million common shares which the Company will include in a registration statement to be filed during the second quarter 2004.

                                29,183,218 Shares
                       Magnitude Information Systems, Inc.
                                  Common stock



                                   ----------
                                   PROSPECTUS
                                   ----------

                                 August __, 2004




NO DEALER, SALES REPRESENTATIVE OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR TO ANY PERSON TO WHOM IT IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                TABLE OF CONTENTS


                                                                         Page
---------------------------------------------------------------------- ---------
Prospectus Summary                                                     3
---------------------------------------------------------------------- ---------
Risk Factors                                                           6
---------------------------------------------------------------------- ---------
Where You Can Find More Information                                    9
---------------------------------------------------------------------- ---------
Use of Proceeds                                                        11
---------------------------------------------------------------------- ---------
Market for Company's Common Equity & Dividend Policy                   11
---------------------------------------------------------------------- ---------
Selling Shareholders                                                   12
---------------------------------------------------------------------- ---------
Shares Eligible for Future Sale                                        22
---------------------------------------------------------------------- ---------
Plan of Distribution                                                   23
---------------------------------------------------------------------- ---------
Legal Proceedings                                                      23
---------------------------------------------------------------------- ---------
Management                                                             24
---------------------------------------------------------------------- ---------
Principal Shareholders                                                 28
---------------------------------------------------------------------- ---------
Description of Capital Stock                                           29
---------------------------------------------------------------------- ---------
Business                                                               30
---------------------------------------------------------------------- ---------
Management's Discussion and Analysis                                   36
---------------------------------------------------------------------- ---------
Certain Transactions                                                   39
---------------------------------------------------------------------- ---------
Financial Statements                                                   41
---------------------------------------------------------------------- ---------


UNTIL ________________, 2004 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION AND LIMITATION OF LIABILITY OF MANAGEMENT

As permitted by the Delaware General Corporation Law, Magnitude has included in its Certificate of Incorporation a provision to eliminate the personal liability of it's directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Bylaws of Magnitude require the Company to (i) indemnify the officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and (ii) advance expenses to the officers and directors as incurred in connection with proceedings against them for which they may be indemnified. Magnitude has entered into indemnification agreements with the officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the companies, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they may be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. Magnitude believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Magnitude understands that the staff of the Securities and Exchange Commission is of the opinion that statutory, charter and contractual provisions as are described above have no effect on claims arising under the federal securities laws.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Magnitude will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.


Legal fees and expenses                       30,000.00
Accounting fees and expenses                   5,000.00
Printing expenses                              2,500.00
Miscellaneous expenses                         5,000.00
-------------------------------------------------------
         Total                               $42,500.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


FISCAL YEAR 2004

         During the quarter ended june 30, 2004, the Company issued the following unregistered securities:

(i) 2,875,000 shares of common stock, accompanied by warrants for the purchase of 2,875,000 common shares at the price of $0.15 per share, to six accredited foreign investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under section 4(2), Rule 506 of regulation D and regulation S of the Securities Act, altogether resulting in the receipt by the company of approximately $284,000 in cash.

(ii) 285,000 shares of common stock to a consultant for investor relations and general business consulting services.

(iii)    150,000 shares of common stock in lieu of cash, for rent expenses.

(iv) 500,000 shares of common stock pursuant to the conversion of 5,000 shares of series E Senior Convertible Preferred Stock, in accordance with the designation for the latter.

         During the quarter ended March 31, 2004, the Company issued the following unregistered securities:

(i) 1,145,000 shares of common stock and 1,900 shares of Series E Convertible Preferred Stock convertible into 190,000 common shares, accompanied by warrants for the purchase of 95,000 common shares at the price of $0.15 per share, to three consultants for investor relations and general business consulting services.

(ii) 673,333 shares of common stock to a financial services firm for finder's fees in connection with the private placement of convertible preferred stock.

(iii)    50,000 shares of common stock in lieu of cash, for rent expenses.

(iv) 150,000 shares of common stock to an outside director of the Company for services rendered. The same director was issued 250,000 shares pursuant to his exercise of an option at the price of $0.01 per share which option was acquired by him in a private transaction with an unrelated party.

(v) 156,993 shares of Series E Convertible Preferred Stock convertible into 15,699,333 common shares, accompanied by warrants for the purchase of 7,849,667 common shares at the price of $0.15 per share, to thirty-nine accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, altogether resulting in the receipt by the Company of approximately $880,000 in cash.

(vi) 16,667 shares of Series E Convertible Preferred Stock convertible into 1,666,667 common shares, accompanied by warrants for the purchase of 833,333 common shares, exercisable during three years at the price of $0.15 per share, to the Company's chief executive officer in lieu of $100,000 salary.

FISCAL YEAR 2003

(i) 1,350,000 shares of common stock to eight accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, altogether resulting in the receipt by the Company of approximately $73,000 in cash;

(ii) 947,500 shares of common stock to three consultants for marketing and investor relations services rendered;

(iii) 172,833 shares of common stock issued to a creditor in return for cancellation of $10,370 debt;

(iv) 2,000,000 shares of common stock to certain directors and officers of the Company, for services rendered;

(v) 130,834 shares of Series E Senior Convertible Preferred Stock, convertible into 13,083,400 shares of common stock, and stock purchase warrants for the purchase of 6,691,600 shares of common stock, exercisable during three years at $0.15 per share, to 18 accredited investors and three assignees pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, altogether resulting in the receipt by the Company of approximately $741,000 in cash;

(vi) 19,593 shares of Series E Senior Convertible Preferred Stock, convertible into 1,959,300 shares of common stock, and stock purchase warrants for the purchase of 979,650 shares of common stock, exercisable during three years at $0.15 per share, to four creditors, one of who is a director of the Company, in return for cancellation of $117,600 debt;

(vii) 7,405 shares of Series E Senior Convertible Preferred Stock, convertible into 740,500 shares of common stock, and stock purchase warrants for the purchase of 370,250 shares of common stock, exercisable during three years at $0.15 per share, to two individuals, one of who is a director of the Company, for services rendered.

During the quarter ended September 30, 2003, the Company issued the following unregistered securities:

(i) 4,296,870 shares of common stock to nine accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, altogether resulting in the receipt by the Company of approximately $258,000 in cash;

(ii) 1,642,500 shares of common stock and options for the purchase of 1,535,000 shares, for marketing consulting and investor relations services;

         During the quarter ended June 30, 2003, the Company issued the following unregistered securities:

(i) 1,900,000 shares of common stock to 7 accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, and 1,115,500 shares of common stock pursuant to the exercise of stock purchase warrants previously issued, altogether resulting in the receipt by the Company of approximately $250,000 in cash;

(ii) 500,000 shares of common stock for marketing consulting and investor relations services performed;

(iii) 163,500 shares of common stock pursuant to a stock grant to an outside director of the Company.

     During the quarter ended June 30, 2003, the Company issued the following unregistered securities:

(i) 1,900,000 shares of common stock to 7 accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, and 1,115,500 shares of common stock pursuant to the exercise of stock purchase warrants previously issued, altogether resulting in the receipt by the Company of approximately $250,000 in cash;

(ii) 500,000 shares of common stock for marketing consulting and investor relations services performed;

(iii) 163,500 shares of common stock pursuant to a stock grant to an outside director of the Company.

     During the quarter ended March 31, 2003, the Company issued the following unregistered securities:

(i) 2,063,000 shares of common stock to 14 accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, and 2,437,252 shares of common stock pursuant to the exercise of stock purchase warrants previously issued, altogether resulting in the receipt by the Company of approximately $408,000 in cash;

(ii) 81,000 shares of common stock to five employees pursuant to their exercise of stock options at a price of $0.10 per share;

(iii) 1,000,000 shares of common stock to the Company's chief executive officer in lieu of $100,000 cash salary (see "Related Party Transactions");

(iv) 743,035 shares of common stock for marketing consulting and investor relations services performed;

(v) 200,000 shares of common stock pursuant to a stock grant to an outside director of the Company;

(vi) 205,000 shares of common stock to an outside director of the Company in exchange for cancellation of payables for an aggregate $20,500 in expenses.

FISCAL YEAR 2002

         During the fourth quarter of 2002 the Company had issued the following unregistered securities:

(i) 2,125,000 shares of common stock to seven foreign accredited investors pursuant to private placement subscriptions under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, which resulted in the receipt by the Company of $191,250 in cash;

(ii) 262,500 shares of common stock and 463,890 shares of common stock pursuant to the exercise of stock options and warrants, respectively, at the price of $0.10 per share which resulted in the receipt by the Company of $26,250 in cash and the cancellation of $46,389 in current liabilities;

(iii) 90,000 shares of common stock to two consultants for services rendered.

(iv) 16,441 shares of common stock issued to an employee for sales commissions.

(v) During the quarter, the issuance of 81,000 shares previously recorded in connection with the exercise of stock options, was reversed

         In addition, during the fourth quarter of 2002, the board of directors of the Company approved resolutions affecting previously issued or to be issued securities, as follows:

(i) During a meeting on October 8, 2002, the board approved a downward adjustment of the exercise price of stock options for 262,500 shares, previously issued to an outside director, to $0.10 per share, conditioned upon the exercise of such restated options;

(ii) During a meeting on December 23, 2002, the board approved the placement of common stock with accredited private foreign investors pursuant to private placement subscriptions under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, at a price of $0.10 per share for an aggregate of up to $3,000,000 in proceeds.

     During the quarter ended September 30, 2002, the Company issued the following unregistered securities:

(i) 2,290,000 shares of common stock to 5 accredited investors including an outside director of the Company pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2) S of the Securities Act, and 1,500,067 shares of common stock pursuant to the exercise of stock purchase warrants previously issued, altogether resulting in the receipt by the Company of approximately $379,000 in cash;

(ii) 30,000 shares of common stock to two employees pursuant to the terms of their employment agreements;

(iii) 138,890 shares of common stock pursuant to the conversion of 13,889 shares of the Company's Series D Convertible Preferred Stock;

(iv) 367,000 shares of common stock for marketing consulting and investor relations services performed;

(v) 1,500,000 shares of common stock pursuant to stock grants to certain directors and officers of the Company;

(vi) 353,854 shares of common stock pursuant to the conversion of accrued dividends on shares of convertible preferred stock, at the rate of $0.10 per share.

     During the quarter ended June 30, 2002, the Company issued the following unregistered securities:

(i) 8,245,000 shares of common stock to 38 accredited U.S. investors and certain non-U.S. investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2) and, in the case of the non-U.S. investors, provided by Regulation S of the Securities Act, and 1,789,240 shares of common stock pursuant to the exercise of stock purchase warrants previously issued, which resulted in the receipt by the Company of approximately $960,000 in cash. All of the accredited investors had a pre-existing relationship with the Company and no general solicitation or advertisement was utilized to solicit any of the accredited investors. Each of the accredited investors (a) executed and delivered to the Company a subscription agreement which included the investor's representations that such investor qualified as an accredited investor, had the financial experience and resources to appreciate the risk of such investment and (b) had the time to ask questions and make inquiries to the Company before their investment funds were accepted. Of the 38 accredited investors, 1 is a current Company officer, 15 were pre-existing shareholders and 8 were non-U.S. residents. All of the
Company's securities placed with these investors bore the appropriate restrictive legend, designating such securities as restricted securities;

(ii) 165,500 shares of common stock to three foreign individuals as finder's fee in connection with certain of the private placement subscription mentioned under
(i) above which subscriptions were entered into by private foreign investors;

(iii) 341,814 shares of common stock pursuant to the conversion of certain payables into equity, at a rate of $0.10 per share;

(iv) 377,139 shares of common stock for investor relations services performed;

(v) 250,000 shares pursuant to a stock grant to a business consultant for the Company;

(vi) 20,000 shares pursuant to the exercise of options at a price of $0.10 per share.

     During the quarter ended March 31, 2002, the Company issued the following unregistered securities:

(i) 7,052,000 shares of common stock to 21 U.S. accredited investors and non-U.S. investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2) and, in the case of the non-U.S. investors, Regulation S of the Securities Act; and 679,111 shares of common stock pursuant to the exercise of stock purchase warrants previously issued, which resulted in the receipt by the Company of approximately $753,000 in cash. All of the accredited investors had a pre-existing relationship with the Company and no general solicitation or advertisement was utilized to solicit any of the accredited investors. Each of the accredited investors (a) executed and delivered to the Company a subscription agreement which included the investor's representations that such investor qualified as an accredited investor, had the financial experience and resources to appreciate the risk of such investment and (b) had the time to ask questions and make inquiries to the Company before their investment funds were accepted.

Of the 22 accredited investors, 3 are current Company officers and directors, 8 were pre-existing shareholders and 4 were non-U.S. residents. All of the
Company's securities placed with these investors bore the appropriate restrictive legend, designating such securities as restricted securities;

(ii) 50,000 shares of common stock pursuant to the conversion of 5,000 shares of the Company's Series D Convertible Preferred Stock;

(iii) 720,718 shares of common stock pursuant to the conversion of certain payables into equity, at a rate of $0.10 per share;

(iv) 1,250 shares of common stock for services performed;

(v) 700,000 shares as stock grants and 1,165,000 shares in lieu of compensation (see "Related Party Transactions").

FISCAL YEAR 2001

         During the fourth quarter of 2001 the Company had issued the following unregistered securities:

(i) 220,000 shares of common stock accompanied by warrants for the purchase of 110,000 shares of common stock at a price of $0.50 per share, to three accredited investors pursuant to private placement subscriptions under Section 4(2) of the Securities Act, which resulted in the receipt by the Company of $49,500 in cash. All of the accredited investors had a pre-existing relationship with the Company and no general solicitation or advertisement was utilized to solicit any of the accredited investors. Each of the accredited investors (a) executed and delivered to the Company a subscription agreement which included the investor's representations that such investor qualified as an accredited investor, had the financial experience and resources to appreciate the risk of such investment and (b) had the time to ask questions and make inquiries to the Company before their investment funds were accepted. All of the Company's securities placed with these investors bore the appropriate restrictive legend, designating such securities as restricted securities;;

(ii) Warrants for the purchase of 600,000 shares of common stock at various prices averaging $1.13 per share to a consultant and his assignees for services rendered.

         In addition, during the fourth quarter of 2001 and the first quarter of 2002 through March 26, 2002, the board of directors of the Company approved resolutions affecting previously issued or to be issued securities, as follows:

(i) During a meeting on October 16, 2001, the board approved a downward adjustment of the exercise price of previously issued warrants for the purchase of common stock, to $0.25 per share, for an aggregate of up to $500,000 in proceeds from the exercise of such restated warrants;

(ii) During a meeting on December 26, 2001, the board approved a downward adjustment of the exercise price of warrants for the purchase of common stock previously issued to accredited private investors, to $0.10 per share, for an aggregate of up to $1,000,000 in proceeds from the exercise of such restated warrants;

(iii) During a meeting on January 3, 2002, the board approved the placement of common stock with accredited private investors pursuant to private placement subscriptions under Section 4(2) and Rule 506 of Regulation D of the Securities Act, at a price of $0.10 per share for an aggregate of up to $1,000,000 in proceeds.

During the Third Quarter ended September 30, 2001, the Company issued the following unregistered securities:

(i) 1,124,030 shares of common stock accompanied by warrants for the purchase of 1,118,700 shares of common stock exercisable at $0.60 per share, to four accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2) of the Securities Act, which resulted in the receipt by the Company of approximately $423,000 in cash. All of the accredited investors had a pre-existing relationship with the Company and no general solicitation or advertisement was utilized to solicit any of the accredited investors. Each of the accredited investors (a) executed and delivered to the Company a subscription agreement which included the investor's representations that such investor qualified as an accredited investor, had the financial experience and resources to appreciate the risk of such investment and
(b) had the time to ask questions and make inquiries to the Company before their investment funds were accepted. All of the Company's securities placed with these investors bore the appropriate restrictive legend, designating such securities as restricted securities;

(ii) 79,403 shares of common stock to three creditors of the Company, pursuant to the conversion of $31,800 in miscellaneous payables. The Company negotiated these debt conversions with its corporate creditors with whom the Company had business relationships.

(iii) 1,000,000 shares of common stock pursuant to the exercise of certain options and warrants by two individuals, one of whom is a director of the Company (see "Related Party Transactions" above); resulting in the receipt by the Company of $250,000 in cash;

(iv) 3,750 shares of common stock for services performed.

During the Second Quarter Ended June 30, 2001, the Company issued the following unregistered securities:

(i) 932,200 shares of common stock accompanied by warrants for the purchase of 932,200 shares of common stock exercisable at prices of $0.60 and $0.90 per share, to ten accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2) of the Securities Act, which resulted in the receipt by the Company of approximately $380,000 in cash. All of the accredited investors had a pre-existing relationship with the Company and no general solicitation or advertisement was utilized to solicit any of the accredited investors. Each of the accredited investors (a) executed and delivered to the Company a subscription agreement which included the investor's representations that such investor qualified as an accredited investor, had the financial experience and resources to appreciate the risk of such investment and
(b) had the time to ask questions and make inquiries to the Company before their investment funds were accepted. All of the Company's securities placed with these investors bore the appropriate restrictive legend, designating such securities as restricted securities;

(ii) 2,033,920 shares of common stock pursuant to the conversion of 203,392 shares of Senior Convertible Preferred Stock, Series B and D, of the Company;

(iii) 92,666 shares of common stock pursuant to the conversion into equity of accrued dividends on certain Convertible Preferred Stock and interest accrued on notes payable;

(iv) 250,000 shares of common stock pursuant to the cash-less exercise of certain warrants;

(v) 3,750 shares of common stock for services performed.

         During the three month period ended March 31, 2001,  the Company placed
the  following   unregistered   securities  with  accredited  or   institutional
investors:

(i) 70,000 shares of Common stock pursuant to the conversion of $35,000 in convertible promissory notes, issued in reliance upon exemptions provided under
Section 4(2) of the Securities Act;

(x) 27,788 shares of Series B Senior Convertible Preferred Stock to a foreign investor pursuant to private placement subscriptions under Section 4 (2) and Regulation S of the Securities Act, which resulted in the receipt by the Company of $250,092 in cash, whereby such shares, among other things, have the following rights and privileges:

(i) 7% annual preferential dividend, payable semi-annually,

(ii) conversion at the holders' option into shares of Common stock at a conversion rate of 10 common shares for 1 preferred share. The preferred shares are callable by the Company under certain terms and conditions. The Company placed these investments with accredited investors with whom the Company had established a business relationship and without the use of any general solicitation or advertisement.

260,000 shares of Common stock pursuant to the conversion of an aggregate $130,000 in convertible promissory notes, issued in reliance upon exemptions provided under Section 4(2) of the Securities Act;

3,407 shares of Common stock to one outside consultants and suppliers for services rendered;

118,000 shares of Common stock to the principals of two privately held companies, Internet Ergonomic Technologies, Inc. and Cornell Ergonomics, Inc., purchased by the Company in January 2000, which companies owned certain software assets which have been made part of and integrated into the Company's proprietary ErgoManager(TM)software system

100,000 shares to an officer of the Company pursuant to the terms of his employment agreement;

77,976 shares of Common stock to three outside consultants and suppliers for services rendered;

14,445 shares of Common stock to a director and shareholder of the Company pursuant to a 1997 transaction approved by the Board of Directors of the Company;

16,854 shares of Common stock to an employee in lieu of salary, for services rendered;

2,120,000 shares of Common stock pursuant to the conversion of an aggregate $1,060,000 in convertible promissory notes, issued in reliance upon exemptions provided under Section 4(2) of the Securities Act;

(xi) 160,000 shares of Common stock to seven private investors who had previously subscribed for certain convertible debt, such shares issued pursuant to the terms of the pertinent subscription agreement, and in reliance upon exemptions provided under Section 4(2) of the Securities Act. The Company placed these investments with accredited investors with whom the Company had established a business relationship and without the use of any general solicitation or advertisement.

(xii) 400,000 shares of Common stock to two individual investors pursuant to private placement subscriptions under Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $200,000 in cash. The Company placed these investments with accredited investors with whom the Company had established a business relationship and without the use of any general solicitation or advertisement.

(xiii) 500,000 shares of Common stock to three individual foreign investors pursuant to private placement subscriptions under Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $250,000 in cash. The Company placed these investments with accredited investors with whom the Company had established a business relationship and without the use of any general solicitation or advertisement.

(xiv) 194,440 shares of Series B Senior Convertible Preferred Stock to five individual foreign investors pursuant to private placement subscriptions under
Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $1,750,000 in cash, whereby such shares, among other things, have the following rights and privileges: (i) 7% annual preferential dividend, payable semi-annually, (ii) conversion at the holders' option into shares of Common stock at a conversion rate equivalent to $0.90 per share, and (iii) callable by the Company under certain terms and conditions. The Company placed these investments with accredited investors with whom the Company had established a business relationship and without the use of any general solicitation or advertisement.

100,000 shares of Series C Senior Convertible Preferred Stock to the former chairman of the Company pursuant to the terms of a Resignation Agreement entered into between the Company and this individual, whereby such shares, among other things, have the following rights and privileges: (i) 7% annual preferential dividend, payable monthly, (ii) conversion at the holders' option into 1,000,000 shares of Common, and (iii) callable by the Company under certain terms and conditions.

109,926 shares of Common stock pursuant to the conversion of $54,963 in convertible promissory notes, issued in reliance upon exemptions provided under
Section 4(2) of the Securities Act;

12,000 shares of Common stock for services rendered;

11,535 shares of Common stock in exchange against 40,000 common shares of Magnitude, Inc., pursuant to the Company's stock exchange offer of July 1997;

617,616 shares of Common stock and warrants for the purchase of 100,000 shares at a price of $1 per share, in exchange against the cancellation of a $460,000 liability in form of a past-due promissory note and accrued interest thereon;

Warrants for the purchase of 36,000 shares of Common stock at $1 per share, for services rendered;

(xv) 83,364 shares of Series B Senior Convertible Preferred Stock accompanied by warrants for the purchase of 416,820 shares at a price of $0.90 per share, to a foreign investor pursuant to private placement subscriptions under Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $750,276 in cash, whereby such shares, among other things, have the following rights and privileges: (i) 7% annual preferential dividend, payable semi-annually, (ii) conversion at the holders' option into shares of Common Stock at a conversion rate of 10 common shares for 1 preferred share. The Company placed these investments with accredited investors with whom the Company had established a business relationship and without the use of any general solicitation.

(xvi) 55,556 shares of Series D Senior Convertible Preferred Stock accompanied by warrants for the purchase of 555,560 shares at a price of $0.50 per share, to two investors pursuant to private placement subscriptions under Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $500,000 in cash, whereby such shares, among other things, have the following rights and privileges: (i) 7% annual preferential dividend, payable semi-annually, (ii) conversion at the holders' option into shares of Common stock at a conversion rate of 10 common shares for 1 preferred share. The Company placed these investments with accredited investors with whom the Company had established a business relationship and without the use of any general solicitation or advertisement.

ITEM 27. EXHIBITS INDEX

SEC No.                            Document
-------                            --------

2.2+ Agreement and Plan of Merger with Rolina Corporation and Steven D. Rudnik, and Employment Agreement with Steven D. Rudnik, both of the date February 2 , 1998, as filed as Exhibit to the Company's report on Form 10-KSB for the year ended December 31, 1998. Incorporated herein by reference.
3(i)+ Articles of Incorporation and Amendments thereto, incorporated herein by reference to Exhibits of previous filings with the Commission.
3(ii)+ Bylaws of the Company, incorporated herein by reference to Exhibits of previous filings with the Commission.
4.1*     Term Sheet
4.2*     Form of Subscription Agreement
4.3*     Form of Common stock Purchase Warrant
4.4*     Form of Convertible Promissory Note
4.5*     Form of Subscription Agreement
4.6*     Form of Convertible Grid Promissory Note
4.7*     Form of Common stock Purchase Warrant
4.8*     Form of Convertible Promissory Note
4.9*     Form of Common stock Purchase Warrant
4.10*    Loan Agreement with S.Kroll
4.11*    Form of Convertible Promissory Note
4.12*    Form of Subscription Agreement
4.13*    Form of Subscription Agreement
4.14*    Form of Subscription Agreement
4.15*    Form of Subscription Agreement
4.16*    Form of Subscription Agreement
4.17*    Form of Common stock Purchase Warrant
4.18* Amendment to the Company's Certificate of Incorporation as filed with the State of Delaware on January 31, 2000, and amended on March 20, 2000, designating a new class of Series B Senior Convertible Preferred Stock.
4.19*    Form of Common stock Purchase Warrant
4.20+ Amendment to the Company's Certificate of Incorporation as filed with the State of Delaware on January 31, 2000, and amended on March 20, 2000, designating a new class of Series C Senior Convertible Preferred Stock
4.21*    Agreement with S.Rudnik, re: convertible debt
4.22*    Consulting agreement with G.Shemano
4.23*    Form of Common Stock Purchase Warrant
4.24+ Amendment to the Company's Certificate of Incorporation as filed with the State of Delaware on January 31, 2000, and amended on March 20, 2000, designating a new class of Series A Senior Convertible Preferred Stock.
4.25# Letter Agreement by and between the Company and Consulting for Strategic Growth, Ltd., dated May 8, 2001.
4.26# Letter Agreements by and between the Company and Rodman & Renshaw, Inc. dated June 26, 2001 and September 4, 2001, respectively.
4.27#    Form of Subscription Agreement.
4.28#    Form of Subscription Agreement.
4.29#    Form of Subscription Agreement.
4.30#    Form of Subscription Agreement.

5.1#     Legal opinion and consent of Joseph J. Tomasek, Esq.
10.1* Resignation Agreement dated July 21, 1999, between J. Swon and B. Deichl and the Company, incorporated herein by reference to the Exhibit of Form S-8 filed with the Commission on August 3, 1999.
10.2* Resignation Agreement dated January 28, 2000, between M. Martin and the Company, incorporated herein by reference to the Exhibit of Form S-8 filed with the Commission on January 31, 2000.
10.3* Employment Agreement, dated April 15, 1996 between the Company and Joerg Klaube, incorporated herein by reference and previously filed as an Exhibit to the Company's Form 10-KSB for the fiscal year ended December 31, 1997 with the Commission.
10.4*    Employment  Agreement,  dated July 1, 1999 between the Company and John
         C. Duncan.
10.5+ Termination Agreement, dated as of August 1, 2001, by and between the Company and Torneaux Fund, Ltd.
10.6* Contract by and between Lockheed Martin and the Company, dated December 21, 2000.
10.7# Employment Agreement, dated April 15, 2002 between the Company and Steven D. Rudnik.
10.8# Employment Agreement, dated February 15, 2002 between the Company and Mark Fuller.
10.9# Employment Agreement, dated April 15, 2002 between the Company and Joerg Klaube.
10.10# Employment Agreement, dated April 15, 2002 between the Company and Steven Jagels
23.1     Independent Auditors' Consent


----------
+ Documents incorporated by reference to Magnitude's Annual Report previously filed on Forms 10-KSB for the fiscal years ended December 31, 2001and 2000 and Forms 10-QSB for the quarter ended March 31, 2002, June 30, 2002 and September 30, 2002 with the Securities and Exchange Commission.

* Previously filed as exhibits to the Registration Statement and amendments thereto filed on Form SB-2, Registration No. 333-34512, with the Commission.

# Previously filed as exhibits to this Registration Statement and amendments thereto on Form SB-2, Registration No. 333-73992, with the Commission.

ITEM 28.  UNDERTAKINGS

                       A. UNDERTAKING PURSUANT TO RULE 415

         The undersigned Registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement; (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

         B. UNDERTAKING IN RESPECT OF INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant, MAGNITUDE INFORMATION SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware, has duly caused this Post-Effective Amendment No. 4 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chester, State of New Jersey, on August 24, 2004.




                       MAGNITUDE INFORMATION SYSTEMS, INC.

                       By:  /s/ Steven D. Rudnik
                         ----------------------------------------------------
                         Steven D. Rudnik, President and Chief Executive Officer

                       By:  /s/ Joerg H. Klaube
                         ----------------------------------------------------
                         Joerg H. Klaube, Chief Financial Officer
                         (Chief Accounting Officer)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven D. Rudnik, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form SB-2, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                             TITLE                           DATE
   /s/ Steven D. Rudnik                                                    August 24, 2004
-----------------------------              President and
Steven D. Rudnik                     Chief Executive Officer

                                                                           August 24, 2004
   /s/ Joerg H. Klaube
-----------------------------        Chief Financial Officer
Joerg H. Klaube                     (Principal Financial Officer)

                                                                           August 24, 2004
   /s/ Steven L. Gray                       Director
-----------------------------
Steven L. Gray

                                                                           August 24, 2004
  /s/ Ivano Angelastri                      Director
-----------------------------
Ivano Angelastri

                                                                           August 24, 2004
   /s/ Joseph J. Tomasek                    Director
-----------------------------
 Joseph J. Tomasek


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